Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-200664

Prospectus Supplement No. 9

(to Prospectus dated May 14, 2015)

NEUROTROPE, INC.

25,225,000 Shares of Common Stock

This prospectus supplement no. 9 supplements the prospectus dated May 14, 2015, which forms a part of our registration statement on Form S-1 (Registration Statement No. 333-200664) relating to the resale of up to 25,225,000 shares of our common stock by the selling stockholders named in the “Selling Stockholders” section of the prospectus. We will not receive any proceeds from the sale of our shares by the selling stockholders.

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 19, 2015 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

The attached information amends and supplements certain information contained in the prospectus. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.

Our common stock is traded on the OTCQB marketplace under the symbol “NTRP.” On November 18, 2015, the last reported closing price of our common stock was $0.63 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors for our common stock, which begin on page 10 of the prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 20, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 13, 2015, Neurotrope, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and qualified institutional buyers (the “Buyers”) to sell a minimum of $5,000,000 and a maximum of $15,000,000 of its securities, with an over-allotment option of up to an additional $5,000,000 in gross proceeds in a private placement (the “Private Placement”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Buyers 25,716,534 units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $0.60. Each Unit sold in the Private Placement consisted of (i) one one-hundredth share of Series B Preferred Stock (the “Series B Preferred Stock”) convertible into one share of the Company’s common stock (“Common Stock”), (ii) one warrant to acquire, at an exercise price of $0.80 per share with an expiration date five years from the date of issuance, one share of Common Stock (the “Series A Warrant”), (iii) one warrant to acquire, at an exercise price of $0.80 per share with an expiration date of one year life from the date of issuance, one share of Common Stock (the “Series B Warrant”), (iv) one warrant to acquire, at an exercise price of $1.25 per share with an expiration date of five years from the issuance date, one share of Common Stock (the “Series C Warrant”), (v) one warrant, which is contingent upon the exercise of the Series B Warrant, to acquire, at an exercise price of $1.00 per share with an expiration date that is five years from the date of the initial exercise of the Series B Warrant, one share of Common Stock (the “Series D Warrant”), and (vi) one warrant, which is contingent upon the exercise of the Series C Warrant, to acquire, at an initial exercise price of $1.50 per share with an expiration date that is five years from the date of the initial exercise of the Series C Warrant, one share of Common Stock (the “Series E Warrant”, and together with the Series A Warrant, the Series B Warrant, the Series C Warrant and the Series D Warrant, the “Investor Warrants”). The exercise prices of the Investor Warrants are initially subject to full protection for dilutive issuances. The Series A Warrant and Series B Warrant each contain a mandatory exercise right of the Company to force exercise of the warrant if the Company’s common stock trades at or above $1.50 for 20 consecutive trading days (subject to certain conditions, including a $150,000 minimum daily volume requirement). The Series C Warrant contains a mandatory exercise right of the Company to force exercise of the warrant if the Company’s common stock trades at or above $2.00 for 20 consecutive trading days (subject to certain conditions, including a $150,000 minimum daily volume requirement). In addition, pursuant to the Purchase Agreement, the Company may sell, in one additional closing on the same terms and conditions as those contained in the Purchase Agreement, additional Units to one or more buyers (each, an “Additional Investor”), each of which is either (a) an institutional investor that focuses on the biotech industry, (b) an investor of the Company’s Series A Convertible Preferred Stock, (c) any investor investing under $5,000 or (d) any person approved in writing by each of those Buyers who are institutional investors and such Buyer’s purchase price (together with such Buyer’s institutional affiliates) equals or exceeds $1,000,000 (the “Large Buyers”). The Large Buyers also have certain consent rights with respect to any Additional Investor.

See Item 5.03 below regarding the Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Series B COD”).

Larry D. Altstiel, a director of the Company, invested $25,000 in the Private Placement. The Trust of Paul E. Freiman & Anna Mazzuchi Freiman invested $100,000 in the Private Placement. Mr. Freiman is a director and the Chairman of the Board of Directors of the Company. Jay Haft, a director of the Company, invested $25,000 in the Private Placement. NTR21 Holdings, LLC invested $100,000 in the Private Placement. Charles S. Ramat is the President of NRT21 Equities Corp, which is the Managing Member of NTR21 Holdings, LLC and has sole voting and investment power over the shares owned thereby. Mr. Ramat is serving as President and Chief Executive Officer of the Company and also is a director of the Company. Robert Weinstein, the Chief Financial Officer, Executive Vice President, Treasurer and Secretary of the Company, invested $25,000 in the Private Placement. Northlea Partners, LLLP invested $125,000 in the Private Placement. John H. Abeles is the Managing Member of Northlea Partners, LLLP and has sole voting and investment power over the shares owned thereby. Dr. Abeles is a former director of the Company and is currently a consultant for the Company. Additionally, in consideration for his consulting service to the Company, Dr. Abeles has agreed to receive a total of 166,667 restricted Units (the “Abeles Units”) in lieu of receiving $9,000 per month (for up to $100,000). The securities underlying the Abeles Units will contain certain restrictions, including that such restrictions shall lapse with respect to 15,000 Series B Shares and a corresponding portion of the Warrants on a monthly basis, for services performed in the preceding month by Dr. Abeles.

In connection with the Private Placement, the holders of the Company’s Series A Convertible Preferred have consented to convert their holdings into Common Stock.

The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the initial portion of the Private Placement (the “Initial Closing”) were approximately $15,330,000.

Registration Rights Agreement

In connection with the signing of the Purchase Agreement, the Company and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”) on November 13, 2015. Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the resale of 150% of the number of shares underlying the Series B Preferred, the Investor Warrants and the Broker Warrants (as defined below) within 30 days following the date of the Initial Closing (the “Initial Closing Date”). The Company will use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) by the earlier of the (A) 90th calendar day after the Initial Closing Date or, in the event that the SEC or the SEC staff cause a delay in the effectiveness of such Registration Statement due to comments regarding the number of shares being registered, then the 120th calendar day after the Initial Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review. In the event that the Company fails to timely file or achieve effectiveness, maintain the effectiveness of the Registration Statement or to file any reports with respect to certain public information, then the Company must pay to each holder of the Registrable Securities an amount in cash equal to 1% of such holder’s Stated Value (as such term is defined in the Series B COD) of its Series B Preferred Stock on the date of such failure and 2% of such holder’s Stated Value of its Series B Preferred Stock on every 30 day anniversary until such failure is cured.

The Company has granted the Buyers customary indemnification rights in connection with the Registration Statement. The Buyers have also granted the Company customary indemnification rights in connection with the Registration Statement.

Placement Agent Compensation

In connection with the Private Placement, the Company has agreed to pay Katalyst Securities LLC, the placement agent for the Private Placement (“Katalyst”), a cash fee at each closing in the Private Placement (each, a “Closing”) equal to 10% of each Closing’s gross proceeds from any sale of the Units in the offering purchased by those Buyers directly introduced to the Company by Katalyst and any investment by an entity specifically formed by a person directly introduced to the Company by Katalyst for the purpose of making an investment in the Company (collectively referred to as “Placement Agent Investors”). Also, at each Closing, the Company will deliver to Katalyst warrants exercisable for a period of 5 years from the date of the Initial Closing to purchase a number of shares of the Company’s common stock equal to 10% of the number of Units purchased by any Placement Agent Investors who are institutional investors (the “Institutional Placement Agent Investors”) with an exercise price of $1.50, which shall be lowered to $0.80 on the date of the exercise (if any) of all of the Series A Warrants or all of the Series B Warrants (the “Institutional Broker Warrant”). In addition, at each closing, the Company will deliver to Katalyst warrants exercisable for a period of five (5) years from the date of the Initial Closing to purchase a number of shares of the Company’s common stock equal to 10% of the number of Units purchased by any Placement Agent Investors who are not Institutional Placement Agent Investors (“Placement Agent Retail Investors”) with exercise prices as apportioned as follows: (x) 25% of such number of warrants shall be exercisable for common stock at an exercise price of $0.01 per share (“Penny Broker Warrant”) and (y) 75% of such number of warrants shall be exercisable for common stock at an exercise price of $0.60 per share (the “IV Broker Warrant” and collectively with the Institutional Broker Warrant and the Penny Broker Warrant, the “Broker Warrants”).

The Company shall also pay Katalyst the fees set forth above if during the Post-Offering Period (as defined below) any person or entity contacted by Katalyst who met with executives of the Company prior to the applicable closing date invests in the Company pursuant to which the Company receives the proceeds (each, a “Post-Closing Investor”), regardless of whether or not such Post-Closing Investor also invested in the offering. For purposes hereof, “Post-Offering Period” means the later of the date that is (i) twenty-four (24) months after the termination of the private placement of a minimum of gross proceeds of $5,000,000 and (ii) the final closing date of the Private Placement.

The Company shall also pay Katalyst cash in an amount equal to one percent (1%) of the gross offering proceeds delivered to the Company by Katalyst, for non-accountable expenses.

Amendment No. 2 to Preferred Stockholders Agreement

In connection with the Private Placement, the Company and certain of its prior investors entered into Amendment No. 2 to the Preferred Stockholders Agreement (the “Amendment No. 2”), which amended the Preferred Stockholders Agreement, dated August 23, 2013, between the Company and certain holders of shares of the Company’s Series A Convertible Preferred Stock. Amendment No. 2 to the Preferred Stockholders Agreement modified certain registration rights held by the stockholders party to such agreement, including excluding the Purchase Agreement, the Registration Rights Agreement and related agreements from certain “piggy-back” registration rights and limitations on subsequent registration rights. Pursuant to the Amendment No. 2, the Company also agreed to amend certain restrictions on transfer and waive the lock-up in the Preferred Stockholders Agreement. Further, the Company agrees that promptly following the filing of the Registration Statement pursuant to the Registration Rights Agreement, if the Company is then eligible to do so, it will prepare and file a post-effective amendment to the S-1 Registration Statement (defined below) on Form S-3 with the SEC, to convert the S-1 Registration Statement into a registration statement on Form S-3. As used herein, “S-1 Registration Statement” means the registration statement on Form S-1 (SEC file number 333-200664) filed with the SEC on December 1, 2014, as amended by the Company (by pre-effective amendments) and declared effective by the SEC on February 12, 2015, as further amended by the Post-Effective Amendment No. 1 to Form S-1 (on Form S-1/A) filed with the SEC on April 8, 2015, which was declared effective on May 11, 2015, and as further amended or supplemented from time-to-time.

Important Additional Information

The foregoing descriptions of the Purchase Agreement, the Series A Warrant, the Series B Warrant, the Series C Warrant, the Series D Warrant, the Series E Warrant, Registration Rights Agreement, Penny Broker Warrant, IV Broker Warrant, Institutional Broker Warrant and Amendment No. 2 to Preferred Stockholders Agreement are each qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Series A Warrant, the Series B Warrant, the Series C Warrant, the Series D Warrant, the Series E Warrant, the Registration Rights Agreement, the Penny Broker Warrant, the IV Broker Warrant, the Institutional Broker Warrant and Amendment No. 2 to Preferred Stockholders Agreement, which are filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference in its entirety.

Based in part upon the representations of the Buyers in the Purchase Agreement, the Common Stock and the Purchaser Warrants were offered and sold in a private placement to accredited investors or qualified institutional buyers without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Penny Broker Warrants and the IV Broker Warrants were issued to a sophisticated and accredited recipient in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 3.03	Material Modification to Rights of Security Holders

See Item 5.03 below regarding the Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

Item 5.01	Changes in Control of Registrant

See Item 1.01 above regarding the Securities Purchase Agreement and the Placement Agent Compensation. In the event that all of the Series B Preferred Stock, Investor Warrants and Broker Warrants sold in the Private Placement are converted and exercised into shares of Common Stock, as the case may be, such conversion or exercise could result in a change of control of the Company.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 13, 2015, the Company filed the Series B COD with the Secretary of State of the State of Nevada. The initial number of authorized shares of the Series B Preferred Stock is 333,333 and each share of the Series B Preferred Stock has a par value of $0.0001. Pursuant to the Series B COD, the Series B Preferred Stock ranks prior and superior to all of the Common Stock, the Company’s Series A Convertible Preferred Stock and any other capital stock of the Company with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.08 per 1/100th share shall accrue on such Series B Preferred Stock, but such dividends are only paid if declared or on liquidation of the Series B Preferred Stock. Pursuant to the Series B COD, the Company is required to reserve 150% of the number of shares of Common Stock necessary to effect the conversion of all outstanding Series B Preferred Stock and the conversion price of each 1/100th share of Series B Preferred Stock is subject to full protection for dilutive issuances.

Further, the Company may not enter into certain fundamental transactions without the consent of the holders of the majority of the outstanding shares of Series B Preferred Stock on the applicable date and certain enumerated holders (the “Required Holders”). In the event of a change of control of the Company, the holders Series B Preferred Stock are allowed to put their shares to the Company under certain terms. The Company also cannot, without first obtaining the prior written consent of the Required Holders, (i) increase the authorized number of shares of Series B Preferred Stock, (ii) amend, alter or repeal any provision of the Series B COD or the Corporation’s Articles of Incorporation, Bylaws or the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock, (iii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or any equity security or incur, or authorize the incurrence of any other indebtedness (iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or (v)  in any manner, issue or sell any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price.

All of the Series B Preferred Stock will be automatically converted if (i) within 12 months of the date that the Series B COD is filed in the State of Nevada, the Company undertakes a reverse stock split of its Common Stock (the “Reverse Stock Split”) with the intention of listing its shares of Common Stock (or having its shares of Common Stock quoted on) a stock exchange registered as a “National Securities Exchange” pursuant to Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) as a result of the Reverse Stock Split, the Company meets or exceeds the minimum listing requirements of a National Securities Exchange.

The foregoing description of the Series B COD is qualified in its entirety by reference to the full text of each the Series B COD, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Any statements contained in this report, including the exhibits, that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include statements regarding the amount of gross proceeds being raised, the expiration date and exercise price of the warrants, the Company’s ability to list its common shares on a National Securities Exchange and payment of a placement agent fee. Such forward-looking statements are subject to risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, the Company’s patent portfolio, the Company’s inability to expand the Company’s business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, availability of the Company’s raw materials, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. The Company does not undertake to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed November 13, 2015, including the Certificate of Corrections to Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed November 19, 2015
10.1	Securities Purchase Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and the buyers signatory thereto
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Form of Series C Warrant
10.5	Form of Series D Warrant
10.6	Form of Series E Warrant
10.7	Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and the buyers signatory thereto
10.8	Penny Broker Warrant
10.9	IV Broker Warrant
10.10	Institutional Broker Warrant
10.11	Amendment No. 2 to Preferred Stockholders Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: November 19, 2015	By:	/s/ Robert Weinstein

Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed November 13, 2015, including the Certificate of Corrections to Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed November 19, 2015
10.1	Securities Purchase Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and the buyers signatory thereto
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Form of Series C Warrant
10.5	Form of Series D Warrant
10.6	Form of Series E Warrant
10.7	Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and the buyers signatory thereto
10.8	Penny Broker Warrant
10.9	IV Broker Warrant
10.10	Institutional Broker Warrant
10.11	Amendment No. 2 to Preferred Stockholders Agreement

Exhibit 3.1

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B PREFERRED STOCK
OF NEUROTROPE, INC.

Neurotrope, Inc. (the “Corporation”),  a corporation organized and existing under the laws of the State of Nevada (“Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board as required by applicable law, and in accordance with the provisions of the Corporation’s articles of incorporation and by-laws, has authorized and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof in this certificate of designations, preferences and rights of Series B Preferred Stock of Neurotrope, Inc. (the “Certificate of Designation”), as follows:

1.  Designation and Amount.  The class of Preferred Stock hereby classified shall be designated the “Series B Preferred Stock”. The initial number of authorized shares of the Series B Preferred Stock shall be three hundred and thirty three thousand and three hundred and thirty three (333,333), which shall not be subject to increase without the consent of the Required Holders (as defined herein). Each share of the Series B Preferred Stock shall have a par value of $0.0001.

2.  Ranking.  The Series B Preferred Stock shall rank prior and superior to all of the common stock, par value $0.0001 per share, of the Corporation (“Common Stock”), the Series A Preferred Stock (as authorized by the Corporation’s Certificate of Designation, Preferences and Rights filed with the State of Nevada on August 22, 2013, as amended, the “Series A Certificate of Designation”) and any other capital stock of the Corporation (collectively, the “Junior Stock”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock, the Series A Preferred Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series B Preferred Stock.

3.  Dividends.  From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.08 per 1/100th share shall accrue on such Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”) when, as and if declared, and shall not be cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the “Accruing Dividends” on the Series A Preferred Stock as defined in the Series A Certificate of Designation) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding 1/100th share of Series B Preferred Stock in an amount at least equal to the sum of:

(i) the amount of the aggregate Series B Accruing Dividends then accrued on such 1/100th share of Series B Preferred Stock and not previously paid, plus

(ii) either

(A)	in the case of a dividend on Common Stock, an amount equal to the dividend paid on the common stock multiplied by the number of shares of Common Stock into which such Series B Preferred Stock could be converted on the record date used in connection with such dividend;

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(B)	in the case of a dividend on any class or series that is convertible into Common Stock, an amount equal to the dividend paid per share of common stock into which that class or series is convertible multiplied by the number of shares of Common Stock into which such Series B Preferred Stock could be converted on the record date used in connection with such dividend; or

(C)	in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per 1/100th share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below);

provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The “Series B Original Issue Price” shall mean $0.60 per 1/100th share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock or the underlying shares of common stock. Any dividends or distributions to holders of Junior Stock that would result in dividends or distributions being due to holders of Series B Preferred Stock must be made concurrently with the payment of dividends or distributions to holders of Series B Preferred Stock that are due as a result thereof.

4.  Liquidation Preference.

(a) Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the Stated Value plus any unpaid dividends that are due on the Series B Preferred Stock.

(b) If upon any such Liquidation Event and the required payment in Section 4(a) above, the Corporation retains any assets, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds as if all shares of Series B Preferred Stock were converted into common shares of the Corporation immediately after the Liquidation Event (taking into account the adjustment to be made pursuant to Section 7(i)). For purposes of this Certificate of Designations, the term “Stated Value” shall mean sixty cents ($0.60) per 1/100th share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Preferred Stock after the Filing Date. For purposes of this Certificate of Designations, a “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or its Subsidiaries, the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

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5.  Fundamental Transactions; Put Triggering Event.

(a)  Certain definitions.  For purposes of this Certificate of Designations, the following definitions shall apply:

(i)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(ii)  “Cash Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in cash multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(iii)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iv)  “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(v)  “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.

(vi)  “Eligible Successor Common Stock” means common stock of a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, and that assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the applicable Series B Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

(vii)  “Fundamental Transaction” means that the Corporation (or in the case of clause (F) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another entity, or (C) allow another entity or entities to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other entity or other entities making or party to, or associated or affiliated with the other entities making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (F) become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock.

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(viii)  “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ix)  “Put Triggering Event” means any Change of Control other than one in which a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the Series B Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

(x)  “Required Holders” means each of (i) the holders of record of a majority of the outstanding shares of Series B Preferred Stock on the applicable date, (ii) as long as it is a holder of Series B Preferred Stock on the applicable date, Iroquois Master Fund Ltd., provided that if Iroquois Master Fund Ltd. no longer holds shares of Series B Preferred Stock because it has transferred such shares to an “affiliate” (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), the term Required Holders shall include such affiliate in subsection (ii) and (iii) as long as it is a holder of Series B Preferred Stock on the applicable date, Hudson Bay Master Fund LTD, provided that if Hudson Bay Master Fund LTD no longer holds shares of Series B Preferred Stock because it has transferred such shares to an “affiliate” (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), the term Required Holders shall include such affiliate in subsection (iii).

(xi)  “Securities Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in securities (other than in Eligible Successor Common Stock) multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(xii)  “Successor Entity” means the Person, which may be the Corporation, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(xiii)  “Successor Entity Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in Eligible Successor Common Stock multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(xiv)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

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(xv)  “Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(b)  Assumption.  The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series B Preferred Stock in exchange for such Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series B Preferred Stock held by such Holder and having similar ranking to the Series B Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series B Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred Stock), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series B Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to receive such shares to such extent (or to beneficially own any shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to any successive Fundamental Transaction and shall be applied without regard to any limitations on the conversion of the Series B Preferred Stock.

(c)  Put Triggering Event.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice with respect to a Put Triggering Event and ending on the date that is twenty (20) Trading Days after such Put Triggering Event, such Holder may require the Corporation to redeem all or any portion of such Holder’s Series B Preferred Stock by delivering (such date of delivery, the “Put Triggering Event Redemption Notice Date”) written notice thereof (“Put Triggering Event Redemption Notice”) to the Corporation, which Put Triggering Event Redemption Notice shall indicate the Stated Value the Holder is electing to be redeemed and/or assumed as provided below. Any Series B Preferred Stock subject to redemption pursuant to this Section 5(c) shall be redeemed by the Corporation in cash at a price equal to

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(I) in the event of a Put Triggering Event that provides for cash payments to the Corporation or the equity holders of the Corporation, the greater of

(i) 100% of the Cash Conversion Amount;

(ii) the product of

(x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Cash Conversion Amount, and

(y) the highest amount of cash consideration to be paid to a holder of one share of Common Stock upon consummation of such Put Triggering Event (or, if such cash consideration is paid to the Corporation, that would be payable to a holder of one share of Common Stock after consummation of such Put Triggering Event and distribution of all of such cash by the Corporation to its holders of Common Stock); and

(iii) the “Black Scholes Value” of such share of Series B Preferred Stock calculated by using the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined (1) in the event the such Fundamental Transaction is publicly announced, the day prior to the public announcement of the Fundamental Transaction for pricing purposes or (2) in the event the Fundamental Transaction is not publicly announced, the consummation of the Fundamental Transaction, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period from the applicable date of determination until November 13, 2020, (ii) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall equal the greatest of (1) the highest Closing Sale Price (as defined herein) of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Put Triggering Event Redemption Notice Date, (iv) a zero cost of borrow, and (v) a 250 day annualization factor.

(II) in the event of a Put Triggering Event that provides for payments in securities (other than in Eligible Successor Common Stock) to the Corporation or the equity holders of the Corporation, the greater of

(i) 100% of the Securities Conversion Amount,

(ii) the product of

(x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Securities Conversion Amount, and

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(y) the last Closing Sale Price of the Common Stock in effect immediately prior to the consummation of the Put Triggering Event (the “Put Triggering Event Redemption Price”); and

(iii)	The Black Scholes Value, and

(III) in the event of a Triggering Event that provides for payments in Eligible Successor Common Stock to the Corporation or the equity holders of the Corporation, the Successor Entity shall assume the Successor Entity Conversion Amount in accordance with the provisions of Section 5(b) above.

Upon the Corporation’s receipt of a Put Triggering Event Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall make payment of the Put Triggering Event Redemption Price concurrently with the consummation of such Put Triggering Event to all Holders that deliver a Put Triggering Event Redemption Notice prior to the consummation of such Put Triggering Event and within five (5) Trading Days after the Corporation’s receipt of such notice otherwise (the “Put Triggering Event Redemption Date”). To the extent redemptions required by this Section 5(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(c), until the Put Triggering Event Redemption Price (together with any interest thereon) is paid in full, the Stated Value submitted for redemption under this Section 5(c) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Put Triggering Event, shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 7(c)(i). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series B Preferred Stock under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Put Triggering Event Redemption Price on the Put Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(d).

(d)  Void Redemption.  In the event that the Corporation does not pay a Put Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Put Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series B Preferred Stock that were submitted for redemption by such Holder and for which the applicable Put Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series B Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series B Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series B Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) 90% of the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

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(e)  Disputes.  In the event of a dispute as to the determination of the arithmetic calculation of the Put Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 7(e) with the term “Put Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice.

6.  Voting Rights.

(a)  Certain definitions.  For purposes of this Certificate of Designations, the following definitions shall apply:

(i)  “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(ii)  “GAAP” means United States generally accepted accounting principles, consistently applied.

(iii)  “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(iv)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(b)  General. Subject to the restrictions set out in Section 7(i) in connection with the Maximum Percentage, each issued and outstanding share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent).

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(c)  Series B Preferred Stock Protective Provisions.  In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders:

(i)  increase the authorized number of shares of Series B Preferred Stock;

(ii)  amend, alter or repeal any provision of this Certificate of Designation or the Corporation’s Articles of Incorporation, Bylaws or the Series A Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

(iii)  create, or authorize the creation of, or issue, or authorize the issuance of any debt security or any equity security or incur, or authorize the incurrence of any other Indebtedness;

(iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

(v)  in any manner, issue or sell any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price. Nothing herein shall prevent the Corporation from consummating an acquisition that does not result in capital raising for the Corporation and/or any of its Subsidiaries where the purchase price with respect thereto is a fixed price determined on or prior to the consummation of such transaction based on an average of recent market prices prior to such consummation, but only if all parties to any agreement with respect to such transaction and all Persons that are entitled to receive any securities pursuant to any such agreement are prohibited from selling, directly or indirectly, all equity and equity linked securities of the Corporation at all times after commencement of negotiations with respect to any such transaction until the consummation of any such transaction.

7.  Conversion.  Subject to Section 7(i), each share of Series B Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7, provided, however, that in connection with any Liquidation Event, the right of conversion shall terminate upon the full payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

(a)  Certain definitions.  For purposes of this Certificate of Designations, the following definitions shall apply:

(i)  “Bloomberg” means Bloomberg Financial Markets.

(ii)  “Conversion Price” means $0.60 per 1/100ths share, subject to adjustment as provided herein.

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(iii)  “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns at least twenty percent (20%) of the outstanding capital stock or similar interest.

(iv)  “Weighted Average Price” means, for any security as of any date (or specified period), the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time on such date (or the first date in such period), and ending at 4:00:00 p.m., New York City time on such date (or the last date in such period), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time on such date (or the first date in such period), and ending at 4:00:00 p.m., New York City time on such date (or the last date in such period), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(e) below with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)  Conversion.  The number of shares of Common Stock issuable upon conversion of each 1/100th share of Series B Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the “Conversion Rate”):

Stated Value
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series B Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(c)  Mechanics of Conversion.  The conversion of Series B Preferred Stock shall be conducted in the following manner:

(i)  Holder’s Delivery Requirements.  To convert Series B Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series B Preferred Stock subject to such conversion substantially in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 7(c)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series B Preferred Stock being converted (or compliance with the procedures set forth in Section 11) (the “Preferred Stock Certificates”).

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(ii)  Corporation’s Response.  Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series B Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(c)(iv), is greater than the number of shares of Series B Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock not converted.

(iii)  Corporation’s Failure to Timely Convert.

(A)  Cash Damages.  If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series B Preferred Stock (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock as required pursuant to the terms hereof.

(B)  Void Conversion Notice; Adjustment of Conversion Price.  If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series B Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series B Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(c)(iii)(A) or otherwise.

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(iv)  Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of Series B Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series B Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series B Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Preferred Stock upon physical surrender of any Series B Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series B Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series B Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series B Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series B Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series B Preferred Stock unless such Holder first physically surrenders the certificate representing the Series B Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series B Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Preferred Stock, the number of shares of Series B Preferred Stock represented by such certificate may be less than the number of shares of Series B Preferred Stock stated on the face thereof. Each certificate for Series B Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7 THEREOF. THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7 OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d)  Reservation of Shares.

(i)  The Corporation shall have such number of its duly authorized and unissued shares of Common Stock for each Series B Preferred Stock equal to 150% of the number of shares of Common Stock (the “Full Dilution Amount”) necessary to effect (i) the conversion of all outstanding Series B Preferred Stock and (ii) the exercise of all outstanding warrants issued to the Holders of Series B Preferred Stock at the time of the issuance of the Series B Preferred Stock (the “Series B Warrants”). The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock such number of its duly authorized and unissued shares of Common Stock as shall the Full Dilution Amount. The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Stock and the Series B Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series B Preferred Stock held by each Holder at the time of issuance of the Series B Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Stock (other than pursuant to a transfer of Series B Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

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(ii)  If at any time while any of the Series B Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Stock at least a number of shares of Common Stock equal to the Full Dilution Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Full Dilution Amount for the Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(e)  Forced Conversion. So long as no other class of the Company’s preferred stock is authorized and outstanding, if (i) within twelve (12) months of the date that this Certificate of Designations is filed in the State of Nevada, the Company undertakes a reverse stock split of its Common Stock (the “Reverse Stock Split”) with the intention of listing its shares of Common Stock (or having its shares of Common Stock quoted on) a stock exchange registered as a “National Securities Exchange” pursuant to Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) as a result of the Reverse Stock Split, the Company meets or exceeds the minimum National Securities Exchange’s listing requirements (such date that both (i) and (ii) are satisfied, the “Mandatory Conversion Time”), then all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, such that the shares of Common Stock issued shall equal the Stated Value divided by the lesser of

(i)	the then effective Conversion Rate or

(ii)	the greater of (a) $0.45 (as adjusted by the Reverse Stock Split or any other stock splits, dividends or otherwise) and (b) the Weighted Average Price during the three Trading Day period following the effect date of the Reverse Stock Split.

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All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to this Section, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence. Within two Trading Days of the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. No additional shares of Series B Preferred Stock may be issued following the Mandatory Conversion Time. No holder of Series B Preferred, nor other Persons on his, her or its behalf, shall engage in any Short Sales (defined below) involving the Company’s securities during the three Trading Day period following the effective date of the Reverse Stock Split. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Notwithstanding anything to the contrary contained herein, in the event that the forced conversion set out in this Section would cause any Holder’s beneficial ownership of Common Stock to exceed the Maximum Percentage (as defined herein) the Corporation shall hold any in abeyance for such Holder that number of shares that equals the difference between (i) the Maximum Percentage and (ii) the number of shares that such Holder would beneficially own without this provision (the “Abeyance Shares”) until such time, if ever, that the delivery of such Abeyance Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Abeyance Shares (and any dividends and distributions accrued thereon since the date that they were placed in abeyance) to the extent as if there had been no such limitation. For the sake of clarity, a Holder shall have no voting or distribution rights with respect to any Abeyance Shares until such Abeyance Shares are delivered to the Holder pursuant to the preceding sentence. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(f) Dispute Resolution.  In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines that the Holder’s calculation was inaccurate in the Holder’s favor by more than 5%, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

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(g)  Record Holder.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h)  Effect of Conversion.  All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7I(iii)(B), any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

(i)  Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(j)  Maximum Percentage.  Notwithstanding anything to the contrary set forth herein, the Corporation shall not effect any conversion of Series B Preferred Stock, and no Holder shall have the right to convert any Series B Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s affiliates) would have acquired, through conversion of Series B Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series B Preferred Stock, and any Holder shall not have the right to exercise voting rights with respect to any Series B Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series B Preferred Stock beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(i) beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 7(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B Preferred Stock, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that the Corporation cannot pay any portion of any dividend, distribution, grant or issuance hereunder (including pursuant to Sections 3, 5(b) or 8(f)) to a Holder solely by reason of this Section 7(i) (such shares, the “Limited Shares”), notwithstanding anything to the contrary contained herein, the Corporation shall not be required to pay cash in lieu of the payment that otherwise would have been made in such Limited Shares, but shall hold any such Limited Shares in abeyance for such Holder until such time, if ever, that the delivery of such Limited Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Limited Shares (and any dividends and distributions accrued thereon since the date that they were placed in abeyance) to the extent as if there had been no such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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8.  Anti-Dilution Provisions.  The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a)  Certain Definitions.  For purposes of this Certificate of Designations, the following definitions shall apply:

(i)  “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7I. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(ii)  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(iii)  “Excluded Securities” means any capital stock issued or issuable: (i) upon conversion of the Series A Preferred Stock or the Series B Preferred Stock; (ii) as a dividend or distribution on the Series B Preferred Stock; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date that this Certificate of Designation is filed in Nevada (the “Filing Date”), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Filing Date; (iv) pursuant to any benefit plan, program or agreement approved prior to the Filing Date by the Corporation’s board of directors or any committee thereof pursuant to which the Corporation’s securities may be issued to any employee, officer or director for bona fide services provided to the Corporation; (v) upon exercise of the Series B Warrants; and (vi) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing any securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

(iv)  “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(v)  “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined (1) in the event the issuance of such Option is publicly announced, the day prior to the public announcement of the applicable Option for pricing purposes or (2) in the event the issuance of such Option is not publicly announced, the day of issuance of such Option, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (iv) a zero cost of borrow, and (v) a 250 day annualization factor.

(vi)  “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(b)  Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock.  If and whenever after the Filing Date the Corporation issues or sells, or in accordance with this Section 8(b) is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Corporation but excluding Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 8(b), the following shall be applicable:

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(i)  Issuance of Options.  If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)  Issuance of Convertible Securities.  If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Filing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv)  Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (x) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (y) the Option Value of such Options. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such marketable securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(c)  Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Corporation at any time after the Filling Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Filing Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d)  Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and otherwise protect the rights of the Holder, provided that no such adjustment pursuant to this Section 8(d) will increase the Conversion Price as otherwise determined pursuant to this Section 8, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 7I.

(e)  Voluntary Adjustment By Corporation.  The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Nevada law.

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(f)  Purchase Rights.  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(g)  Notices.

(i)  Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7I.

(ii)  Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote.

(iii)  The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Change of Control, any Fundamental Transaction or any Liquidation Event will take place.

(h) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be)

9.  Suspension from Trading.  If on any day after the Filing Date, the sale of any of the shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock (the “Conversion Shares”) (without giving effect to the Maximum Percentage) issuable hereunder cannot be made (i) because of the suspension of trading by the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded (a “Maintenance Failure”), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the product of (I) the total number of Conversion Shares issuable hereunder (without giving effect to the Maximum Percentage) and (II) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Date immediately prior to the first date of the Maintenance Failure and ending on the date such Maintenance Failure is cured or (ii) because of a failure to maintain the listing of the Common Stock on one or more Eligible Markets (a “Delisting Maintenance Failure ”), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Delisting Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the Stated Value then held by such Holder. The payments to which a Holder shall be entitled pursuant to this Section 9 are referred to herein as “Suspension Payments”. Suspension Payments shall be paid on the third Business Day after each full fifteen (15) day period during which there is a Maintenance Failure or a Delisting Maintenance Failure, as applicable.

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10.  Status of Converted Stock.  In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

11.  Lost or Stolen Certificates.  Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificates representing the Series B Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series B Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock.

12.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series B Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series B Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series B Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.  Notice.  Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series B Preferred Stock maintained by the Corporation as set forth in Section 16.

14.  Failure or Indulgence Not Waiver.  No failure or delay on the part of any holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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15.  Transfer of Series B Preferred Stock.  A Holder may assign some or all of the Series B Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

16.  Series B Preferred Stock Register.  The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series B Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series B Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series B Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

17.  Stockholder Matters.  Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the laws of the State of Nevada, this Certificate of Designations or otherwise with respect to the issuance of the Series B Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the State of Nevada. This provision is intended to comply with the applicable sections of the Nevada Revised Statutes permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

18.  General Provisions.  In addition to the above provisions with respect to Series B Preferred Stock, such Series B Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

19.  Disclosure.  Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the 13th day of November 2015, and affirms the statements contained therein as true under the penalties of perjury.

NEUROTROPE, INC.

By:	//s/ Robert Weinstein

Name:	Robert Weinstein
Its:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

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Exhibit I

NEUROTROPE, INC.
CONVERSION NOTICE

Reference is made to the shares of Series B Preferred Stock (the “Series B Preferred Shares”) issued to the undersigned by Neurotrope, Inc. (the “Company”). In accordance with and pursuant to the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, the undersigned hereby elects to convert that number of Series B Preferred Shares indicated below into shares of Common Stock, (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Series B Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:
Account Number (if electronic book entry transfer):

Transaction Code Number: (if electronic book entry transfer)

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:	_________________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Philadelphia Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by Philadelphia Stock Transfer, Inc.

NEUROTROPE, INC.

By:
Name:
Title:

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78,
78A, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Neurotrope, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Neurotrope, Inc., filed November 13, 2015, Ref. No. 00010129868-25, Document No. 20140498128-90

3. Filing date of the original document for which correction is being made:      November 13, 2015

4. Description of the inaccuracy or defect:

The word “rate” in section 7(e)(i) regarding Forced Conversion on page 13 should be “price”.

5. Correction of the inaccuracy or defect:

Section 7(e)(i) is corrected to read as follows: “(i) the then effective Conversion Price or”

See corrected page 13 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Neurotrope, Inc., which is attached hereto as Appendix A.

6. Signature:

X /s/ Robert Weinstein	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	11/17/2015
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 1-5-15

Neurotrope, Inc.

Appendix A (to the Certificate of Correction to the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Neurotrope, Inc.)

in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Stock (other than pursuant to a transfer of Series B Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

(ii)  If at any time while any of the Series B Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Stock at least a number of shares of Common Stock equal to the Full Dilution Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Full Dilution Amount for the Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(e)  Forced Conversion. So long as no other class of the Company’s preferred stock is authorized and outstanding, if (i) within twelve (12) months of the date that this Certificate of Designations is filed in the State of Nevada, the Company undertakes a reverse stock split of its Common Stock (the “Reverse Stock Split”) with the intention of listing its shares of Common Stock (or having its shares of Common Stock quoted on) a stock exchange registered as a “National Securities Exchange” pursuant to Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) as a result of the Reverse Stock Split, the Company meets or exceeds the minimum National Securities Exchange’s listing requirements (such date that both (i) and (ii) are satisfied, the “Mandatory Conversion Time”), then all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, such that the shares of Common Stock issued shall equal the Stated Value divided by the lesser of

(i)	the then effective Conversion Price or

(ii)	the greater of (a) $0.45 (as adjusted by the Reverse Stock Split or any other stock splits, dividends or otherwise) and (b) the Weighted Average Price during the three Trading Day period following the effect date of the Reverse Stock Split.

All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 13, 2015, is by and among Neurotrope, Inc., a Nevada corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate number of 1/100ths of a share of Series B Preferred Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which shall collectively be referred to herein as the “Series B Shares”) convertible in accordance with the terms of the Series B Preferred Stock into shares of common stock (“Common Stock”) of the Company (such shares of Common Stock, the “Underlying Series B Shares”), (ii) a warrant to initially acquire at an exercise price of $0.80 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, in the form attached hereto as Exhibit A (individually, a “Series A Warrant” and, collectively, the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”), (iii) a warrant in the form attached hereto as Exhibit B (individually, a “Series B Warrant” and, collectively, the “Series B Warrants”) (as exercised, collectively, the “Series B Warrant Shares”) to initially acquire at an exercise price of $0.80 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iv) a warrant in the form attached hereto as Exhibit C (individually, a “Series C Warrant” and, collectively, the “Series C Warrants”) (as exercised, collectively, the “Series C Warrant Shares”) to acquire at an exercise price of $1.25 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, (v) a warrant in the form attached hereto as Exhibit D (individually, a “Series D Warrant” and, collectively, the “Series D Warrants”) (as exercised, collectively, the “Series D Warrant Shares”) to initially acquire at an exercise price of $1.00 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers and (vi) a warrant in the form attached hereto as Exhibit E (individually, a “Series E Warrant” and, collectively, the “Series E Warrants”) (as exercised, collectively, the “Series E Warrant Shares”) to acquire at an initial exercise price of $1.50 per share up to the aggregate number of shares of Common Stock set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers. The Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants are collectively referred to herein as the “Warrants.” The Series A Warrant Shares, the Series B Warrant Shares, the Series C Warrant Shares, the Series D Warrant Shares and the Series E Warrant Shares are collectively referred to herein as the “Warrant Shares.”

B.           The Series B Shares, the Underlying Series B Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

C.           Capitalized terms used herein shall have the meanings set forth in the Schedule of Definitions or as otherwise defined herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SERIES B SHARES AND WARRANTS.

(a)          Purchase of Series B Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on each Closing Date (as defined below), (i) the number of Series B Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, (ii) a Series A Warrant to initially acquire up to the aggregate number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, (iii) a Series B Warrant to initially acquire up to the aggregate number of Series B Warrant Shares opposite such Buyer’s name in column (5) on the Schedule of Buyers, (iv) a Series C Warrant to initially acquire up to the aggregate number of Series C Warrant Shares set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers, (v) a Series D Warrant to initially acquire up to (A) the aggregate number of Series D Warrant Shares set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers and (vi) a Series E Warrant to initially acquire up to the aggregate number of Series E Warrant Shares set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers. Each Buyer buying Units in the Initial Closing or the Final Closing, if such Buyer so chooses, shall deliver on or before the Initial Closing or Final Closing, as applicable, the Purchase Price in full to Delaware Trust Company (the “Escrow Agent”) by check to the address listed below or via wire transfer of immediately available funds pursuant to the wire instructions below. Each Buyer understands that the applicable Purchase Price (defined below) will be held in escrow until the applicable Closing on the Units (as such terms are defined below) has occurred, and that such amount will be returned to such Buyer, without interest, if (i) a minimum of 8,333,333 Units (as defined below) are not sold by the Company to the Buyers on or before November 30, 2015, or (ii) a court of competent jurisdiction issues a final and non-appealable judgment, order, decree or award ordering the escrow agent to deliver the Purchase Price.

Address for Payment by Check:

Delaware Trust Company

2711 Centerville Road

One Little Falls Centre

Wilmington, DE 19808

Attention: Alan R. Halpern

Reference: Neurotrope, Inc. Escrow #79-2468 [Insert Name of Buyer]

Wire Instructions:

PNC Bank

300 Delaware Avenue

Wilmington DE 19899

ABA# 031100089

SWIFT Code: PNCCUS33

Account Name: Delaware Trust Company

Account Number: 5605012373

Reference: Neurotrope, Inc. Escrow #79-2468 [Insert Name of Buyer]

(b)          Purchase Price. The aggregate purchase price for the Series B Shares and related Warrants to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (9) on the Schedule of Buyers which shall be equal to the amount of $0.60 per Unit (with 1/100ths of a share of the Series B Preferred Stock and one warrant each of the related Warrants constituting one “Unit”, and collectively the “Units”).

(c)          Closing.

(i)	The initial closing (the “Initial Closing”) of the purchase of the Series B Shares and Warrants by the Buyers shall occur at the offices of Sanders Ortoli Vaughn-Flam Rosenstadt LLP (“SOVR”), 501 Madison Avenue, New York, NY 10022. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the closing conditions set forth in Section 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Buyer) provided that such date shall not be later than the third (3rd) Trading Day (as defined in the Warrants) after the date hereof, but in any event no later than 5:00 pm, New York time, on November 30, 2015. A minimum of 8,333,333 Units must be sold at the Initial Closing. In the event there is more than one closing, as described in Section 1(c)(ii) below, the term “Closing” shall apply to each such closing unless otherwise specified and the term “Closing Date” shall apply to each such closing date unless otherwise specified. As used in this Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(ii)	After the Initial Closing, the Company may sell, in one additional Closing (the “Final Closing”) on the same terms and conditions as those contained in this Agreement, additional Units (collectively, the “Additional Securities”), to one or more Buyers (each, an “Additional Buyer,” and, collectively, the “Additional Buyers”) each of which is either (a) an institutional investor that focuses on the biotech industry, (b) an investor of the Company’s Series A Convertible Preferred Stock, (c) any investor investing under $5,000 or (d) any person approved in writing by each of the Large Investors, provided that (i) each such Additional Buyer is approved by each of the Large Investors (it being understood that none of the Large Investors may unreasonably reject any such prospective Additional Buyer set out in (a) through (c) above and each may reject any prospective Additional Buyer in (d) above for any reason whatsoever), (ii) is consummated on or prior to November 30, 2015, (iii) each Additional Buyer shall become a party to the Transaction Documents, by executing and delivering either an applicable adoption agreement, a counterpart signature page or omnibus signature page to each of the Transaction Documents. The Schedule of Buyers attached hereto shall be updated to reflect the names and addresses of the Additional Buyers and the number of Additional Units purchased at the Final Closing. As used herein, “Large Investor” means any Buyer that is an institutional investor and such Buyer’s Purchase Price (together with such Buyer's institutional affiliates) equals or exceeds $1,000,000.

(d)          Form of Payment; Deliveries. On or before the Initial Closing Date or the date of the Final Closing, as applicable, each Buyer purchasing Units at such Closing shall pay its respective Purchase Price to the Company or by delivering its Purchase Price to the Escrow Agent pursuant to Section 1(a). On the each applicable Closing Date, (i) the Escrow Agent shall deliver on behalf of each Buyer acquiring Series B Shares and the related Warrants at the applicable Closing the respective Purchase Price to the Company for the Series B Shares and the related Warrants to be issued and sold to such Buyer at the Closing pursuant to Section 1(a) above. Except with respect to the Large Investors, on each Closing Date, the Company shall deliver or cause to be delivered to each Buyer duly executed transfer agent instructions acknowledged by the Company’s Transfer Agent pursuant to which the Company’s Transfer Agent shall issue to such Buyer: (A) warrant certificates, in the forms attached hereto as Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E, pursuant to which such Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth opposite such Buyer’s name in columns (4), (5), (6), (7) and (8), respectively, on the Schedule of Buyers, (B) a certificate representing the Series B Shares set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers. Within five business days of the applicable Closing Date, the Company shall deliver, or cause to be delivered: (i) warrant certificates, in the forms attached hereto as Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit E, pursuant to which such Buyer shall have the right to initially acquire up to the number of Warrant Shares as is set forth opposite such Buyer’s name in columns (4), (5), (6), (7) and (8), respectively, on the Schedule of Buyers, (ii) a certificate representing the Series B Shares set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers. For the sake of clarity, the Company shall deliver the warrant certificates and certificate representing the Series B Shares referred to in the previous sentence.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that:

(a)          Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)          Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)          No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(d)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, neither such Buyer nor, to Buyer’s Knowledge, any Affiliate of such Buyer which (x) had Knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments, including in respect of the Securities, and (z) is subject to such Buyer’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has not directly or indirectly, nor has any Person (as such term is defined in Section 3(r)) acting on behalf of or pursuant to any understanding with such Buyer or, to Buyer’s Knowledge, Trading Affiliate, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the earlier to occur of (1) the time that such Buyer was first contacted by the Company or any other Person regarding this investment in the Company or (2) the tenth (10th) day prior to the date of this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”). As used in this Agreement, “Knowledge” or “Knowingly” means with respect to any Person, what such Person actually knows or reasonably should know, and, in the case of a corporation or other entity, what its executive officers actually know or reasonably should know.

(e)          Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement entered into among the Company and the Buyers as of the date hereof, the (“Registration Rights Agreement”), this Agreement and Section 4(e) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in substance which shall be reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(f)           Own Account. Such Buyer understands that (i) the Securities are “restricted securities” and that the offer and sale of the Securities have not been registered under the 1933 Act or any applicable state securities law and (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Buyer is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the 1933 Act or any applicable state securities law. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(g)          Buyer Status. At the time such Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it: (i) will be either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act or (ii) is not a “U.S. Person” (as defined in Regulation S promulgated under the 1933 Act). If such Buyer is not a U.S. Person, such Buyer further represents and warrants that (1) such Buyer has not subscribed for the Units for the account of any Person who is a U.S. Person, (2) the offer and sale of the Units to such Buyer constitute an “Offshore Transaction” (as defined in Rule 902 promulgated under the 1933 Act), and (3) such Buyer will not resell the Securities, other than in accordance with this Agreement, the Transaction Documents, the provisions of Regulation S promulgated under the 1933 Act (Rules 901 through 905), pursuant to registration under the 1933 Act or pursuant to any other available exemption from registration. Such Buyer further agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided, in the case of a Buyer covered by clause (i) above, by Regulation D promulgated under the 1933 Act or, in the case of a Buyer covered by clause (ii) above, by Regulation S promulgated under the 1933 Act, with respect to the offer and sale of the Units. Such Buyer is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer. Such Buyer is not affiliated with any broker dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

(h)          Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment. Such Buyer understands that nothing in the Agreement or any other materials presented to the Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Buyer acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(i)           General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to such Buyer's knowledge, any other general solicitation or general advertisement.

(j)           Independent Investigation. Such Buyer, in acquiring the Securities, has relied solely upon an independent investigation made by such Buyer and his or her representatives, if any. Prior to the date hereof, such Buyer has been given the opportunity to ask questions of, and receive answers from, representatives of the Company and the Subsidiary regarding the Company’s and the Subsidiary’s management, finances, and business. Such Buyer also has access to or has received the SEC Documents and has carefully reviewed the SEC Documents, including the risk factor disclosure contained therein relating to the high degree of risk involved in investing in the Company’s securities, and is knowledgeable about the affairs of the Company and the Subsidiary. Such Buyer further acknowledges the additional risks associated with the transactions contemplated by this Agreement as set forth on the Schedule of Additional Risk Factors attached hereto. Neither such inquiries nor any other diligence investigation conducted by such Buyer or any of its advisors or representatives shall modify, amend or effect such Buyer’s right to rely upon the Company’s representations and warranties and covenants contained herein or in the Transaction Documents. As used in this Agreement, “SEC Documents” means all reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated by reference therein, filed by the Company pursuant to the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, since August 23, 2013.

(k)          No Government Recommendation or Approval. Such Buyer understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)           No Intent to Effect a Change of Control. Such Buyer has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

(m)         No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Buyer to consummate the transactions contemplated hereby.

(n)          Capitalization. Buyer acknowledges that the transactions described in the Transaction Documents shall result in an adjustment to the conversion ratio applicable to the Company’s Series A Convertible Preferred Stock, which is summarized on Section 3.1(q) of the Disclosure Schedule. Such Buyer acknowledges and agrees that it has reviewed and understands the provisions of the Company’s Articles of Incorporation, including without limitation, the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock and the Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

(o)          Section 13(d)(3) of 1934 Act. The several Buyers shall not constitute a “group” within the meaning of Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder.

(p)          Former Shell Company. Such Buyer acknowledges and understands that the Company was formerly a “shell company” as defined in Rule 12b-2 under the 1934 Act.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the disclosure schedules delivered to each Buyer concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, and except as otherwise described in the SEC Documents (excluding Sections 3(q) and 3(ii), where such exceptions shall only apply when expressly stated therein) or in the Disclosure Schedules, the Company represents and warrants to each of the Buyers that:

(a)          Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing is individually referred to herein as a “Subsidiary.”

(b)          Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series B Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Underlying Series B Shares upon conversion of the Series B Shares and the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and (other than the filing with United States Securities and Exchange Commission (the “SEC”) of one or more Registration Statements (as defined the Registration Rights Agreement), a Current Report on Form 8-K and a Form D and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents will be prior to the Initial Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement the Warrants, the Irrevocable Transfer Agent Instructions and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)          Issuance of Securities. The issuance of the Series B Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance of the Underlying Series B Shares is duly authorized, and upon conversion in accordance with the Series B Shares, the Underlying Series B Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until no Buyer holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, any of the Buyers, in each case, other than the Registration Statement(s) (or the prospectuses contained therein).

(d)          No Conflicts. Except as set forth on Section 3(d) of the Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series B Shares, the Warrants, the Underlying Series B Shares and Warrant Shares and the reservation for issuance of the Underlying Series B Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company (including the Series A Convertible Preferred Stock), or Bylaws (as defined below), (ii) result in the adjustment of the exercise, conversion or exchange price and/or ratio in respect of any securities of the Company or any of its Subsidiaries (other than the Series A Convertible Preferred Stock whose “Series A Conversion Price” as defined in the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock shall be reduced as outlined in Section 3(d) of the Disclosure Schedule), (iii) result in any such securities exercisable, convertible or exchangeable for a greater number of underlying securities, or require the approval or the receipt of waivers from any holders of any instrument or class of securities or counterparties to any agreement or understanding to which the Company or any Subsidiary is a party, (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (v) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state and foreign securities laws and regulations and the rules and regulations of the Principal Market (the “Principal Market” being the Eligible Market that is the principal securities exchange market for the Common Stock)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)          Consents. Except as set forth on Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent from, authorization or order of, or make any filing which has not already been obtained or made (including, without limitation as to the quotation on the Principal Market of the Underlying Series B Shares and the Warrant Shares upon issuance) or registration with (other than the filing with the SEC of the Prospectus Supplement, a Current Report on Form 8-K, and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Initial Closing will have been obtained or effected on or prior to the Initial Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is Knowingly not in violation of the requirements of the Principal Market or foreign, federal, state or local securities laws, and has no Knowledge of any facts or circumstances which could reasonably lead to such violation or suspension of the Common Stock in the foreseeable future. No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings are pending or threatened by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities. Except as set forth on Section 3(f) of the Disclosure Schedule, the Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries or (ii) an “affiliate” (as defined in Rule 144) of the Company (an “Affiliate”) or any of its Subsidiaries. Except as set forth on Section 3(f) of the Disclosure Schedule, the Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. The Company is no longer an issuer identified in Rule 144(i)(1)(i) and at least one year has passed since the Company filed the “Form 10 information” with the SEC to be filed pursuant to Rule 144(i)(2) when the Company last ceased being an issuer identified in, or subject to, Rule 144(i).

(g)          Placement Agent’s Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, as outlined on Section 3(g) of the Disclosure Schedule.

(h)          No Integrated Offering. Other than the consent of the majority of the Holders of the Series A Convertible Preferred Stock, none of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. No registration of the offer, sale or transfer of any of the Securities is required, except for registration contemplated hereby pursuant to the Registration Rights Agreement.

(i)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j)           SEC Reports; Financial Statements. Since August 29, 2014, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements therein not misleading, in light of the circumstances under which they are or were made.

(k)          Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(k) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations or financial condition of the Company. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(k) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact which would reasonably lead a creditor to do so. Except as provided in the SEC Reports, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing will not be, Insolvent (as defined below). For purposes of this Section, “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. After giving effect to the Initial Closing as contemplated herein, neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(l)           No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in Section 3(l) of the Disclosure Schedule and the SEC Documents filed subsequent thereto, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, operations or financial condition that (i) is required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, or (ii) could reasonably be expected to have a Material Adverse Effect.

(m)         Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, to the Company’s Knowledge, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock by the Principal Market in the foreseeable future and the Company is in compliance with all requirements in order to maintain quotation on the Principal Market. Since October 2, 2013, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding or relating to the suspension of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)          Foreign Corrupt Practices; Certain Other Unlawful Matters. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (or rules or regulations or interpretations thereunder); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee or otherwise. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(o)          Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable rules and regulations promulgated by the SEC thereunder.

(p)          Transactions With Affiliates. Except as disclosed in Section 3(p) of the Disclosure Schedule, none of the officers, directors or employees or Affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director or employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(q)          Equity Capitalization. The authorized capital stock of the Company consists of

(i)          as of November 13, 2015 and excluding the Securities, 300,000,000 shares of Common Stock, of which 28,976,540 shares are issued and outstanding,

(ii)         as of November 13, 2015 and excluding the Securities, 50,000,000 shares of preferred stock, of which 24,325,000 shares have been designated as Series A Convertible Preferred Stock, of which 16,656,894 shares are issued and outstanding shares are currently convertible into 16,656,894 shares of Common Stock and

(iii)        as of November 13, 2015 and excluding the Securities, other securities convertible or exercisable into a total of 9,113,384 shares of Common Stock, consisting of 1,375,432 warrants, 7,737,952 options and debt convertible into zero shares of Common Stock.

On or prior to the Initial Closing Date the Company shall file a Certificate of Designations pertaining to the Series B Preferred Stock to be issued hereunder.

The issuance and sale of the Securities will result in an adjustment to the conversion ratio applicable to its Series A Convertible Preferred Stock as described in Section 3(q) of the Disclosure Schedule. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

As of November 13, 2015, excluding the Securities, 19,000,000 shares (or 65.6%) of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. As of November 13, 2015, 1,824,000 shares (or 11.0%) of the Company’s issued and outstanding Series A Convertible Preferred Stock on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. As of November 13, 2015, 26,049,925 shares (or 49.8%) of the Company’s issued and outstanding Common Stock on a fully-diluted basis (including vested options but excluding options that have not yet vested of such date, and not giving effect to any restrictions on amount of ownership or otherwise that may be contained in a security) on the date hereof are owned by Persons who are “Affiliates” of the Company or any of its Subsidiaries. For purposes of this paragraph, “Affiliate shall be as defined in Rule 405 of the 1933 Act and calculated based on the assumption that officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock (and only such persons) are “Affiliates” without conceding that any such Persons are “Affiliates” for purposes of federal securities laws. The Buyers confirm and agree that the Company may have relied on the accuracy of certain SEC filings related.

Except as set forth in Section (q) of the Disclosure Schedule, none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary. Except as set out in this Agreement, as of November 13, 2015, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3(q) of the Disclosure Schedule and the SEC Reports, (A) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (B) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Transaction Documents); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (G) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. For the sake of clarity, the number of shares provided in this Section 3(q) with respect to November 13, 2015 are provided as of the close of business on such date, and such numbers are prior to giving effect to the conversion as contemplated in Section 3(nn).

(r)           Indebtedness and Other Contracts. Except as provided in Section 3(r) of the Disclosure Schedule and the SEC Reports, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party or parties to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect since the date of the Company’s most recent audited financial statements contained in a Form 10-K. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of the Registration Statement.

(t)           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected by the Company to be, in connection with employment by the Company, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)          Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and have good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(w)         Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company has no Knowledge of any infringement by the Company or any of its Subsidiaries of intellectual property rights of others. Neither the Company nor its Subsidiary has any Knowledge of any claim, action or proceeding being made or brought it or being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. Neither the Company nor its Subsidiary has any Knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)           Environmental Laws. To the best of the Company’s Knowledge, for all activities which the Company is specifically and directly involved in, the Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws of the applicable jurisdictions to which the Company is subject relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)          Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z)          Tax Status. The Company and each of its Subsidiaries (i) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due, except those being contested in good faith and (ii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which returns, reports or declarations were due. To the Company’s Knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(aa)        Internal Accounting and Disclosure Controls. Except as otherwise provided in the SEC Reports, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as otherwise provided in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(bb)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc)        Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an Affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)        Acknowledgement Regarding Buyers’ Trading Activity. Except as disclosed in Section 3(cc) of the Disclosure Schedule, and except with respect to any Buyer who is an officer or director of the Company or a Subsidiary of the Company (as outlined in Section 3(cc) of the Disclosure Schedule), it is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s Knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares and Underlying Series B Shares deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ee)        Manipulation of Price. Except as disclosed in Section 3(dd) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has, and no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(ff)          U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(gg)        Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor, to its Knowledge, any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA or to regulation by the Federal Reserve. Neither the Company nor, to its Knowledge, any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(ii)          Registration Rights. Except as disclosed in Section 3(hh) of the Disclosure Schedule, no holder of securities of the Company has rights to the registration of any securities of the Company because of the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(jj)          Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “Affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(kk)        Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(ll)          Ranking of Series B Preferred Stock. No securities of the Company, at the Initial Closing, will be senior to, or pari passu with, the Series B Preferred Stock in right of dividends, damages, upon liquidation or dissolution or otherwise.

(mm)      Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than with respect to the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All written disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(nn)        Consent of Holders of Series A Convertible Preferred Stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock including Sections 4 and 6 thereof, the Company has obtained the written consent of the holders of the majority of the Series A Convertible Preferred Stock approving (i) the mandatory conversion of all shares of the Series A Preferred Stock, with the mandatory conversion time being the earlier of 11:59 p.m. November 13, 2015 or the date of a Final Closing and (ii) the authorization and issuance of the Series B Preferred Stock and the Warrants. The conversion price for the Series A Preferred Stock shall be calculated pursuant to the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as outlined in Section 3(q) of the Disclosure Schedule.

(oo)        Dividends on Series A Convertible Preferred Stock. As of the date hereof, no dividends are due on the Series A Convertible Preferred Stock, and no dividends will be declared by the Company or otherwise due on the Series A Convertible Preferred Stock prior to the date of the mandatory conversion set forth in Section 3(nn) above.

4.	COVENANTS.

(a)          Reporting Status. Until the date on which no Series B Shares and Warrants are outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act and the Company shall not terminate its status as an issuer required to file reports pursuant to the 1934 Act (even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination).

(b)          Financial Information. If any of the following are filed with the SEC, the Company agrees to send the following to each Buyer during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, and unless any, or any portion of, the following has been redacted pursuant to a confidential treatment request or a determination of confidentiality has been made by the SEC (in which event the following in the form filed with the SEC shall be sent), within one (1) Business Day after the filing thereof with the SEC, (i) a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(c)          Quotation/Listing. The Company’s Common Stock is currently designated for quotation on the OTCQB marketplace of the OTC Markets Group, Inc. The Company shall maintain the Common Stock’s designation for quotation (as the case may be) on the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market (other than in connection with listing on a different Eligible Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)          Fees. The Company shall reimburse Iroquois Master Fund Ltd. (“Iroquois”) or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Transaction Documents (including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) in a non-accountable amount equal to $60,000, which amount shall be withheld by Iroquois from its Purchase Price at the Initial Closing or paid by the Company on demand by Iroquois if Iroquois terminates its obligations under this Agreement in accordance with Section 7 (as the case may be), less $20,000 which was previously advanced to Iroquois by the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, broker’s commissions (other than for Persons engaged by any Buyer), escrow agent fees, transfer agent fees or legal fees incurred by the Company relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the placement agent, Katalyst Securities LLC (the “Placement Agent”)). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(e)          Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(f)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, on or before the fourth Business Day following each Closing, issue a press release (the “Press Release”) reasonably acceptable to each of the Large Investors disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 5:30 p.m., New York time, on or before the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Warrants) (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release and the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers (excluding those set out in Schedule 3(f)) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective after the issuance of the Press Release and the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates (other than the Buyers set out in Schedule 3(f) and any Buyers that have executed a confidentiality agreement with the Company), on the other hand, shall terminate. In addition, each of the Buyers set out in Schedule 3(f) acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and such Buyer set out in Schedule 3(f) or any of their affiliates, on the other hand, shall continue before and after the issuance of the Press Release, pursuant to the terms of such agreement. The Company shall not, and the Company shall not Knowingly allow any of its Subsidiaries and each of its and their respective officers, directors, employees and agents, to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior approval of legal counsel; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and the 8-K Filing, or any other filing approved in accordance herewith, and (ii) in the opinion of the Company’s legal counsel, as is required by applicable law and regulations, or the applicable Eligible Market on which the Company’s common stock is listed or designated. Unless required by applicable law, without the prior written consent of the applicable Buyer, the Company shall not (and shall not Knowingly allow any of its Subsidiaries and Affiliates to) disclose the name of such Buyer in any filing (other than in the Transaction Documents filed as exhibits to the 8-K Filing), announcement, release or otherwise. Except as provided in the following sentence, notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer has had, and no Buyer shall have (unless agreed to by a particular Buyer before or after the date hereof in a written agreement executed by the Company and such particular Buyer), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary except where otherwise set out, the term “Buyer” or “Buyers” in this Section 4(f) shall exclude the Placement Agent and any officer, director or employee of the Placement Agent or the Company, or of any of their Subsidiaries. Notwithstanding the foregoing, each Buyer confirms and agrees it shall not contact any Affiliates of the Company, including the Blanchette Rockefeller Neurosciences Institute, including their respective employees, agents and consultants.

(g)          Additional Issuance of Securities. Except as disclosed in Section 4(g) of the Disclosure Schedule and as contemplated by the Transaction Documents, the Company agrees that for the period commencing on the date hereof and ending on the date immediately following the one-hundred and eightieth (180th) day after the date hereof (the “Restricted Period”), unless otherwise consented to in writing by each of the Large Investors, neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock or any security or any debt or other instrument convertible or exchangeable or exercisable into Common Stock or which constitutes (or would constitute but for lack of a fixed exercise or conversion or similar price or if it were not solely cash settled) a “derivative security” (as defined under the rules and regulations under Section 16 of the 1934 Act) or otherwise an equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act) or which does or would otherwise constitute any Option or Convertible Security (as defined in the Warrants) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, the immediately preceding sentence in this Section shall not apply in respect of the issuance of

(A)       shares of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below); provided that (1) all such issuances that are exercisable or vest during the Restricted Period (taking into account the shares of Common Stock issuable upon exercise of such options and equity linked securities that are exercisable or vest during the Restricted Period, but not including shares issuable pursuant to Options or Convertible Securities outstanding as of the date hereof) and are issued after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 2,230,798 shares of Common Stock or standard options to purchase Common Stock or other standard equity linked securities (e.g., stock appreciation rights) to directors, officers or employees; (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers and (3) the issuance price of Common Stock or the exercise price of any such options is not lower than the higher of (i) $0.60 or (ii) the closing price of the Company’s Common Stock on the Principal Market on the trading day prior to the issuance of such Common Stock or option;

(B)       shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof to the extent issued pursuant to their terms as of the date hereof;

(C)       the Series B Shares and the Warrants to the extent issued pursuant to the terms contemplated hereby;

(D)       the Underlying Series B Shares and the Warrant Shares to the extent issued pursuant to the terms set forth in the Series B Shares and Warrants contemplated by this Agreement as of the date hereof;

(E)       issuances of equity to a seller, or in the case of a merger, the shareholders of the target company in such merger, or the officers or employees thereof, in each case in connection with a bona fide merger, business combination transaction or acquisition of stock or assets outside of the ordinary course;

(F)       a stock split or other subdivision or combination, or a stock dividend made to all holders of any Company equity on a pro rata basis; or

(G)       issuances of Common Stock or Convertible Securities in connection with strategic partnerships, joint ventures, licensing, acquisition of assets or technology, or similar arrangements approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (each of the foregoing in clauses (A) through (G), collectively the “Excluded Securities”).

“Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and equity securities may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(h)          Reservation of Shares. So long as any of the Series B Shares and Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 150% of the maximum number of shares of Common Stock issuable upon (i) exercise of all of the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein) and (ii) conversion of all of the Series B Shares (without regard to any limitations on the conversion set forth therein).

(i)           Conduct of Business. So long as any of the Series B Shares and Warrants remain outstanding, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity in any jurisdiction to which the Company is subject, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(j)           Variable Rate Transaction. So long as any of the Series B Shares and Warrants remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement to effect, any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(k)          Corporate Existence. So long as any Buyer owns any Series B Shares or Warrants, the Company shall not be party to any Fundamental Transaction (as respectively defined in the Series B Certificate of Designation and Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Series B Certificate of Designation or Warrants, as applicable.

(l)           Participation Right. From the date hereof through the one year anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section. The Company acknowledges and agrees that the right set forth in this Section is a right granted by the Company, separately, to each Buyer.

(i)           At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice as to whether such Buyer wants to receive material, non-public information about the Company (each such notice, a “Pre-Notice”). Upon the written request of a Buyer to receive such material, non-public information within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers in accordance with the terms of the Offer up to an aggregate of 100% of the Offered Securities, or, in the event of an underwritten offering with an aggregate purchase price of at least $20,000,000, 25% of the Offered Securities, provided that the number of Offered Securities which each such Buyer shall have the right to subscribe for under this Section shall be (a) based on such Buyer’s pro rata portion of the Common Stock purchased hereunder by all Buyers (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)          To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then such Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts (but in no event shall it be greater than such Buyer’s specified Undersubscription Amount), subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii)         The Company shall have ten (10) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)         In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(l)(iii) above), then such Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(iii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(i) above.

(v)          Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi)         Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii)        The Company and each Buyer agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii)       Notwithstanding anything to the contrary in this Section and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries and any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and such Buyer or any of its affiliates, on the other hand, shall terminate. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice in accordance with, and subject to, the terms of this Section and such Buyer will again have the right of participation set forth in this Section. The Company shall not be permitted to deliver more than one Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(n)(ii).

(ix)         The restrictions contained in this Section shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section by providing terms or conditions to one Buyer that are not provided to all Buyers.

(m)         Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely for working capital, sales and marketing and research and development, but not for (i) the repayment of any outstanding indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(n)          Closing Documents. On or prior to twenty (20) calendar days after the Initial Closing Date, the Company agrees to deliver, or cause to be delivered, to each of the Large Investors and SOVR a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 6 hereof or otherwise.

(o)          Compliance with Covenants in Transaction Document. Except as provided herein, for so long as any of the Series B Shares or Warrants remain outstanding, the Company shall comply with all of its covenants set out in the Transaction Documents.

(p)          Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each of SOVR and Ms. Glenns, promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each of SOVR and Ms. Glenns, on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date at the expense of the Company.

(q)          Additional Registration Statements. Except as disclosed in Section 4(r) of the Disclosure Schedule, until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities (as defined in the Registration Rights Agreement). “Applicable Date” means the first date on which the resale by the Buyers of all Registrable Securities is covered by one or more effective Registration Statements (and each prospectus contained therein is available for use on such date).

(r)           Conversion of the Series A Convertible Preferred Stock. The Company will take all steps necessary to ensure that immediately following the Initial Closing, all outstanding shares of Series A Convertible Preferred Stock shall convert into shares of the Company’s common stock.

(s)          Salary of Chairman. Following the Initial Closing, the Company shall take all reasonable efforts to reduce the salary of the Chairman of the Board of Directors of the Company to $40,000 per year effective February 1, 2016.

(t)           FAST Compliance. The Company covenants and agrees to maintain a transfer agent that is a participant in the FAST program so long as any Warrants or Series B Shares remain outstanding.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)          Register. The Company or the Company’s Transfer Agent shall maintain at its principal executive offices or the offices of the Company’s Transfer Agent (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Series B Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Series B Shares and the Warrants have been issued (including the name and address of each transferee), the number of Series B Shares held by such Person and the number of Underlying Series B Shares issuable upon conversion of the Series B Shares held by such Person and Warrant Shares issuable upon exercise of the Warrants held by such Person. Upon reasonable request, the Company shall keep (or instruct the Transfer Agent to keep) the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent and any subsequent Transfer Agent in substantially the form attached hereto as Exhibit G (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at Depository Trust Company (DTC) (as applicable), registered in the name of each Buyer or its respective nominee(s), for the Underlying Series B Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (not to exceed the amount held by such Buyer at such time) upon conversion of the Series B Shares or the exercise of the Warrants (as the case may be). Except as provided in this Agreement, the Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section (e) hereof, will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with this Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC (as applicable) in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Underlying Series B Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s Transfer Agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise, but excluding fees incurred by a Buyer in connection with this Section 5) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)          Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Underlying Series B Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)          Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) if such Securities are registered for resale under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable substance, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section and the Form of Notice attached as Exhibit B to the Registration Rights Agreement, as directed by such Buyer, either: (A) provided that the Company’s Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Underlying Series B Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s nominee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance. Notwithstanding anything to the contrary contained herein, no Buyer shall be required to deliver any seller or broker representation letters to the Company, the Company's transfer agent or any other party in connection with legend removal contemplated by clause (i) in the first sentence of this paragraph.

(e)          Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a Buyer by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Buyer that is free from all restrictive and other legends or (ii) following registration on a Registration Statement, credit the balance account of such Buyer’s or such Buyer’s nominee with DTC for such number of Securities so delivered to the Company, then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 2% of the Stated Value (as defined in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock) or Exercise Price (as defined in the applicable Warrant) attributable to the Securities that the issuance or credit of such was not timely effected. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Buyer’s or such Buyer’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock that such Buyer anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Buyer, the Company shall, within three (3) Trading Days after such Buyer’s request and in such Buyer’s sole discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Buyer a certificate or certificates or credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Underlying Series B Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Buyer by the Required Delivery Date times (B) the Closing Sale Price (as defined in the Warrants) of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)          The obligation of each Buyer hereunder to purchase its applicable Series B Shares and the related Warrants at each Closing is subject to the satisfaction, at or before each Closing Date and in respect of each Closing Date (except as otherwise provided herein), of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party.

(ii)          The Company shall provide to SOVR, Barbara Glenns, legal counsel to the Placement Agent (“Ms. Glenns”) and any Buyer who so requests beforehand, satisfactory evidence from the Secretary of State of its jurisdiction of formation that the Company has been formed and is in good standing and shall deliver to such Buyer a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Initial Closing Date.

(iii)         The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to conduct business at the Initial Closing.

(iv)         The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certified copy of the true and correct Certificate of Incorporation as of the date hereof and shall deliver a certified copy from the Nevada Secretary of State within ten (10) days of the Initial Closing Date.

(v)          The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a copy of a certificate, in the form reasonably acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) Certificate of Incorporation, and (iii) the Bylaws of the Company, in each case, as in effect at the Initial Closing.

(vi)         Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the respective Closing Date as though originally made at that time (except that (1) representations and warranties that speak as of a specific date shall be true and correct in all material respects as of such date and (2) representations and warranties that are qualified by material, Material Adverse Effect or other similar materiality qualifiers shall be true and correct in all respects) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to respective Closing Date, including, without limitation the issuance of all Securities prior to the date of such Closing as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents. Such Buyer shall have received a certificate, executed by the Secretary of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(vii)        The Company shall have delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand, a report from the Company’s Transfer Agent identifying the number of shares of Common Stock outstanding on the Trading Day immediately prior to the Initial Closing.

(viii)       The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading or quotation on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements, if any, of the Principal Market.

(ix)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

(x)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(xi)         Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(xii)        The Company shall have delivered to SOVR and Ms. Glenns, such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

(xiii)       Such Buyer shall have received the opinion of Reed Smith, LLP, the Company’s counsel, dated as of Initial Closing Date, in the form previously agreed to by the Company, SOVR and Ms. Glenns.

(xiv)       A copy of the Irrevocable Transfer Agent Instructions, in the form previously agreed upon by the Company, the Transfer Agent and SOVR, and which have been delivered to and acknowledged in writing by the Company and Transfer Agent shall be delivered to SOVR, Ms. Glenns and any Buyer who so requests beforehand.

(xv)        The Certificate of Designations, Preferences and Rights of Series B Preferred Stock has filed with the Secretary of State of Nevada, and a copy thereof time-stamped by the Nevada Secretary of State has been delivered to the Buyer.

(xvi)       The written consent of the majority holders of the Series A Convertible Preferred Stock referred to in Section 3(nn) has been obtained by the Company and delivered to SOVR and Ms. Glenns.

(xvii)      The Company shall have delivered to SOVR, a revised Engagement Letter with Placement Agent in the form previously agreed with the Placement Agent.

7.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within three (3) Trading Days after the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate its obligations under this Agreement pursuant to this Section shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Series B Shares and the Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(d) above. Notwithstanding anything to the contrary above, nothing contained in this Section shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit or be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) operate, or be deemed to operate, to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer or (iii) limit, or be deemed to limit, any provision of the Warrants which is contrary to the above. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender; Certain Meanings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. When used herein, the words “law,” “rule,” “regulation” and the like means all applicable laws, rules and regulations, domestic or foreign, state, provincial, local or self-regulatory, including without limitation as to all applicable laws, rules and regulations of or related to the United States, applicable states, the SEC, and the Principal Market.

(d)          Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)          Entire Agreement; Amendments. Except with regards to any confidentiality or non-disclosure agreement entered into between the Buyers, the Company, their Affiliates and Persons acting on their behalf in connection with the transactions contemplated hereunder, this Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), (i) have any effect on any agreements any Buyer has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by (i) the Company, (ii) the Buyers, including the Large Investors, who own at least 50% of the outstanding Series B Shares, and (iii) as long as it is a holder of Securities, each of the Large Investors (or, if a Large Investor no longer holds Securities because it has transferred such shares to an “affiliate” (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), such affiliate), and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Buyer, the consent of such Buyer shall also be required. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Any amendment or waiver effected in accordance with this Section shall be binding upon each Buyer. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of Series B Shares or all holders of the Warrants (as the case may be). Except as provided in Schedule 3(f) of the Disclosure Schedule, the Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence investigation conducted by a Buyer or its advisors, if any, or its representatives shall affect such Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by “except as disclosed in the SEC Reports” or “except as disclosed in the SEC Documents” (or similar language), nothing contained in any of the SEC Reports or SEC Documents (as applicable) shall affect such Buyer’s right to rely on, or modify or qualify any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); and (iv) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be:

If to the Company:

Neurotrope, Inc.

50 Park Place, Suite 1401

Newark, New Jersey 07102

Telephone: (973) 242-0005

Facsimile: (973) 242-0009

Email: rweinstein@neurotropebioscience.com

Attention: Robert Weinstein

With a copy (for informational purposes only) to:

Reed Smith LLP

136 Main Street, Suite 250

Princeton Forrestal Village

Telephone: (609) 514-8542

Facsimile: (609) 951-0824

Email: nmantell@reedsmith.com

Attention: Nanette W. Mantell

If to the Transfer Agent:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd.

Suite 230

Ardmore, PA 19003

Telephone: (484) 416-3124

Facsimile: (484) 416-3597

Email: bwinterle@philadelphiastocktransfer.com

Attention: Bob Winterle

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, and if to Iroquois,

with a copy (for informational purposes only) to:

Sanders Ortoli Vaughn-Flam Rosenstadt LLP

501 Madison Avenue

New York, New York 10022

Telephone: (212) 588-0022

Facsimile: (212) 826-9307

Email:   wsr@sovrlaw.com

Attention: William Rosenstadt

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change; provided, however, SOVR shall only be provided copies of notices sent to Iroquois. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Buyer Indemnitees referred to in Section 8(k).

(i)           Survival. The representations, warranties, agreements and covenants shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Indemnification.

(i)           In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents but subject to the provisions of this Section 8(k), the Company shall defend, protect, indemnify and hold harmless each Buyer and all of his, her or its partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or material breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any material breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary in this Agreement, the Company will not be liable to any Indemnitee under this Agreement (x) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnitee’s material breach of any of the representations, warranties, covenants or agreements made by such Indemnitee in this Agreement or in the other Transaction Documents; (y) for any Indemnified Liabilities arising after the date that none of the Series B Preferred Shares or Warrants are outstanding with respect to such Indemnitee.

(ii)          Promptly after receipt by an Indemnitee under this Section of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section, promptly deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section, except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)         The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within a reasonable amount of time after bills are received or Indemnified Liabilities are incurred.

(iv)         The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)         Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(p)          Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(q)          Potential Conflicts. The Placement Agent, its subagents, employees, legal counsel and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

(r)           DTC Accounts. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Buyer’s DTC account, and any obligation hereunder to credit shares to a Buyer’s DTC account shall only apply to unrestricted securities.

(s)          Disclosure. Upon delivery by the Company of any notice in accordance with the terms of the Transaction Documents, unless (i) the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries or (ii) with respect to all Buyers receiving such notice, the Company and each such Buyer are parties to a confidentiality agreement covering the information in such notice, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[signature page follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice
President, Secretary and Treasurer

[SEE “NEUROTROPE, INC. OMNIBUS SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT AND

REGISTRATION RIGHTS AGREEMENT”

FOR SIGNATURE PAGES FOR BUYERS.]

SCHEDULE OF DEFINITIONS

As used in the Agreement, the following terms shall have the meanings set forth below:

a)	“1933 Act” means the Securities Act of 1933, as amended.

b)	“Registrable Securities” shall have the meaning as defined in the Registration Rights Agreement.

c)	“Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

d)	“Transfer Agent” shall mean the transfer agent of the Company from time-to-time.

As used in the Agreement, the following terms shall have the meaning set forth in the corresponding Section below:

Term	Section
1934 Act	2(d)
8-K filing	4(f)
Additional Buyer	1(c)(ii)
Additional Securities	1(c)(ii)
Affiliate	3(f)
Applicable Date	4(r)
Approved Share Plan	4(g)
Available Undersubscription Amount	4(l)(ii)
Basic Amount	4(l)(i)
BHCA	3(hh)
Business Day	1(c)(i)
Buy-In Price	5(e)
Bylaws	3(q)
Certificate of Incorporation	3(q)
Closing	1(c)(i)
Contingent Obligation	3(r)
Convertible Securities	4(g)
Disclosure Schedules	3
Eligible Market	4(c)
Environmental Laws	3(x)
Escrow Agent	1(a)
Exchange Rate	8(p)

Excluded Securities	4(g)(vii)
Federal Reserve	3(hh)
Fundamental Transaction	4(k)
Hazardous Materials	3(x)
Indebtedness	3(r)
Indemnified Liabilities	8(k)
Indemnitees	8(k)
Initial Closing Date	1(c)(i)
Initial Closing	1(c)(i)
Insolvent	3(k)
Intellectual Property Rights	3(w)
Irrevocable Transfer Agent Instructions	5(b)
Knowledge and Knowingly	2(d)
Large Investor	1(c)(ii)
Material Adverse Effect	3(a)
Ms. Glenns	6(a)(ii)
Notice of Acceptance	4(l)(ii)
Offer Notice	4(l)(i)
Offer Period	4(l)(ii)
Offer	4(l)(i)
Offered Securities	4(l)(i)
Person	3(r)
Placement Agent	4(d)
Pre-Notice	4(l)(i)
Press Release	4(f)
Principal Market	3(d)
Purchase Price	1(b)
Refused Securities	4(l)(iii)
Registration Rights Agreement	2(e)
Reporting Period	4(a)
Required Delivery Date	5(d)
Restricted Period	4(g)
Rule 144	2(e)
SEC Documents	2(j)
SEC Reports	3(j)
SEC	3(b)
Securities	Recitals
Series A Warrant	Recitals
Series B Shares	Recitals
Series B Warrant	Recitals
Series C Warrant	Recitals
Series D Warrant	Recitals
Series E Warrant	Recitals
Short Sales	2(d)
SOVR	1(c)(i)
Subsequent Placement Agreement	4(l)(iii)

Subsequent Placement Documents	4(l)(vii)
Subsequent Placement	4(g)
Subsidiaries	3(a)
Trading Affiliates	2(d)
Transaction Documents	3(b)
U.S. Dollars	8(p)
U.S. Person	2(g)
Underlying Series B Shares	Recitals
Undersubscription Amount	4(l)(i)
Unit(s)	1(b)
Variable Rate Transaction	4(j)
Warrant Shares	Recitals
Warrants	Recitals

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Address and E-mail	Number of Series B Shares	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Number of Series D Warrant Shares	Number of Series C Warrant Shares	Number of Series E Warrant Shares	Purchase Price
Abeles, John H.	**** ** **** **., **** *****, ** *****; *********@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667		(1)
Allan Lipkowitz Revcable Living Trust U/A 8/26/05	**** **** ***** **** *******, **; ********@*****.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Altstiel, Larry, MD, PhD	** ***** ****** **********, ** *****; *********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Anderson, Kent Tucker	** ***** *** **** ******, ** *****; ******@****************.***, **********@***.***	1,700.00	170,000	170,000	170,000	170,000	170,000	$102,000.00
Armitage, Barclay	**** ** ***** ***** *********, ** *****; *******@*******.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Baker, Adrienne	*** ******** ****** ******, ** *****; ********.*****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40

1 In consideration for his service to Neurotrope, Inc., Dr. Abeles has agreed to receive a total of 166,667 restricted Units in lieu of receiving $9,000 per month (for up to $100,000).

Baker, Christopher	*** ******** ****** ******, ** *****; *****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Bell Family Trust, dtd 2/2/95, as amended	**. *** ****, ******* **** *. ***** **** ********, ** *****; *****@****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Benison, Jeffrey	** ****** **** ****** ******, ** *****; *******@*********.**	430.00	43,000	43,000	43,000	43,000	43,000	$25,800.00
Berkowitz, Hershel	*** ******* **** *** ** *********, ** *****; ***********@***.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Blatt, Jonathan & Gina JTWROS	**** ********* *** **********, ** *****; *******@**************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Blazier, John C.	**** ****** ***** **** *** *** ******, ** *****; ********@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Blum, Christopher J. and Denise M., JTWROS	*** ***** ******* **** *******, ** *****; *****@***************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Bozarth LLC	***** *. ******* ****** ******* **** ***** ***** ****** *******, ** *****;	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Brenner, Andrew S.	** ****** **. *******, ** *****; **********@***.***	300.00	30,000	30,000	30,000	30,000	30,000	$18,000.00
Brescia, Rocco, Jr.	** ****** ******* *****, ** *****; *****@********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20

Chestler, Daniel	* ****** **** ********, ** *****; *********@************.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Cialone, Juli-Ann	** ********* **** ***** ***** *****, ** *****; ********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
Codi, Joseph	** ******* **** *******, ** *****; *******@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Cohen, Richard	***** ********* ** **** *****, ** *****; *******@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Corbin, Lee Harrison	** **** **** *********, ** *****; *******@*****.***; ******@***.***	450.00	45,000	45,000	45,000	45,000	45,000	$27,000.00
Cotter, John A &Wendy M., JTWRS	***** ***** ***. **, ***********, ** *****; *******@*************.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Currie Family Trust Dtd 6/26/1987, As Amended	***** ***** **. ******, ** *****; ********@********.***; ********@********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Dailey, Robert Jackman	*** *** ****** *** *****, ** *****; ********@*****.***; ***@********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Dave Rickey & Daughters Foundation Charitable Trust Dtd 8/15/2002	***** ******* ******** ** *****, ** *****; ****@*****************.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
David M. Rickey Trust Dtd 5/8/2002	***** ******* ******** ** *****, ** *****; ****@*****************.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00

DeAtkine, David Jr.	** ******** **** ******** *****, ** *****; **********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
DeLoach, Dennis R., Jr.	**** ******* ***** **** *****, ** *****; ********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
DiChiara, Stephen A.	*** ********* **. ******, ** *****; ************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Dimitry, Theodore	*** ******* ***** **** *******, ** *****; *******@*******.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Dritz, James L.	* ********* ***** ******, ** *****-****; ******@*********.***	840.00	84,000	84,000	84,000	84,000	84,000	$50,400.00
Dritz, Russell S	* ****** ***** *********, ** *****; ******@*********.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00
Due Mondi Investments, Ltd.	****** * ****** **** ****** **** ******, ** *****; *******@****.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Engel, Suzanne	*** **** ***** **** **********, ** *****; ****_****@***.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Ernest W. Moody Revocable Trust, dated Jan 14, 2009	**** ******* ***** *** *****, ** *****; *****.****@**************.***	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Fischhoff, Brian and Andrea	**** ********* ******, **********, ** *****; ******@***.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Fisher, Melissa	*** ****** **., *********, ** *****; ******@**************.***	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40

Foster Family Trust, dtd 04-13-2001	****** ****** ***** ******* *. ******, ******* **** ********* ****** **** ****, ** *****; *****@*******.***, *******@***********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Frankel, Robert D.	**** ********** ****** *** ********, ** *****; *********@*****.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Freeland, Charles	** *** *** * ******* ***** ***** **************, ** *****; ***************@*******.***	400.00	40,000	40,000	40,000	40,000	40,000	$24,000.00
Gentile, Albert & Hiedi, JTWROS	* ******** **** ****** ********, ** *****; *******@***.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Gibralt Capital Corporation	**** **** **** **** *******, *** **** *********, ** ****** ******; *****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Gould, Peter C	* **** *** ******, ***. ** *** ****, ** *****; ******@******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Greenberg, Dean A.	*** * ****** ******, *****, ** *****; ****@*************.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Greenberger, Marc	** **** ***** ***** **** *******, ** *****; ************@******.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Greene, Jonathan and Laura M., JTWROS	** **** **** ******* ***** ******, ** *****; ****@***************.***	50.00	5,000	5,000	5,000	5,000	5,000	$3,000.00
Greenover Group LP	**** ******** ***** *******, ** *****; ********@*********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40

Gubbay Investments, LLC	****: ***** ****** ****** *********** *** *** ******* *****, ****** *****, ** *****; ****.******@*****************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
H Investment Company, LLC	****** *****, ******* **** * ****** ****** ***** *** ******, ** *****; ******@*****.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Hackett Family Trust, dtd 07.27.98	***** *******, ******* * ***** ****** ******* *****, ** *****; ********@**********.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
Haft, Jay	*** **** **** ******, ***. *** *** ****, ** *****; *********@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Hale, Allan L	**** * ****** ***** *********, ** *****; *****@************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Hart, Kara Lynn	**** **** ****** ***** ******, ** *****; *********@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Hummel, Daniel W. and Allaire, JTWROS	*** ***** ***** **** **** ********** ****, ** *****; ******@*****.***; ********@*****.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Iseli, Andre	***** ***** **** ***** ****** *********, ** *****; **********@***.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Jaret, Alec H.	*** ****** **** *********, ** *****; *******@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Joel L. Hochman Revocable Trust UAD 12/8/1994	*** ********* **. ******* *****, ** *****; *********@*****,***	400.00	40,000	40,000	40,000	40,000	40,000	$24,000.00
Kadi Family Trust, dtd Aug 31, 2006	**. ******* ****, ******* **** ****** ***** *** ***** ***** *.*. *** **** ******* *******, ** *****; *****@*********.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Kastner, Peter S	*** **** **** **** ********, ** *****; ********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Koch, Kevin & Susan, JTWROS	***** ****** **** **** *******, ** *****	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Lance & Dalia Nagel Family Trust U/A dtd 05/19/2009	***** & ***** *****, ******** *** *********** ****** ********, ** *****; ********@**.***; **********@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Lebhar, Clay G.	**** ** ***** **** ***** *******, ** *****; **********@***.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Lincoln Park Capital Fund, LLC	Attn: Joshua Scheinfeld, President 440 N. Wells St., Suite 410 Chicago, IL 60654; rgarcia@lpcfunds.com	3,750.00	375,000	375,000	375,000	375,000	375,000	$225,000.00
Manzi, Joseph	*** ******** ***** **********, ** *****; ******@**********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Mathieu, Michael J.	** ******* **** ***********, ** *****; ************@***.***	666.67	66,667	66,667	66,667	66,667	66,667	$40,000.20

McGregor, Clyde S & LeAnn P. Pope, JTWROS	*** ******** **** ********, ** *****; *********@***********.***	33,333.34	3,333,334	3,333,334	3,333,334	3,333,334	3,333,334	$2,000,000.40
McGurk, Tom, Jr.	* ******* ***** *********, ** *****; ********@*********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Mendelson, Alan	** ****** **., **** ********, ** *****; ****@*************.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Meryle Evans Family Trust, dtd 12/22/2011	*/* ****** ***** *** ** ***** *** ****, ** *****; ******@*********.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Michael, Daniel	* ******** ****** *******, ** *****; **********@***.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Northlea Partners LLLP	**. **** ****** ******* **** ** **** ** **** *****, ** *****; *********@*****.***	2,083.34	208,334	208,334	208,334	208,334	208,334	$125,000.40
NTR21 Holdings, LLC	***** ********, *** */* ******* ***** *** *** ********** **** **** ****, ** *****; *_*****@*****.***; ******@********************.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
O'Connell, Edward	* ***** ***** ********* *****, ** *****; **************@*******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Omenn, Gilbert	**** **** ****** ***** *** *****, ** *****; ******@***.*****.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00

Peierls Bypass Trust [The]	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	320.00	32,000	32,000	32,000	32,000	32,000	$19,200.00
Peierls Foundation, Inc. (Non-Profit) [The]	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	9,333.34	933,334	933,334	933,334	933,334	933,334	$560,000.40
Peierls, Brian Eliot	**** ********** **** ******, ** *****; **********@*****.***	1,090.00	109,000	109,000	109,000	109,000	109,000	$65,400.00
Peierls, E. Jeffrey	** *. ****** *** ******, ** *****; *******@*******.***	2,000.00	200,000	200,000	200,000	200,000	200,000	$120,000.00
Pierce, Michael J.	*** ***** ** ***** ****** **** *****, ** *****; **********@***.***	2,500.00	250,000	250,000	250,000	250,000	250,000	$150,000.00
Pruzansky, Joel	** ******* ***** *******, ** *****; *************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Raza, Saiyed. Atiq & Nandini Saraiya, JTWROS	**** *********** **** **** ****, ** *****; ****_****@*****.***, *****@*******.***	833.33	83,333	83,333	83,333	83,333	83,333	$49,999.80
Regan, Daniel	** ******** **** *** ****, ** *****; *****@*********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Republic Construction Corp	*************@*****.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Revocable Trust Agreement between Roland F. Hartman and Roland T. Hartman Trust Dtd. 6/5/1998	*** ***** ******* **** **********, ** *****; *******@********.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Robert A. McCleeary Revocable Trust dtd 11/1/2006	****** *. *********, ******* ****** *. ********* ********* ***** **** ******** ***** ******, ** *****; **********@***.***	125.00	12,500	12,500	12,500	12,500	12,500	$7,500.00
Rogers, Dyke	**** ***** ****** *******, ** *****; **********@*****.***	2,500.00	250,000	250,000	250,000	250,000	250,000	$150,000.00
RS & VS Ltd.	****** *********** **** *. ******** **** *** ********, ** *****; *******@******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Sack Family Investment Fund, LLC	*** *'******** ***** ***. **-* ******** ***, ** ***** *******: ****** ****; ********@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Schlosser, Alyson D	* ********* ***** ******, ** *****-****; **********@*****.***	420.00	42,000	42,000	42,000	42,000	42,000	$25,200.00

SDL Ventures, LLC	*** ********, *** */* ****** *. ******* ******** ******** *** *** ******* ****, *** *** ******** ****, ** *****; *********@***********.***	5,000.00	500,000	500,000	500,000	500,000	500,000	$300,000.00
Seyburn, Bruce	**** ****** ***** **** **********, ** *****; ********@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Shymansky, J. Stephen	** ******** **** ********, ** *****; **********@*******.***	583.34	58,334	58,334	58,334	58,334	58,334	$35,000.40
Silverman, Michael	*** **** **** ****** #*** *** ****, ** *****; ***@******************.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Skrzypczak, Casimir	*** ****** *****, ******, ** *****; ********@***.***	300.00	30,000	30,000	30,000	30,000	30,000	$18,000.00
Smith, Brian C	* ******** ***** **** ****, ** *****; *****@**********.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Stark, Michael	** ****** **** *******, ** *****; *******.*****@*******.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Strawbridge, William	** ******** *** ***** *** *********, ** *****; *******.*.***********@**********.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00
Strazzulla, Domenic	*** ******** ******, *** ******, ** *****; *******@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Stringer, Howard	**** ***** ****** #**-* *** ****, ** *****; ***************@*******.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Struve, Clayton A.	*** ******** *** ********, ** ***; ****@**********.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Struve, Clayton A.	*** ******** *** ********, ** ***; ****@**********.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Trust of Paul E. Freiman & Anna Mazzuchi Freiman, Dated May 24, 1996	***** ** **** *. ******* & **** ******** ******* **** *. *******, ******* * ****** ***** **** *******, ** *****; *************@*****.***	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
U.D. Ethel F. Peierls Charitable Lead Trust	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	970.00	97,000	97,000	97,000	97,000	97,000	$58,200.00
U.D.E.F. Peierls for Brian E. Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	820.00	82,000	82,000	82,000	82,000	82,000	$49,200.00
U.D.E.F. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	820.00	82,000	82,000	82,000	82,000	82,000	$49,200.00

U.D.E.S. Peierls for E.F. Peierls et al	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	550.00	55,000	55,000	55,000	55,000	55,000	$33,000.00
U.D.J.N. Peierls for Brian Eliot Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
U.D.J.N. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	1,000.00	100,000	100,000	100,000	100,000	100,000	$60,000.00
U.W.E.S. Peierls for Brian E. Peierls - Accumulation	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	720.00	72,000	72,000	72,000	72,000	72,000	$43,200.00

U.W.E.S. Peierls for E. Jeffrey Peierls - Accumulation	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	450.00	45,000	45,000	45,000	45,000	45,000	$27,000.00
U.W.J.N. Peierls for Brian E. Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	880.00	88,000	88,000	88,000	88,000	88,000	$52,800.00
U.W.J.N. Peierls for E. Jeffrey Peierls	******** ***** ******* ** ******** ****: ****** ********, ******* **** *. ****** ****** *** **** **********, ** *****; ****** ******** *****@****.***, ********** **** *****@****.***	880.00	88,000	88,000	88,000	88,000	88,000	$52,800.00
Wagner, John V.	*** ****** **. *** *****, ** *****; **********@***************.***	833.34	83,334	83,334	83,334	83,334	83,334	$50,000.40
Washburn, Christopher	**** ******* ***** ***** *********, ** *****; ************@*****.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20

Weinstein, Robert	** ******* **** *********, ** *****; ******.*********@*******.***, **********@********************.***	416.67	41,667	41,667	41,667	41,667	41,667	$25,000.20
Whited, Craig	***** ***** ***** **. **** ****** ***** ******, ** *****; ***********@***.***	500.00	50,000	50,000	50,000	50,000	50,000	$30,000.00
Whiting Holdings LP	**** *. *******, ******* ***** *********** ****** ***** **** *** *********, ** *****; ******.*********@*******.***; **********@********************.***	3,520.00	352,000	352,000	352,000	352,000	352,000	$211,200.00
Wiesenberg, James	***** *. ***** ****** **, ** *** **********, ** *****; ***.**********@*****.***	250.00	25,000	25,000	25,000	25,000	25,000	$15,000.00
Wilke, Susanne	** ****** ****** *** *********, ** *****; *******.*******@*****.***	166.67	16,667	16,667	16,667	16,667	16,667	$10,000.20
Willis, Michael L. and Sharon D. Willis JTWROS	** *** ***** ***** ****, ** *****; **************@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Yanowitz, Joel	* ******* *** **** ******, ** *****; *********@*****.***	333.34	33,334	33,334	33,334	33,334	33,334	$20,000.40
Zahavi, Thomas	*** ******* ****** *. *********, ** *****; *****@**.*** ********@*******.***	200.00	20,000	20,000	20,000	20,000	20,000	$12,000.00

INSTITUTIONAL INVESTORS
AIGH Investment Partners LLC	AIGH Investment Partners LLC Orin Hirschman, General Partner 6006 Berkeley Road Baltimore, MD 21209; orin@aighpartners.com	4,166.67	416,667	416,667	416,667	416,667	416,667	$250,000.20
AIGH Investment Partners LP	AIGH Investment Partners LP Orin Hirschman, General Partner 6006 Berkeley Road Baltimore, MD 21209; orin@aighpartners.com	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Alpha Capital Anstalt	Alpha Capital Anstalt C/O LH Financial Services Corp. 510 Madison Avenue, Suite 1400 New York, NY 10022; info@alphacapital.li	12,500.00	1,250,000	1,250,000	1,250,000	1,250,000	1,250,000	$750,000.00
American Capital Management LLC	205 E. 42nd St. 20th FL. New York, NY 10017; kpage@icfund.com	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40
Brio Capital Master Fund Ltd.	c/o Brio Capital Management LLC 1100 Merrick Road, Suite 401W Rockville Centre, NY 11570-4800; shaye@briocapital.com	8,333.34	833,334	833,334	833,334	833,334	833,334	$500,000.40
Ellis International LP	Ellis International LP Martin Chopp, General Partner 100 Merrick Road, Ste 400W Rockville Center, NY 11570; jerry@sdccapital.com; hn@sdccapital.com	22,200.00	2,220,000	2,220,000	2,220,000	2,220,000	2,220,000	$1,332,000.00
Empery Asset Master, Ltd.	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	6,939.20	693,920	693,920	693,920	693,920	693,920	$416,352.00
Empery Tax Efficient, LP	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	4,513.32	451,332	451,332	451,332	451,332	451,332	$270,799.20

Empery Tax Efficient II, LP	c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020; notices@emperyam.com	5,214.15	521,415	521,415	521,415	521,415	521,415	$312,849.00
Firstfire Global Opportunities LLC	Firstfire Global Opportunities Fund LLC Eli Fireman, Managing Member 1040 1st Avenue, Ste 190 New York, NY 10022; eli@firstfirecap.com	3,333.34	333,334	333,334	333,334	333,334	333,334	$200,000.40
Hudson Bay Master Fund Ltd.	C/O Hudson Bay Capital Management LP, 777 Third Ave, 30th Floor, New York, NY 10017; investments@hudsonbaycapital.com	16,666.67	1,666,667	1,666,667	1,666,667	1,666,667	1,666,667	$1,000,000.20
IROQUOIS Capital Investment Group LLC	205 E. 42nd St. 20th FL. New York, NY 10017; rabbe@icfund.com	1,666.67	166,667	166,667	166,667	166,667	166,667	$100,000.20
Iroquois Master Fund Ltd.	205 E. 42nd St., 16th Floor, New York, NY 10022; jsilverman@icfund.com	20,000.00	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	$1,200,000.00
Kingsbrook Opportunities Master Fund LP	c/o Kingsbrook Partners LP 689 Fifth Avenue, 12th Floor New York, NY 10022; investments@kingsbrookpartners.com	1,666.66	166,666	166,666	166,666	166,666	166,666	$99,999.60
R-Squared Partners, LLC	425 East 63rd St. E4K New York, NY 10065; neilrock123@gmail.com	600.00	60,000	60,000	60,000	60,000	60,000	$36,000.00

SCHEDULE OF ADDITIONAL RISK FACTORS

•	Buyers may lose all of their investment. An investment in the Securities is subject to investment risk, including the possible loss of the entire amount that the Buyers invest.

•	The Warrants have an exercise prices ranging from $0.80 to $1.50 per share and will expire on various dates, ranging November 13, 2016 to November 13, 2025. On November 12, 2015, the closing price of the Company’s common stock was $0.70. Therefore, the fair market value of the Warrants must appreciate substantially before their respective expiration dates for the warrants to become "in the money".

•	Shares of Common Stock may be sold in the market following the offering, which may depress the market price for the Common Stock (including shares issued upon the exercise of options and warrants and those shares of Common Stock issued upon conversion of the Company’s outstanding shares of Series A Convertible Preferred Stock).

•	Except as otherwise set forth in the Warrants, Buyers of the Warrants will have no rights as a common stockholder until they acquire the Company’s Common Stock.

•	The Company has broad discretion in the use of the proceeds pursuant to this Agreement and, despite the Company’s efforts, the Company may use the proceeds in a manner that does not improve its operating results or increase the value of your investment.

•	As of June 30, 2015, we had federal and state net operating loss carryforwards of $58.7 million and $53.1 million, respectively, which begin to expire in fiscal 2016. Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, changes in our ownership may limit the amount of our net operating loss carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of our company of more than 50% within a three-year period. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards and tax credit carryforwards before they expire. Any such limitation, whether as the result of future offerings, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us in the future (through the exercise of outstanding Warrants, or otherwise), could have a material adverse effect on our results of operations in future years. We have not completed a study to assess whether an ownership change for purposes of Section 382 has occurred, or whether there have been multiple ownership changes since our inception, due to the significant costs and complexities associated with such study.

Exhibit A

Form of Series A Warrant

Exhibit B

Form of Series B Warrant

Exhibit C

Form of Series C Warrant

Exhibit D

Form of Series D Warrant

Exhibit E

Form of Series E Warrant

COMPANY DISCLOSURE SCHEDULE

November 13, 2015

Pursuant to the Securities Purchase Agreement dated as of November 13, 2015 (the “Agreement”), by and among Neurotrope, Inc. (the “Company”), and the several buyers listed on the Schedule of Buyers attached thereto (the “Buyers”), the Company hereby delivers to the Buyers this Company Disclosure Schedule. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The headings contained in this Company Disclosure Schedule are included for convenience only and do not limit the effect of the items and matters disclosed herein. This Company Disclosure Schedule is arranged in sections corresponding to the numbered sections contained in the Agreement, and the disclosure in any section shall qualify (a) the corresponding section of the Agreement and (b) the other sections of the Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

The inclusion of any information in this Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms of the Agreement to be disclosed, is material, has resulted in or is reasonably likely to result in a Material Adverse Effect.

Except as otherwise specified herein, all information and disclosures in this Company Disclosure Schedule are as of the date hereof.

Section 3(d)

No Conflicts

1.           An amendment to the Preferred Stockholders’ Agreement, dated August 23, 2013 (the “Preferred Stockholders’ Agreement”), is necessary from the holders of a majority of the Registrable Shares (as of the date of the applicable Closing), as such term is defined in such Preferred Stockholders’ Agreement, to clarify that the Registrable Shares do not need to be, and will not be, included in the registration statement contemplated under the Registration Rights Agreement.

2.           Due to the terms and conditions of the transactions contemplated by the Agreement, written consent or the affirmative vote of the holders of at least a majority of the currently outstanding shares of Series A Convertible Preferred Stock is required pursuant to the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A COD”) to effectuate a conversion into common stock.

3.           For information regarding the reduction of the “Series A Conversion Price” (as defined in the Series A COD) of the Series A Convertible Preferred Stock, see Section 3(q) of this Disclosure Schedule.

Section 3(e)

Consents

See Section 3(d) of this Disclosure Schedule above.

Section 3(f)

Acknowledgment Regarding Buyer’s Purchase of Securities

The following directors and executive officers of the Company are purchasing the number of Units specified opposite such individual’s name immediately below:

Name	Title	Amount (USD)	Number of Units
Larry D. Altstiel	Director	$25,000	41,667
Trust of Paul E. Freiman & Anna Mazzuchi Freiman(1)	(1)	$100,000	166,667
Jay Haft	Director	$25,000	41,667
Northlea Partners, LLLP(2)	(2)	$125,000	208,334
NTR21 Holdings, LLC(3)	(3)	$100,000	166,667
Robert Weinstein	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	$25,000	41,667

(1) Mr. Freiman is a Director and the Chairman of the Board of Directors of the Company.

(2) John H. Abeles is the Managing Member of Northlea Partners, LLLP and has sole voting and investment power over the shares owned thereby. Dr. Abeles resigned as a director of the Company effective November 12, 2015.

(3) Charles S. Ramat is the President of NRT21 Equities Corp, which is the Managing Member of NTR21 Holdings, LLC and has sole voting and investment power over the shares owned thereby. Mr. Ramat is serving as President and Chief Executive Officer of the Company and also is a director of the Company.

Additionally, in consideration for his consulting service to the Company in all capacities, Dr. Abeles has agreed to receive a total of 166,667 restricted Units (the “Abeles Units”) in lieu of receiving $9,000 per month (for up to $100,000). The securities underlying the Abeles Units will contain certain restrictions, including that such restrictions shall lapse with respect to 15,000 Series B Shares and a corresponding portion of the Warrants on a monthly basis, for services performed in the preceding month by Dr. Abeles.

Section 3(g)

Placement Agent’s Fees

The Company will pay a cash fee (the “Broker Cash Fee”) to Katalyst Securities, LLC (“Katalyst”) at each Closing equal to 10% of each Closing’s gross proceeds from any sale of the Units in the offering purchased by those Buyers directly introduced to the Company by Katalyst and any investment by an entity specifically formed by a person directly introduced to the Company by Katalyst for the purpose of making an investment in the Company (collectively referred to as the “Katalyst Investors”). The Broker Cash Fee shall be paid to Katalyst in cash by wire transfer from the escrow account established for the offering, and as a condition to closing, simultaneous with the distribution of funds to the Company. In addition, Katalyst shall be entitled to receive a cash fee equal to 10% of the gross proceeds of any exercise for cash of the Warrants held by a Katalyst Retail Investor (as defined below).

Also, at each Closing, the Company will deliver to Katalyst warrants exercisable for a period of five (5) years from the date of the first Closing to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of Units purchased by any Katalyst Investors who are institutional investors (the “Institutional Katalyst Investors”) with an exercise price of $1.50, which shall be lowered to $0.80 on the date of the exercise (if any) of all of the Series A Warrants or all of the Series B Warrants (the “Institutional Broker Warrants”). In addition, at each closing, the Company will deliver to Katalyst warrants exercisable for a period of five (5) years from the date of the first Closing to purchase a number of shares of the Company’s common stock equal to ten percent (10%) of the number of Units purchased by any Katalyst Investors who are not Institutional Katalyst Investors (“Katalyst Retail Investors”) with exercise prices as apportioned as follows: (x) 25% of such number of warrants shall be exercisable for common stock at an exercise price of $0.01 per share (“Penny Broker Warrants”) and (y) 75% of such number of warrants shall be exercisable for common stock at an exercise price of $0.60 per share (“IV Broker Warrants” and collectively with the Institutional Broker Warrants and the Penny Broker Warrants, the “Broker Warrants”).

The allocation of the Brokers Warrants by Katalyst (and its designees, if applicable) shall be provided in writing by Katalyst for review and approval of the Company.

The Company shall also pay Katalyst the fees set forth above if during the Post-Offering Period (as defined below) any person or entity contacted by Katalyst who met with executives of the Company prior to the Closing Date invests in the Company pursuant to which the Company receives the proceeds (each, a “Post-Closing Investor”), regardless of whether or not such Post-Closing Investor also invested in the offering. For purposes hereof, the “Post-Offering Period” shall mean the later of the date that is (i) twenty-four (24) months after the termination of the private placement of a minimum of gross proceeds of $5,000,000 and (ii) the final Closing Date of the offering.

The Company shall also pay Katalyst cash in an amount equal to one percent (1%) of the gross offering proceeds delivered to the Company by Katalyst, for non-accountable expenses (“Broker Expense Fee”).

At the time of the Initial Closing, Katalyst will receive a Broker Cash Fee of $1,532,990.12, Broker Expense Fee of $153,299.01, 1,148,834 Institutional Broker Warrants, 351,538 Penny Broker Warrants and 1,054,615 IV Broker Warrants.

To the extent there is more than one Closing, payment of the proportional amount of the Broker Cash Fees will be made out of the gross proceeds from any sale of Units sold at each Closing and the Company will issue to Katalyst the corresponding number of Brokers Warrants. All cash compensation and Broker Warrants under this Agreement shall be paid directly by the Company to and in the name provided to the Company by Katalyst.

In addition, Trout Capital LLC (“Trout”) will be entitled to certain compensation in the event an institutional lead investor (that participates in the offering) is referred to the Company by Trout. In such case, Trout shall be entitled to receive, a fee in the amount of ten percent (10.0%) of the gross proceeds from any sale of Units in the offering to such institutional lead investor and warrants to purchase shares of the Company’s common stock equal (in the aggregate) to ten percent (10.0%) of the number of number of Units sold at the applicable Closing by Trout, which warrants shall have an exercise price equal to the price per share in the offering. Trout is also entitled to receive such fees, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind, including any offering of equity, equity-linked or convertible security (“Subsequent Financing”), to the extent that such financing or capital is provided to the Company, or to any Affiliate of the Company, by investors whom Trout had introduced directly to the Company if such Subsequent Financing is consummated at any time within the twelve (12) month period following the closing of the offering or termination of the engagement letter between the Company, Trout and Katalyst.

Furthermore, the Company entered into an agreement with Array Capital Management, LLC (“Array”) working exclusively with its agent, Kenneth A. Sorensen (“Sorensen”). Sorensen contacted certain entities (“Sorensen Contacts”). If any of the Sorensen Contacts agree to invest in the offering, then Array shall receive a fee equal to the amount of ten percent (10.0%) of the gross proceeds from any sale of securities in the offering to the Sorensen Contacts and warrants to purchase shares of the Company’s common stock equal (in the aggregate) to ten percent (10.0%) of the number of number of securities sold. Katalyst and Trout will not be entitled to any fees or expenses identified in above with respect to such Sorensen Contacts. The Company shall also pay a financing fee to Array in connection with any applicable financing transaction that is consummated within twelve (12) months after April 2, 2015, the termination of the engagement of Array, if any investor in such financing transaction is a Sorensen Contact.

Intuitive Venture Partners, LLC, a Delaware limited liability company (“Intuitive”), is the administrator of a Buyer(s) participating in the offering of the Units. Some of the members of Intuitive are registered representatives affiliated with Katalyst and may receive selling commissions as per the terms of the executed engagement letter between Katalyst and the Company, as amended.

Section 3(k)

Absence of Certain Changes

As of July 10, 2015, Neurotrope BioScience, Inc.’s rights to the technology associated with the Alzheimer’s Disease diagnostic test automatically reverted back to Blanchette Rockefeller Neurosciences Institute (“BRNI”) effective June 30, 2015.

Section 3(l)

No Undisclosed Events, Liabilities, Developments or Circumstances

See Section 3(k) of this Disclosure Schedule above.

Section 3(p)

Transactions With Affiliates.

See Section 3(f) of this Disclosure Schedule above.

Section 3(q)

Equity Capitalization

1.           Preemptive Rights and Other Similar Rights/Liens/Encumbrances

See Section 3(d) above of this Disclosure Schedule above.

2.           Agreements or Arrangements Requiring the Company or any of its Subsidiaries to Register its Securities

See Section 3(gg) of this Disclosure Schedule below.

3.           Adjustment to the Conversion Ratio Applicable to its Series A Convertible Preferred Stock (“Series A Preferred Stock”):

The terms of the Series A Preferred Stock provide that each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time-to-time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of the Company’s Common Stock as is determined by dividing the Series A Original Issue Price (as defined below) by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A Conversion Price” shall initially be equal to $1.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of the Company’s Common Stock, shall be subject to certain adjustments described in the Company’s Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Certificate of Designations”).

Section 5.4 of the Company’s Series A Certificate of Designations addresses adjustments to the Series A Conversion Price for diluting issues. Section 5.4 of the Company’s Series A Certificate of Designations is set forth immediately below.

Section 5.4.1 sets forth the following definitions:

a)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

b)	“Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

c)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

d)	“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.4.3 below, deemed to be issued) by the Company after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

i.	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

ii.	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.5, 5.6, 5.7 or 5.8 (of the Series A Certificate of Designations);

iii.	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

iv.	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

v.	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

vi.	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

vii.	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; or

viii.	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

Section 5.4.2 of the Series A Certificate of Designations provides that no adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

As mentioned above, Section 5.4.3 addresses deemed issue of Additional Shares of Common Stock. Section 5.4.3 provides:

a)	If the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

b)	If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 (please see below), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

c)	If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5 (please see below)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

d)	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

e)	If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

Section 5.4.4 of the Company’s Series A Certificate of Designations sets forth the Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company issues Additional Shares of Common Stock (as defined in the Series A Certificate of Designations), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price is reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

•	CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

•	“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

•	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue);

•	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

•	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

According to Section 5.4.5 of the Series A Certificate of Designations, for purposes of Subsection 5.4 of the Series A Certificate of Designations, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

a)	Cash and Property: Such consideration shall:

i.	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

ii.	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

iii.	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

b)	Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

i.	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

ii.	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

Section 5.4.6 of the Series A Certificate of Designations provides that in the event the Company issues, on more than one date, Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms above, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

Please see Exhibit 3.1 attached to the Company’s quarterly report on Form 10-Q for the quarterly period ended July 31, 2013, to review the Company’s Series A Certificate of Designations in its entirety.

See sample calculations re: Series A Convertible Preferred Stock on the following page.

Sample Calculations Pursuant to

Section 5.4.4 of the Series A Certificate of Designations of

Series A Convertible Preferred Stock

Set forth below are sample Series A Conversion Price calculations using potential offering sizes of $12,000,000 and $15,000,000. The actual new Series A Conversion Price resulting from the transaction contemplated under the Purchase Agreement will be calculated following the completion of the offering in accordance with the terms of the Purchase Agreement and the Series A Certificate of Designations.

A.	Sample calculation pursuant to Section 5.5.4 of the Series A Certificate of Designations pertaining to the Series A Preferred Stock assuming an offering size of $12,000,000 (with $6,000,000 from Katalyst Retail Investors and $6,000,000 from Katalyst Institutional Investors):

CP2=CP1*(A+B)/(A+C)

CP1=1.00 (the price per share for the Series A Preferred Stock))

A= 54,746,818 (assuming outstanding shares of common stock on a fully diluted basis as of October 30, 2015)

B= 44,452,500 (assuming aggregate consideration of $12,000,000 for the Series B Shares and related Warrants, plus $2,500 for 250,000 Penny Broker Warrants, plus $450,000 for the 750,000 IV Broker Warrants, $32,000,000 for 40,000,000 Warrants, divided by CP1)

C= 61,000,000 (assuming 20,000,000 shares of common stock, plus an additional 250,000 shares of common stock issuable upon exercise of the Penny Broker Warrants, plus an additional 750,000 shares of common stock issuable upon exercise of the IV Broker Warrants, plus an additional 40,000,000 shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants)

So,

CP2=1*(54,746,818 + 44,452,500)/( 54,746,818 + 61,000,000)

CP2=1*(99,199,318/115,746,818)

CP2= $0.8570

Thus, under this sample scenario the new Series A Conversion Price would be $0.8570 (when rounded to the nearest one-hundredth of a cent in accordance with Section 5.4.4 of the Series A Certificate of Designations)

B.	Sample calculation pursuant to Section 5.5.4 of the Series A Certificate of Designations pertaining to the Series A Preferred Stock assuming an offering size of $15,000,000 (with $8,000,000 from Katalyst Retail Investors and $7,000,000 from Katalyst Institutional Investors):

CP2=CP1*(A+B)/(A+C)

CP1=1.00 (the price per share for the Series A Preferred Stock))

A= 54,746,818 (assuming outstanding shares of common stock on a fully diluted basis as of October 30, 2015)

B= 55,018,750 (assuming aggregate consideration of $15,000,000 for the Units plus $3,333 for 333,333 Penny Broker Warrants, plus $600,000 for the IV Broker Warrants, plus $40,000,000 for 50,000,000 Warrants, divided by CP1)

C= 76,333,333 (assuming 25,000,000 shares of common stock, plus an additional 333,333 shares of common stock issuable upon exercise of the Penny Broker Warrants, plus an additional 1,000,000 shares of common stock issuable upon plus an additional, 50,000,000 shares of common stock issuable upon exercise of the Series A Warrants and the Series B Warrants)

So,

CP2=1*(54,746,818 + 55,018,750)/( 54,746,818 + 76,333,333)

CP2=1*(110,350,151/131,080,151)

CP2= $0.8419

Thus, under this sample scenario the new Series A Conversion Price would be $0.8419 (when rounded to the nearest on-hundredth of a cent in accordance with Section 5.4.4 of the Series A Certificate of Designations)

Section 3(r)

Indebtedness and Other Contracts

1.         As discussed in the SEC Documents, on February 4, 2015, Neurotrope BioScience, Inc., the Company’s wholly owned subsidiary, BRNI and NRV II, LLC entered into an Amended and Restated Technology License and Services Agreement (the “BRNI License”), which further amended and restated the Technology License and Services Agreement dated as of October 31, 2012, as amended by Amendment No. 1 dated as of August 21, 2013. If BRNI violates such agreement, or defaults on its obligations to Neurotrope BioScience, Inc., it could result in a Material Adverse Effect to the Company and/or Neurotrope BioScience, Inc.

2.         The Company is a party to Lease Agreement regarding their offices at 50 Park Place, Suite 1401, Newark, New Jersey 07102 with monthly rent and utilities equal to $7,950.

3.         The Company has financed certain of their insurance obligations and as of September 30, 2015, the note payable was $18,393.

Section 3(w)

Intellectual Property Rights

As of July 10, 2015, Neurotrope BioScience, Inc.’s rights to the technology associated with the Alzheimer’s Disease diagnostic test automatically reverted back to BRNI effective June 30, 2015.

Section 3(dd)

Acknowledgment Regarding Buyers’ Trading Activity

See Section 3(f) of this Disclosure Schedule above for an explanation of certain Buyers that are officers, directors, employees or Affiliates of the Company and/or Neurotrope BioScience. These Buyers are subject to the requirements contained in the Company’s policies, including without limitation the Insider Trading Policy.

Section 3(ee)

Manipulation of Price

See Section 3(g) of this Disclosure Schedule.

Section 3(ii)

Registration Rights

See “Certain Relationships and Related Transactions – Registration Rights” contained in the Company’s Post-Effective Amendment No. 1 to Form S-1 (Registration No. 333-200664) filed with the SEC on April 8, 2015. See Section 4(v) of this Disclosure Schedule. Such registration rights shall not be applicable to the registration of the securities contemplated by the Registration Rights Agreement.

Further, certain holders of the Company’s Series A Preferred Stock have registration rights pursuant to the Preferred Stockholders’ Agreement, made as of August 23, 2013, as amended, by and among the Company and the stockholders listed on Schedule A to such agreement. Such registration rights shall not be applicable to the registration of the securities contemplated by the Registration Rights Agreement.

Section 4(g)

Additional Issuance of Securities

See Section 3(f) of this Disclosure Schedule.

Section 4(r)

Additional Registration Statements

1.           On November 8, 2014, the Company filed with the SEC a registration statement on Form S-8 (Registration No. 333-200310).

2.           On December 1, 2014, the Company filed with the SEC a registration statement on Form S-1 (Registration No. 333- 200664), as amended by the Post-Effective Amendment filed on Form S-1 filed with the SEC on April 8, 2015, under which it has continuing obligations to update the prospectus filed therewith or the registration statement under certain circumstances. The Company intends to file a Post-Effective Amendment to convert such registration statement to a Form S-3 on or around the time of the filing of the Registration Statement filed pursuant to the Registration Rights Agreement. For the sake of clarity, such conversion to a Form S-3 will not involve the registration of any additional securities other than those are currently registered on the Form S-1 (Registration No. 333- 200664).

Exhibit 10.2

Form of Series A Warrants

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEUROTROPE, INC.

WARRANT TO PURCHASE COMMON STOCK

Series A Warrant No.: [—]

Date of Issuance: November 13, 2015 (“Issuance Date”)

Neurotrope, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [———], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [———] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Securities Purchase Agreement (as defined below). This Warrant is one of the warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1.            EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.80 subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder on or prior to the Warrant Share Delivery Deadline, the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to either (i) with respect to restricted shares, 1% of the product of (A) the aggregate number of restricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), or (ii) with respect to unrestricted securities, 2% of the product of (A) the aggregate number of unrestricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). If on or prior to the Warrant Share Delivery Deadline, the Company shall fail to issue and deliver (or cause to be issued and delivered) the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, and if on or after such Warrant Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time after one hundred and twenty (120) calendar days following the Issuance Date, the Warrant Shares to be received upon the cash exercise of this Warrant are not freely tradable by Holder without restriction of any kind or nature, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

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(f)          Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder (together with such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and any other Persons acting as a group together ("Attribution Parties")) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates or Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder and its Attribution Parties) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder (and such Holder's Attribution Parties) of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder (and its Attribution Parties) sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to 150% of the shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2.            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If an event requiring an adjustment of the Exercise Price under this Section occurs, the Mandatory Notice Trading Price shall be adjusted accordingly.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any outstanding Options decreases to a purchase price or exercise price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such decreased purchase or exercise price of such Option, or (B) the conversion price of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock decreases to a conversion price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such conversion price. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are decreased in the manner described in the immediately preceding sentence, the price adjustment to the Exercise Price shall be made as of the date of such decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 14 of this Warrant.

(d)          Forced Conversion of Series B Preferred Stock. The provisions of Section 2(b) and 2(c) shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (a “Forced Conversion”), provided that any adjustment to the Exercise Price made pursuant to Section 2(b) or Section 2(c) prior to the Forced Conversion shall remain in full force and effect as shall any right to an adjustment of the Exercise Price pursuant to Section 2(b) and Section 2(c) that existed prior to the Forced Conversion but that had not yet been made.

(e)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable.

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(f)          Series A Conversion. Notwithstanding any language in this Warrant to the Contrary, neither the Exercise Price nor the number of Warrant Shares shall be adjusted under this Warrant as a result of the conversion of the Series A Preferred Stock, as contemplated by the Transaction Documents, including in Section 3(nn) of the Securities Purchase Agreement.

3.            RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.            PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or shares of stock convertible into Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage); further provided that in the event of any Purchase Rights due in relation to a grant, issue or sale to record holders of shares of stock convertible into Common Stock, the amount of Purchase Rights to be received by the Holder shall be determined by calculating the Purchase Rights the holders of the record holders of shares of stock Convertible into Common Stock received per share of Common Stock underlying such class of stock convertible into Common Stock.

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

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(c)          Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

(e)          Forced Conversion of Series B Preferred Stock. The provisions of this Section 4 (other than the provisions of Section 4(b)) shall cease to be effective upon the occurrence of a Forced Conversion, provided that the applicable provisions of this Section 4 (other than the provisions of Section 4(b)) shall remain in effect with regards to any right granted to the Holder under this Section 4 (other than the provisions of Section 4(b)) prior to the Forced Conversion.

5.            MANDATORY EXERCISE

(a)          Mandatory Exercise Right of the Company. At any time after the Issuance Date, the Company may require the Holder to exercise all, but not less than all (subject to Section 1(f)), of the unexercised portion of this Warrant in accordance with the terms hereof; provided that, as of the date on which the Company provides notice to the Holder of such mandatory exercise (the “Mandatory Exercise Notice Date”), (i) the last reported sale price of Common Stock on each of the twenty (20) consecutive Trading Days immediately prior to the Mandatory Exercise Notice Date exceeded $1.50 (the “Mandatory Notice Trading Price”), and (ii) the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on any of the twenty (20) consecutive Trading Days immediately preceding the Mandatory Exercise Notice Date is not less than $150,000 per day on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination. Notwithstanding anything to the contrary herein, the Company shall not be permitted to deliver a Mandatory Exercise Notice (as defined below) if (1) the Registration Statement (as defined in the Securities Purchase Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale of all of the Warrant Shares or the Warrant Shares to be received upon the exercise of this Warrant shall not be freely tradable by Holder without restriction of any kind or nature, (2) the Company shall have failed to timely deliver any Warrant Shares pursuant to the proper exercise of this Warrant, and (3) the Common Stock shall not be listed or quoted for trading on an Eligible Market.

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(b)          Mandatory Exercise Procedure. In connection with any such mandatory exercise of the Warrant, the Company shall deliver an irrevocable written notice (the “Mandatory Exercise Notice”) to each Holder stating that the Company shall exercise its rights pursuant to this Section 5 and specifying the number of underlying shares of Common Stock to be acquired by such Holder and the date on which the exercise of the Warrant is to be consummated, which date shall be three (3) Business Days after the date on which the Mandatory Exercise Notice is given to each Holder (the “Mandatory Exercise Closing Date”). Subject to the terms and conditions of this Warrant, on any such Mandatory Exercise Closing Date, each Holder shall exercise its Warrants and acquire the underlying shares of Common Stock in accordance with the terms set forth in this Warrant and the Mandatory Exercise Notice.

(c)          Failure to Mandatory Exercise. In the event that the Holder does not exercise this Warrant (with respect to the number of underlying shares of Common Stock listed in the Mandatory Exercise Notice) prior to the Mandatory Exercise Closing Date, the Holder shall forfeit any rights under this Warrant, including the right to exercise this Warrant to the extent not previously exercised prior to the Mandatory Exercise Notice Date, and this Warrant shall be treated as canceled for all purposes; provided, however, in the event that the Holder or the Company has initiated a dispute pursuant to Section 14 regarding whether the mandatory exercise was valid pursuant to this Section 5, this Warrant shall not be canceled until such dispute is resolved in favor of the Company.

6.            NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement and including any certificate of designations), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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7.            WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

8.            REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred pursuant to the terms and conditions of this Warrant, the Holder shall surrender this Warrant to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may reasonably request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.           NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction; provided that the Company shall not be obligated to provide such notice if the required information is filed with the SEC through EDGAR and available to the public through the EDGAR system. Notwithstanding anything to the contrary in this Section 9, the failure to deliver any notice under this Section 9 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 9.

10.          AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement (excluding any warrants delivered to the Placement Agent or its Affiliates). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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11.          SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.          GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.          CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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14.          DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or otherwise (as the case may be) to an independent, reputable investment bank of nationally recognized standing or other independent professional organization of equal reputation and standing selected jointly by the Holder and the Company (each proposed organization being subject to the consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed) or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall request the investment bank, professional organization or the accountant (as the case may be) to perform at the Company’s expense the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s, professional organization’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

15.          REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16.          TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

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17.          DTC Accounts. Notwithstanding anything to the contrary in this Warrant, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Holder’s DTC account, and any obligation hereunder to credit shares to a Holder’s DTC account shall only apply to unrestricted securities.

18.          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(c)          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(a) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) (c)and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(g)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)           “Effective Date” shall have the meaning give in Section 5(a).

(j)           “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(k)          “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(m)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(n)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p)          “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(q)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and each of the buyers who are a party thereto.

(r)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(t)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(u)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NEUROTROPE, INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of Neurotrope, Inc., a Nevada corporation (the “Company”), evidenced by Series A Warrant No.            (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

_________________________	a “Cash Exercise” with respect to ______________ Warrant Shares; and/or

_________________________	a “Cashless Exercise” with respect to ___________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at      [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $         .

2.          Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $          to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below,        shares        of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: ___________

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

NEUROTROPE, INC.

By:
Name:
Title:

Exhibit 10.3

Form of Series B Warrants

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEUROTROPE, INC.

WARRANT TO PURCHASE COMMON STOCK

Series B Warrant No.: [—]

Date of Issuance: November 13, 2015 (“Issuance Date”)

Neurotrope, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [———], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [———] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Securities Purchase Agreement (as defined below). This Warrant is one of the warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.80 subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder on or prior to the Warrant Share Delivery Deadline, the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to either (i) with respect to restricted shares, 1% of the product of (A) the aggregate number of restricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), or (ii) with respect to unrestricted securities, 2% of the product of (A) the aggregate number of unrestricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). If on or prior to the Warrant Share Delivery Deadline, the Company shall fail to issue and deliver (or cause to be issued and delivered) the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, and if on or after such Warrant Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time after one hundred and twenty (120) calendar days following the Issuance Date, the Warrant Shares to be received upon the cash exercise of this Warrant are not freely tradable by Holder without restriction of any kind or nature, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

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(f)          Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder (together with such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and any other Persons acting as a group together ("Attribution Parties")) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates or Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder and its Attribution Parties) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder (and such Holder's Attribution Parties) of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder (and its Attribution Parties) sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to 150% of the shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If an event requiring an adjustment of the Exercise Price under this Section occurs, the Mandatory Notice Trading Price shall be adjusted accordingly.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any outstanding Options decreases to a purchase price or exercise price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such decreased purchase or exercise price of such Option, or (B) the conversion price of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock decreases to a conversion price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such conversion price. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are decreased in the manner described in the immediately preceding sentence, the price adjustment to the Exercise Price shall be made as of the date of such decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 14 of this Warrant.

(d)          Forced Conversion of Series B Preferred Stock. The provisions of Section 2(b) and 2(c) shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (a “Forced Conversion”), provided that any adjustment to the Exercise Price made pursuant to Section 2(b) or Section 2(c) prior to the Forced Conversion shall remain in full force and effect as shall any right to an adjustment of the Exercise Price pursuant to Section 2(b) and Section 2(c) that existed prior to the Forced Conversion but that had not yet been made.

(e)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable.

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(f)          Series A Conversion. Notwithstanding any language in this Warrant to the Contrary, neither the Exercise Price nor the number of Warrant Shares shall be adjusted under this Warrant as a result of the conversion of the Series A Preferred Stock, as contemplated by the Transaction Documents, including in Section 3(nn) of the Securities Purchase Agreement.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or shares of stock convertible into Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage); further provided that in the event of any Purchase Rights due in relation to a grant, issue or sale to record holders of shares of stock convertible into Common Stock, the amount of Purchase Rights to be received by the Holder shall be determined by calculating the Purchase Rights the holders of the record holders of shares of stock Convertible into Common Stock received per share of Common Stock underlying such class of stock convertible into Common Stock.

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

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(c)          Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

(e)          Forced Conversion of Series B Preferred Stock. The provisions of this Section 4 (other than the provisions of Section 4(b)) shall cease to be effective upon the occurrence of a Forced Conversion, provided that the applicable provisions of this Section 4 (other than the provisions of Section 4(b)) shall remain in effect with regards to any right granted to the Holder under this Section 4 (other than the provisions of Section 4(b)) prior to the Forced Conversion.

5.          MANDATORY EXERCISE

(a)          Mandatory Exercise Right of the Company. At any time after the Issuance Date, the Company may require the Holder to exercise all, but not less than all (subject to Section 1(f)), of the unexercised portion of this Warrant in accordance with the terms hereof; provided that, as of the date on which the Company provides notice to the Holder of such mandatory exercise (the “Mandatory Exercise Notice Date”), (i) the last reported sale price of Common Stock on each of the twenty (20) consecutive Trading Days immediately prior to the Mandatory Exercise Notice Date exceeded $1.50 (the “Mandatory Notice Trading Price”), and (ii) the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on any of the twenty (20) consecutive Trading Days immediately preceding the Mandatory Exercise Notice Date is not less than $150,000 per day on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination. Notwithstanding anything to the contrary herein, the Company shall not be permitted to deliver a Mandatory Exercise Notice (as defined below) if (1) the Registration Statement (as defined in the Securities Purchase Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale of all of the Warrant Shares or the Warrant Shares to be received upon the exercise of this Warrant shall not be freely tradable by Holder without restriction of any kind or nature, (2) the Company shall have failed to timely deliver any Warrant Shares pursuant to the proper exercise of this Warrant, and (3) the Common Stock shall not be listed or quoted for trading on an Eligible Market.

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(b)          Mandatory Exercise Procedure. In connection with any such mandatory exercise of the Warrant, the Company shall deliver an irrevocable written notice (the “Mandatory Exercise Notice”) to each Holder stating that the Company shall exercise its rights pursuant to this Section 5 and specifying the number of underlying shares of Common Stock to be acquired by such Holder and the date on which the exercise of the Warrant is to be consummated, which date shall be three (3) Business Days after the date on which the Mandatory Exercise Notice is given to each Holder (the “Mandatory Exercise Closing Date”). Subject to the terms and conditions of this Warrant, on any such Mandatory Exercise Closing Date, each Holder shall exercise its Warrants and acquire the underlying shares of Common Stock in accordance with the terms set forth in this Warrant and the Mandatory Exercise Notice.

(c)          Failure to Mandatory Exercise. In the event that the Holder does not exercise this Warrant (with respect to the number of underlying shares of Common Stock listed in the Mandatory Exercise Notice) prior to the Mandatory Exercise Closing Date, the Holder shall forfeit any rights under this Warrant, including the right to exercise this Warrant to the extent not previously exercised prior to the Mandatory Exercise Notice Date, and this Warrant shall be treated as canceled for all purposes; provided, however, in the event that the Holder or the Company has initiated a dispute pursuant to Section 14 regarding whether the mandatory exercise was valid pursuant to this Section 5, this Warrant shall not be canceled until such dispute is resolved in favor of the Company.

6.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement and including any certificate of designations), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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7.          WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

8.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred pursuant to the terms and conditions of this Warrant, the Holder shall surrender this Warrant to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may reasonably request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.          NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction; provided that the Company shall not be obligated to provide such notice if the required information is filed with the SEC through EDGAR and available to the public through the EDGAR system. Notwithstanding anything to the contrary in this Section 9, the failure to deliver any notice under this Section 9 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 9.

10.         AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement (excluding any warrants delivered to the Placement Agent or its Affiliates). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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11.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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14.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or otherwise (as the case may be) to an independent, reputable investment bank of nationally recognized standing or other independent professional organization of equal reputation and standing selected jointly by the Holder and the Company (each proposed organization being subject to the consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed) or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall request the investment bank, professional organization or the accountant (as the case may be) to perform at the Company’s expense the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s, professional organization’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

15.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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16.         TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

17.         DTC Accounts. Notwithstanding anything to the contrary in this Warrant, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Holder’s DTC account, and any obligation hereunder to credit shares to a Holder’s DTC account shall only apply to unrestricted securities.

18.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(c)          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(a) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) (c)and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(g)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)          “Effective Date” shall have the meaning give in Section 5(a).s

(j)          “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(k)          “Expiration Date” means the date that is the first (1st) anniversary of the Issuance Date, provided that if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)          “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(m)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(n)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p)          “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(q)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and each of the buyers who are a party thereto.

(r)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(t)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(u)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NEUROTROPE, INC.

The undersigned holder hereby exercises the right to purchase           of the shares of Common Stock (“Warrant Shares”) of Neurotrope, Inc., a Nevada corporation (the “Company”), evidenced by Series B Warrant No.             (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to ______________ Warrant Shares; and/or a “Cashless Exercise” with respect to ___________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $          .

2.          Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $          to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below,        shares        of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: ___________

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

NEUROTROPE, INC.

By:
Name:
Title:

Exhibit 10.4

Form of Series C Warrants

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEUROTROPE, INC.

WARRANT TO PURCHASE COMMON STOCK

Series C Warrant No.: [—]

Date of Issuance: November 13, 2015 (“Issuance Date”)

Neurotrope, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [———], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [———] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Securities Purchase Agreement (as defined below). This Warrant is one of the warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25 subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder on or prior to the Warrant Share Delivery Deadline, the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to either (i) with respect to restricted shares, 1% of the product of (A) the aggregate number of restricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), or (ii) with respect to unrestricted securities, 2% of the product of (A) the aggregate number of unrestricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). If on or prior to the Warrant Share Delivery Deadline, the Company shall fail to issue and deliver (or cause to be issued and delivered) the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, and if on or after such Warrant Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time after one hundred and twenty (120) calendar days following the Issuance Date, the Warrant Shares to be received upon the cash exercise of this Warrant are not freely tradable by Holder without restriction of any kind or nature, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

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(f)          Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder (together with such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and any other Persons acting as a group together ("Attribution Parties")) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates or Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder and its Attribution Parties) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder (and such Holder's Attribution Parties) of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder (and its Attribution Parties) sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to 150% of the shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If an event requiring an adjustment of the Exercise Price under this Section occurs, the Mandatory Notice Trading Price shall be adjusted accordingly.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any outstanding Options decreases to a purchase price or exercise price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such decreased purchase or exercise price of such Option, or (B) the conversion price of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock decreases to a conversion price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such conversion price. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are decreased in the manner described in the immediately preceding sentence, the price adjustment to the Exercise Price shall be made as of the date of such decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 14 of this Warrant.

(d)          Forced Conversion of Series B Preferred Stock. The provisions of Section 2(b) and 2(c) shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (a “Forced Conversion”), provided that any adjustment to the Exercise Price made pursuant to Section 2(b) or Section 2(c) prior to the Forced Conversion shall remain in full force and effect as shall any right to an adjustment of the Exercise Price pursuant to Section 2(b) and Section 2(c) that existed prior to the Forced Conversion but that had not yet been made.

(e)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable.

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(f)          Series A Conversion. Notwithstanding any language in this Warrant to the Contrary, neither the Exercise Price nor the number of Warrant Shares shall be adjusted under this Warrant as a result of the conversion of the Series A Preferred Stock, as contemplated by the Transaction Documents, including in Section 3(nn) of the Securities Purchase Agreement.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or shares of stock convertible into Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage); further provided that in the event of any Purchase Rights due in relation to a grant, issue or sale to record holders of shares of stock convertible into Common Stock, the amount of Purchase Rights to be received by the Holder shall be determined by calculating the Purchase Rights the holders of the record holders of shares of stock Convertible into Common Stock received per share of Common Stock underlying such class of stock convertible into Common Stock.

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

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(c)          Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

(e)          Forced Conversion of Series B Preferred Stock. The provisions of this Section 4 (other than the provisions of Section 4(b)) shall cease to be effective upon the occurrence of a Forced Conversion, provided that the applicable provisions of this Section 4 (other than the provisions of Section 4(b)) shall remain in effect with regards to any right granted to the Holder under this Section 4 (other than the provisions of Section 4(b)) prior to the Forced Conversion.

5.          MANDATORY EXERCISE

(a)          Mandatory Exercise Right of the Company. At any time after the Issuance Date, the Company may require the Holder to exercise all, but not less than all (subject to Section 1(f)), of the unexercised portion of this Warrant in accordance with the terms hereof; provided that, as of the date on which the Company provides notice to the Holder of such mandatory exercise (the “Mandatory Exercise Notice Date”), (i) the last reported sale price of Common Stock on each of the twenty (20) consecutive Trading Days immediately prior to the Mandatory Exercise Notice Date exceeded $2.00 (the “Mandatory Notice Trading Price”), and (ii) the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on any of the twenty (20) consecutive Trading Days immediately preceding the Mandatory Exercise Notice Date is not less than $150,000 per day on the Eligible Market on which the Common Stock is listed or designated for quotation as of such date of determination. Notwithstanding anything to the contrary herein, the Company shall not be permitted to deliver a Mandatory Exercise Notice (as defined below) if (1) the Registration Statement (as defined in the Securities Purchase Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale of all of the Warrant Shares or the Warrant Shares to be received upon the exercise of this Warrant shall not be freely tradable by Holder without restriction of any kind or nature, (2) the Company shall have failed to timely deliver any Warrant Shares pursuant to the proper exercise of this Warrant, and (3) the Common Stock shall not be listed or quoted for trading on an Eligible Market.

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(b)          Mandatory Exercise Procedure. In connection with any such mandatory exercise of the Warrant, the Company shall deliver an irrevocable written notice (the “Mandatory Exercise Notice”) to each Holder stating that the Company shall exercise its rights pursuant to this Section 5 and specifying the number of underlying shares of Common Stock to be acquired by such Holder and the date on which the exercise of the Warrant is to be consummated, which date shall be three (3) Business Days after the date on which the Mandatory Exercise Notice is given to each Holder (the “Mandatory Exercise Closing Date”). Subject to the terms and conditions of this Warrant, on any such Mandatory Exercise Closing Date, each Holder shall exercise its Warrants and acquire the underlying shares of Common Stock in accordance with the terms set forth in this Warrant and the Mandatory Exercise Notice.

(c)          Failure to Mandatory Exercise. In the event that the Holder does not exercise this Warrant (with respect to the number of underlying shares of Common Stock listed in the Mandatory Exercise Notice) prior to the Mandatory Exercise Closing Date, the Holder shall forfeit any rights under this Warrant, including the right to exercise this Warrant to the extent not previously exercised prior to the Mandatory Exercise Notice Date, and this Warrant shall be treated as canceled for all purposes; provided, however, in the event that the Holder or the Company has initiated a dispute pursuant to Section 14 regarding whether the mandatory exercise was valid pursuant to this Section 5, this Warrant shall not be canceled until such dispute is resolved in favor of the Company.

6.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement and including any certificate of designations), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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7.          WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

8.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred pursuant to the terms and conditions of this Warrant, the Holder shall surrender this Warrant to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may reasonably request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.          NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction; provided that the Company shall not be obligated to provide such notice if the required information is filed with the SEC through EDGAR and available to the public through the EDGAR system. Notwithstanding anything to the contrary in this Section 9, the failure to deliver any notice under this Section 9 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 9.

10.         AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement (excluding any warrants delivered to the Placement Agent or its Affiliates). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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11.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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14.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or otherwise (as the case may be) to an independent, reputable investment bank of nationally recognized standing or other independent professional organization of equal reputation and standing selected jointly by the Holder and the Company (each proposed organization being subject to the consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed) or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall request the investment bank, professional organization or the accountant (as the case may be) to perform at the Company’s expense the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s professional organization’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

15.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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16.         TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

17.         DTC Accounts. Notwithstanding anything to the contrary in this Warrant, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Holder’s DTC account, and any obligation hereunder to credit shares to a Holder’s DTC account shall only apply to unrestricted securities.

18.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(c)          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(a) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) (c)and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(g)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)          “Effective Date” shall have the meaning give in Section 5(a).

(j)          “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(k)          “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date, provided that if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)          “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(m)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

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(n)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(o)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p)          “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(q)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and each of the buyers who are a party thereto.

(r)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(t)          “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(u)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NEUROTROPE, INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of Neurotrope, Inc., a Nevada corporation (the “Company”), evidenced by Series C Warrant No.            (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to ______________ Warrant Shares; and/or a “Cashless Exercise” with respect to ___________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at     [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $       .

2.          Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: ___________

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

NEUROTROPE, INC.

By:
Name:
Title:

Exhibit 10.5

Form of Series D Warrants

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEUROTROPE, INC.

WARRANT TO PURCHASE COMMON STOCK

Series D Warrant No.: [—]

Date of Issuance: November 13, 2015 (“Issuance Date”)

Neurotrope, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [———], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [———] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Securities Purchase Agreement (as defined below). This Warrant is one of the warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1.            EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.00 subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder on or prior to the Warrant Share Delivery Deadline, the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to either (i) with respect to restricted shares, 1% of the product of (A) the aggregate number of restricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), or (ii) with respect to unrestricted securities, 2% of the product of (A) the aggregate number of unrestricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). If on or prior to the Warrant Share Delivery Deadline, the Company shall fail to issue and deliver (or cause to be issued and delivered) the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, and if on or after such Warrant Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time after one hundred and twenty (120) calendar days following the Issuance Date, the Warrant Shares to be received upon the cash exercise of this Warrant are not freely tradable by Holder without restriction of any kind or nature, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

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(f)          Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder (together with such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and any other Persons acting as a group together ("Attribution Parties")) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates or Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder and its Attribution Parties) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder (and such Holder's Attribution Parties) of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder (and its Attribution Parties) sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to 150% of the shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2.            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If an event requiring an adjustment of the Exercise Price under this Section occurs, the Mandatory Notice Trading Price shall be adjusted accordingly.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any outstanding Options decreases to a purchase price or exercise price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such decreased purchase or exercise price of such Option, or (B) the conversion price of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock decreases to a conversion price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such conversion price. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are decreased in the manner described in the immediately preceding sentence, the price adjustment to the Exercise Price shall be made as of the date of such decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(d)          Forced Conversion of Series B Preferred Stock. The provisions of Section 2(b) and 2(c) shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (a “Forced Conversion”), provided that any adjustment to the Exercise Price made pursuant to Section 2(b) or Section 2(c) prior to the Forced Conversion shall remain in full force and effect as shall any right to an adjustment of the Exercise Price pursuant to Section 2(b) and Section 2(c) that existed prior to the Forced Conversion but that had not yet been made.

(e)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable.

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(f)          Series A Conversion. Notwithstanding any language in this Warrant to the Contrary, neither the Exercise Price nor the number of Warrant Shares shall be adjusted under this Warrant as a result of the conversion of the Series A Preferred Stock, as contemplated by the Transaction Documents, including in Section 3(nn) of the Securities Purchase Agreement.

3.            RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.            PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or shares of stock convertible into Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage); further provided that in the event of any Purchase Rights due in relation to a grant, issue or sale to record holders of shares of stock convertible into Common Stock, the amount of Purchase Rights to be received by the Holder shall be determined by calculating the Purchase Rights the holders of the record holders of shares of stock Convertible into Common Stock received per share of Common Stock underlying such class of stock convertible into Common Stock.

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

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(c)          Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

(e)          Forced Conversion of Series B Preferred Stock. The provisions of this Section 4 (other than the provisions of Section 4(b)) shall cease to be effective upon the occurrence of a Forced Conversion, provided that the applicable provisions of this Section 4 (other than the provisions of Section 4(b)) shall remain in effect with regards to any right granted to the Holder under this Section 4 (other than the provisions of Section 4(b)) prior to the Forced Conversion.

5.            NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement and including any certificate of designations), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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6.            WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7.            REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred pursuant to the terms and conditions of this Warrant, the Holder shall surrender this Warrant to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may reasonably request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

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(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.            NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction; provided that the Company shall not be obligated to provide such notice if the required information is filed with the SEC through EDGAR and available to the public through the EDGAR system. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9.            AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement (excluding any warrants delivered to the Placement Agent or its Affiliates). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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10.          SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.          GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.          CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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13.          DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or otherwise (as the case may be) to an independent, reputable investment bank of nationally recognized standing or other independent professional organization of equal reputation and standing selected jointly by the Holder and the Company (each proposed organization being subject to the consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed) or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall request the investment bank, professional organization or the accountant (as the case may be) to perform at the Company’s expense the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s, professional organization’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14.          REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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15.          TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.          DTC Accounts. Notwithstanding anything to the contrary in this Warrant, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Holder’s DTC account, and any obligation hereunder to credit shares to a Holder’s DTC account shall only apply to unrestricted securities.

17.          CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(c)          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(a) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) (c)and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(g)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)           “Effective Date” shall have the meaning give in Section 5(a).

(j)           “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(k)          “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series B Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(m)         “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series B Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series B Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(n)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q)          “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(r)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and each of the buyers who are a party thereto.

(s)          “Series B Warrant” means the Series B Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

(t)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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(v)         “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(w)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEUROTROPE INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NEUROTROPE INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of Neurotrope Inc., a Nevada corporation (the “Company”), evidenced by Series D Warrant No.            (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

_________________________	a “Cash Exercise” with respect to ______________ Warrant Shares; and/or

_________________________	a “Cashless Exercise” with respect to ___________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at      [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $         .

2.          Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below,        shares        of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: ___________

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code
Number:
(if shares are delivered by electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

NEUROTROPE INC.

By:
Name:
Title:

Exhibit 10.6

Form of Series E Warrants

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER, THE SUBSTANCE OF WHICH IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NEUROTROPE, INC.

WARRANT TO PURCHASE COMMON STOCK

Series E Warrant No.: [—]

Date of Issuance: November 13, 2015 (“Issuance Date”)

Neurotrope, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [———], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [———] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in the Securities Purchase Agreement (as defined below). This Warrant is one of the warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and the investor(s) thereunder (the “Buyer” or “Buyers” as applicable) referred to therein (the “Securities Purchase Agreement”).

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding any provision of this Warrant to the contrary, no more than the Maximum Eligibility Number of Warrant Shares shall be exercisable hereunder.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.50 subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, to issue (or cause to be issued) to the Holder on or prior to the Warrant Share Delivery Deadline, the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to either (i) with respect to restricted shares, 1% of the product of (A) the aggregate number of restricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a), or (ii) with respect to unrestricted securities, 2% of the product of (A) the aggregate number of unrestricted shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). If on or prior to the Warrant Share Delivery Deadline, the Company shall fail to issue and deliver (or cause to be issued and delivered) the Warrant Shares required to be delivered in accordance with, and in the manner required by, Section 1(a) above, and if on or after such Warrant Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) ”B” as set out in the formula in Section 1(d).

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at any time after one hundred and twenty (120) calendar days following the Issuance Date, the Warrant Shares to be received upon the cash exercise of this Warrant are not freely tradable by Holder without restriction of any kind or nature, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 14.

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(f)          Limitations on Exercises. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder (together with such Holder’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) and any other Persons acting as a group together ("Attribution Parties")) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock after giving effect to such exercise. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates or Attribution Parties) and of which such securities shall be exercisable (as among all such securities owned by the Holder and its Attribution Parties) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder (and such Holder's Attribution Parties) of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder (and its Attribution Parties) sending such notice and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

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(g)          Insufficient Authorized Shares. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock equal to 150% of the shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, to the extent required by law or the rules of the Eligible Market on which the Common Stock is traded or quoted, the Company shall provide each shareholder with a proxy statement and shall use its reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)          Stock Dividends and Splits. If the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of stock into a smaller number of shares, then in each such case (a) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and (b) the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If an event requiring an adjustment of the Exercise Price under this Section occurs, the Mandatory Notice Trading Price shall be adjusted accordingly.

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(b)          Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i)          Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any outstanding Options decreases to a purchase price or exercise price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such decreased purchase or exercise price of such Option, or (B) the conversion price of any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock decreases to a conversion price that is less than the Exercise Price in effect at such time (other than in relation to a stock split or stock dividend that has affected the Exercise Price on a pro-rata basis), the Exercise Price shall be adjusted to such conversion price. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are decreased in the manner described in the immediately preceding sentence, the price adjustment to the Exercise Price shall be made as of the date of such decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)        Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)          Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 13 of this Warrant.

(d)          Forced Conversion of Series B Preferred Stock. The provisions of Section 2(b) and 2(c) shall cease to be effective upon the occurrence of a forced conversion of all of the Company’s Series B Preferred Stock pursuant to Section 7(e) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (a “Forced Conversion”), provided that any adjustment to the Exercise Price made pursuant to Section 2(b) or Section 2(c) prior to the Forced Conversion shall remain in full force and effect as shall any right to an adjustment of the Exercise Price pursuant to Section 2(b) and Section 2(c) that existed prior to the Forced Conversion but that had not yet been made.

(e)          Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/100th of cent and the nearest 1/100th of a share, as applicable.

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(f)          Series A Conversion. Notwithstanding any language in this Warrant to the Contrary, neither the Exercise Price nor the number of Warrant Shares shall be adjusted under this Warrant as a result of the conversion of the Series A Preferred Stock, as contemplated by the Transaction Documents, including in Section 3(nn) of the Securities Purchase Agreement.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock or shares of stock convertible into Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage); further provided that in the event of any Purchase Rights due in relation to a grant, issue or sale to record holders of shares of stock convertible into Common Stock, the amount of Purchase Rights to be received by the Holder shall be determined by calculating the Purchase Rights the holders of the record holders of shares of stock Convertible into Common Stock received per share of Common Stock underlying such class of stock convertible into Common Stock.

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(b)          Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).

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(c)          Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)          Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants, options or other instruments or securities) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (and any such subsequent warrants, options or other instruments or securities)).

(e)          Forced Conversion of Series B Preferred Stock. The provisions of this Section 4 (other than the provisions of Section 4(b)) shall cease to be effective upon the occurrence of a Forced Conversion, provided that the applicable provisions of this Section 4 (other than the provisions of Section 4(b)) shall remain in effect with regards to any right granted to the Holder under this Section 4 (other than the provisions of Section 4(b)) prior to the Forced Conversion.

5.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement and including any certificate of designations), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

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6.          WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred pursuant to the terms and conditions of this Warrant, the Holder shall surrender this Warrant to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may reasonably request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.          NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction; provided that the Company shall not be obligated to provide such notice if the required information is filed with the SEC through EDGAR and available to the public through the EDGAR system. Notwithstanding anything to the contrary in this Section 8, the failure to deliver any notice under this Section 8 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8.

9.          AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement (excluding any warrants delivered to the Placement Agent or its Affiliates). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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10.         SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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13.         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) may submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price, fair market value or otherwise (as the case may be) to an independent, reputable investment bank of nationally recognized standing or other independent professional organization of equal reputation and standing selected jointly by the Holder and the Company (each proposed organization being subject to the consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed) or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall request the investment bank, professional organization or the accountant (as the case may be) to perform at the Company’s expense the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s, professional organization’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determination or calculation is furthest from that determined or calculation by the investment bank or accountant shall pay the costs of such determination or calculation.

14.         REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance or stamp tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

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15.         TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.         DTC Accounts. Notwithstanding anything to the contrary in this Warrant, the Company shall not be obligated herein to credit any restricted securities, including any Warrant Shares if so restricted, to the Holder’s DTC account, and any obligation hereunder to credit shares to a Holder’s DTC account shall only apply to unrestricted securities.

17.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) (the “Pink Sheets”) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(c)          “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(a) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) (c)and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d)          “Bloomberg” means Bloomberg, L.P.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Sale Price” means, for any security as of any date, the last closing trade price, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the Pink Sheets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(g)         “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)         “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)          “Effective Date” shall have the meaning give in Section 5(a).

(j)          “Eligible Market” means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(k)         “Expiration Date” means the date that is the fifth (5th) anniversary of the date of the initial exercise of the Series C Warrant or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)          “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(m)          “Maximum Eligibility Number” means initially zero and shall be increased upon each exercise of the Series C Warrant held by the Holder by such aggregate number of shares of Common Stock equal to 100% of the number of shares of Common Stock issued upon any such exercise of such Series C Warrant (as adjusted for stock splits, stock distributions, recapitalizations and similar events).

(n)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q)          “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(r)          “Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 13, 2015, by and among Neurotrope, Inc. and each of the buyers who are a party thereto.

(s)          “Series C Warrant” means the Series C Warrant to Purchase Common Stock issued pursuant to the Securities Purchase Agreement.

(t)          “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(u)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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(v)         “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(w)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

NEUROTROPE, INC.

The undersigned holder hereby exercises the right to purchase                   of the shares of Common Stock (“Warrant Shares”) of Neurotrope Inc., a Nevada corporation (the “Company”), evidenced by Series E Warrant No.                   (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.          Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to ______________ Warrant
Shares; and/or

a “Cashless Exercise” with respect to ___________ Warrant
Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $         .

2.          Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $              to the Company in accordance with the terms of the Warrant.

3.          Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date: ___________

Name of Registered Holder

By:
Name:
Title:

Account
Number:
(if shares are delivered by electronic book entry transfer)

Transaction Code

Number:
(if shares are delivered by electronic book entry transfer)

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

NEUROTROPE, INC.

By:
Name:
Title:

Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 13, 2015, is by and among Neurotrope, Inc., a Nevada corporation (the “Company”), and each of the buyers identified on the attached Exhibit A (each, a “Buyer,” and collectively, the “Buyers”).

RECITALS

A.           In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of November 13, 2015 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) the Series B Shares (as defined in the Securities Purchase Agreement) which will be convertible into Underlying Series B Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Series B Shares and (ii) the Warrants (as defined in the Securities Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Warrants.

B.           To induce the Buyers to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.          Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)          “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)          “Broker” means the holder(s) of the Broker Warrant Shares.

(c)          “Broker Warrants” shall have the meaning set forth in Section 3(g) of the Disclosure Schedule to the Securities Purchase Agreement, as further set out in the Engagement Letter.

(d)          “Broker Warrant Shares” means the shares of Common Stock issuable upon exercise of the Broker Warrants.

(e)          “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(f)          “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(g)          “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 90th calendar day after the Closing Date or, in the event that the SEC or the Staff (as defined below) cause a delay in the effectiveness of such Registration Statement due to comments regarding the number of shares being registered, then the 120th calendar day after the Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement or, in the event that the SEC or the Staff (as defined below) cause a delay in the effectiveness of such Registration Statement due to comments regarding the number of shares being registered, then the 120th calendar day after the Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review; provided, however, if such day is not a Business Day, the “Effectiveness Deadline” means the first Business Day thereafter.

(h)          “Engagement Letter” means the Engagement Letter, dated April 9, 2015, by and between the Company, Katalyst Securities LLC (“Katalyst”) and Trout Capital LLC, as amended on August 25, 2015, and as further amended by and between the Company and Katalyst on November 2, 2015.

(i)          “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 30th calendar day after the Closing Date and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement; provided, however, if such day is not a Business Day, the “Effectiveness Deadline” means the first Business Day thereafter.

(j)          “Holder” means the Investors and the Broker.

(k)          “Investor” means a Buyer or any transferee or assignee of any Registrable Securities, Series B Shares or Warrants, as applicable, to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities, Series B Shares or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

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(l)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(m)          “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(n)          “Registrable Securities” means (i) the Broker Warrant Shares, (ii) the Underlying Series B Shares, (iii) the Warrant Shares and (iv) any capital stock of the Company issued or issuable with respect to the Underlying Series B Shares, the Warrant Shares, the Series B Shares or the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Series B Shares or exercise of the Warrants; provided, however, that the term “Registrable Securities” shall not include any underlying Series B Shares, Warrant Shares or any capital stock of the Company issued or issuable with respect to the Underlying Series B Shares, the Warrant Shares, the Series B Shares or the Warrants that are sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC.

(o)          “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities.

(p)          “Required Registration Amount” means 150% of the sum of (i) the maximum number of Underlying Series B Shares issued and issuable pursuant to the Series B Shares, (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, and (iii) the maximum number of Broker Warrant Shares issued and issuable pursuant to the Broker Warrants, in each case, as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the conversion of the Series B Shares or the exercise of the Warrants set forth therein), all subject to adjustment as provided in Section 2(d).

(q)          “Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration.

(r)          “Rule 415” means Rule 415 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(s)          “SEC” means the United States Securities and Exchange Commission or any successor thereto.

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2.          Registration.

(a)          Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-3 (or equivalent) or, if the Company is not eligible to use Form S-3, Form S-1 (or equivalent) covering the resale of all of the Registrable Securities, provided that such initial Registration Statement shall (subject to reduction pursuant to Section 2(f) below) register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC. Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by each of the Buyers or the SEC) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit C. The Company shall use its best efforts to have such initial Registration Statement, and each other Registration Statement required to filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b)          Legal Counsel. Subject to Section 5 hereof, each of Iroquois Master Fund Ltd. (“Iroquois”) and Katalyst shall have the right to select one (1) legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which, for Iroquois, shall be Sanders Ortoli Vaughn-Flam Rosenstadt LLP or such other counsel as thereafter designated by Iroquois, and, for Katalyst, shall be Barbara Glenns or such other counsel as thereafter designated by Katalyst.

(c)          Use of Form S-3. The Company shall undertake to register the resale of all the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use.

(d)          Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or a Holder’s allocated portion of the Registrable Securities pursuant to Section 2(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use its best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on (i) conversion of the Series B Shares (and such calculation shall assume that the Series B Shares are then fully convertible into shares of Common Stock at the then-prevailing applicable Conversion Price) and (ii) exercise of the Warrants (and such calculation shall assume that the Warrants are then fully exercisable for shares of Common Stock at the then-prevailing applicable Exercise Price).

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(e)          Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(f) but subject to reduction pursuant to 2(f)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording Legal Counsel the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(f) but subject to reduction pursuant to 2(f)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities (excluding the Broker) relating to such Registration Statement an amount in cash equal to one percent (1%) of such Investor’s Stated Value (as defined in the certificate of designations, preferences and rights for the Series B Stock (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) two percent (2%) of such Investor’s Stated Value on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the first (1st) Business Day immediately following the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months), or the maximum rate of interest allowable under applicable law, until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market) with respect to any period during which all of such Investor’s Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable). Furthermore, notwithstanding the foregoing, no Registration Delay Payment shall be required with respect to any delay or limitation resulting from any subject matter described in Section 2(f) below.

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(f)          Offering. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Holders participating therein (or as otherwise may be acceptable to Legal Counsel) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Holders until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Holders on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Holder) unless the inclusion of shares by a particular Holder or a particular set of Holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Holder or set of Holders shall be the only shares subject to reduction (and if by a set of Holders on a pro rata basis by such Holders or on such other basis as would result in the exclusion of the least number of shares by all such Holders), provided that in the event of any such pro rata reduction,

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(i)	The number of Broker Warrant Shares shall first be reduced until all Broker Warrant Shares have been eliminated from such Registration Statement (if so required),

(ii)	the number of Series E Warrant Shares shall first be reduced until all Series E Warrant Shares have been eliminated from such Registration Statement (if so required),

(iii)	then the number of Series D Warrant Shares shall first be reduced until all Series D Warrant Shares have been eliminated from such Registration Statement (if so required),

(iv)	then the number of Series C Warrant Shares shall first be reduced until all Series C Warrant Shares have been eliminated from such Registration Statement (if so required),

(v)	then the number of Series A Warrant Shares shall be reduced until all Series B Warrant Shares have been eliminated from such Registration Statement (if so required),

(vi)	then the number of Series B Warrant Shares shall be reduced until all Series A Warrant Shares have been eliminated from such Registration Statement (if so required), and

(vii)	then the number of Underlying Series B Shares shall be reduced until all Underlying Series B Shares have been eliminated from such Registration Statement (if so required).

In addition, in the event that the Staff or the SEC requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the SEC does not require such identification or until such Holder accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable Securities other than those issued pursuant to the Securities Purchase Agreement. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within six (6) months of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Investor multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Investor as contemplated above).

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(g)          Piggyback Registrations. Without limiting any obligation of the Company hereunder or under the Securities Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, or any (post-effective) amendments or supplements on form S-3 or other form to SEC Registration No. 333- 333-200664), then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered; provided, however, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(h)          Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee or assignee (as the case may be) that becomes a Holder shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

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(i)          No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of (i) the Investors holding a majority of the Registrable Securities at that time and (ii) Iroquois Master Fund Ltd. (or any “affiliate” (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended to which it has transferred Registrable Securities) as long as Iroquois Master Fund Ltd. (or such affiliate) is a holder of Registrable Securities on the applicable date. Except as disclosed in the Securities Purchase Agreement, including the Disclosure Schedule related thereto, until the Applicable Date, the Company shall not enter into any agreement providing any registration rights to any of its security holders.

3.          Related Obligations.

The Company shall use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a)          The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline but subject to reduction pursuant to 2(f)) and use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Holders on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date as of which all of the Holders may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(f)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within one (1) Business Day after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the consent of Legal Counsel is obtained pursuant to Section 3(c) (which consent shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than the earlier of (i) 5:00 p.m. on the date two Business Days after the submission of such request, and (ii) forty-eight (48) hours after the submission of such request.

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(b)          Subject to Section 3(r) of this Agreement, the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus (including any supplement thereto) is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the 1933 Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)          The Company shall (A) permit Legal Counsel to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto or to any prospectus contained therein without the prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries, (ii) after the same is prepared and filed with the SEC, one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto, if requested by a Holder. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

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(d)          The Company shall promptly furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request from time to time), if requested by a Holder and (iii) such other documents (including, without limitation, copies of any preliminary or final prospectus) as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(e)          The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holders of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)          The Company shall notify Legal Counsel and each Holder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Holder (or such other number of copies as Legal Counsel and each Holder may reasonably request). The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Holder by e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto (it being understood and agreed that the Company’s response to any such comments shall be delivered to the SEC no later than ten (10) Business Days after the receipt thereof).

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(g)          The Company shall (i) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and (ii) notify Legal Counsel and each Holder who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)          If any Holder or the Broker may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Holder consents to so being named an underwriter, at the request of any such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given (by Company counsel) in an underwritten public offering, addressed to such Holder.

(i)          If any Holder may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Holder consents to so being named an underwriter, upon the written request of such Holder, the Company shall make available for inspection by (i) such Holder, (ii) legal counsel for such Holder and (iii) one (1) firm of accountants or other agents retained by such Holder (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Holder) or use of any Records or other information which the Company’s executive officers or board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement, any other Transaction Document or other agreement between the Company and such Holder, if any. Such Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Holder, if any) shall be deemed to limit any Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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(j)          The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the 1933 Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at such Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)          Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on the Principal Market, on which securities of the same class or series issued by the Company are then designated, if any, if the designation of such Registrable Securities is then permitted and required under the rules of such exchange, or (iii) if, despite the Company’s best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall cooperate with each Holder and any broker or dealer through which any such Holder proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Holder. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(k).

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(l)          The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely (i) credit of such number of Registrable Securities to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system preparation, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Holders may reasonably request from time to time and registered in such names as the Holders may request.

(m)          If requested by a Holder, the Company shall as soon as practicable after receipt of notice from such Holder and subject to Section 3(r) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by a Holder holding any Registrable Securities.

(n)          The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities in the United States.

(o)          To the extent required by the 1933 Act, the Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(p)          The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)          Within one (1) Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in substantially the form attached hereto as Exhibit B, provided that if the transfer agent shall require reasonable changes to such letter (including an opinion of legal counsel as to the removal of any restrictive legends following any sale of the Registrable Securities pursuant to such Registration Statement), the Company shall make such changes or cause its legal counsel to make such changes and provide such a letter.

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(r)          Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(r)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly notify the Holders in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Holders) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period all such Grace Periods shall not exceed an aggregate of thirty (30) days, (II) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period and (III) no Grace Period may exist during the sixty (60) Trading Day period immediately following the Effective Date of such Registration Statement (provided that such sixty (60) Trading Day period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use) (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(r), the Company shall cause its transfer agent to deliver shares of Common Stock to a transferee of a Holder in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to such Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(s)          The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Holders of its Registrable Securities pursuant to each Registration Statement.

4.          Obligations of the Holders.

(a)          At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

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(b)          Each Holder, by such Holder’s acceptance of the Registrable Securities (as the case may be), agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c)          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the earliest to occur of (i) such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(f), (ii) the Company’s filing of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(f) with the SEC and (iii) receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver shares of Common Stock to a transferee of a Holder in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(f) and for which such Holder has not yet settled.

(d)          Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.          Expenses of Registration.

All reasonable expenses incurred by the Company (other than underwriting discounts and commissions) in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse Iroquois for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, which amount shall be limited to $5,000.

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6.          Indemnification.

(a)          In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Holder within the meaning of the 1933 Act or the 1934 Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Holder to the extent such Claim is based on a failure of such Holder to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Holders pursuant to Section 9.

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(b)          In connection with any Registration Statement in which a Holder is participating, such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), such Holder will reimburse an Indemnified Party any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed, provided further that such Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Holders pursuant to Section 9.

(c)          Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d)          No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)          The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)          The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.          Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Holder has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

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8.          Reports Under the 1934 Act.

With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood and agreed that nothing herein shall limit any obligations of the Company under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)          furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

9.          Assignment of Registration Rights.

All or any portion of the rights under this Agreement shall be automatically assignable by each Holder to any proper transferee or assignee (as the case may be) of all or any portion of such Holder’s Series B Shares, Warrants or Broker Warrants if: (i) such Holder agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Series B Shares, the Warrants and the Broker Warrants (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

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10.         Amendment of Registration Rights.

Provisions of this Agreement may be amended only with the written consent of the Company and holders of at least 66% of the Registrable Securities (other than the Broker Warrants). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.         Miscellaneous.

(a)          Conflict; Record Holder. Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns, or is deemed to own, of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be delivered as set forth in the Securities Purchase Agreement.

(c)          No Waiver; Injunctions. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and each Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party hereto and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which any party may be entitled by law or equity.

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(d)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit or be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) operate, or be deemed to operate, to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer or (iii) limit, or be deemed to limit, any provision of the Warrants which is contrary to the above. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)          Entire Agreement. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto and thereto solely with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto solely with respect to the subject matter hereof and thereof; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Holder has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Holder in the Company, (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries or any rights of or benefits to any Holder or any other Person in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Holder and all such agreements shall continue in full force and effect or (iii) limit any obligations of the Company under any of the other Transaction Documents.

(f)          Successors and Assigns. Subject to compliance with Section 9 (if applicable), this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(g)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

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(h)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(i)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)          No Strict Construction; Default Terms. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party. Notwithstanding anything to the contrary set forth in Section 10, terms used in this Agreement but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by each Holder.

(k)          Independent Nature of Holder’s Obligations and Rights. The obligations of each Holder under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

23

[signature pages follow]

24

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

[SEE “NEUROTROPE, INC. OMNIBUS SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT AND

REGISTRATION RIGHTS AGREEMENT”

FOR SIGNATURE PAGES FOR BUYERS.]

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

List of Buyers

EXHIBIT B

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

______________________
______________________
______________________
Attention: _____________

Re:        Effectiveness of Registration Statement

Ladies and Gentlemen:

Neurotrope, Inc., a Nevada corporation (the “Company”), is a party to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders Series B Shares (the “Series B Shares”) convertible into the Company’s shares of common stock (the “Common Stock”), and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Series B Shares the exercise of the Warrants and the exercise of the Broker Warrants (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and [we][I] have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

As long as the Registration Statement remains effective, upon the receipt of a prospectus delivery letter from the broker executing the sale, you need not require further letters from us to effect any future legend-free issuance or reissuance of such shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated November 13, 2015.

Very truly yours,

NEUROTROPE, INC.

By:
Name:
Title:

cc:	[Iroquois Master Fund Ltd.]
[Representative]

EXHIBIT C

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Series B Shares and exercise of the warrants. For additional information regarding the issuance of the Series B Shares and the warrants, see “Private Placement of Series B Shares and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Series B Shares and the warrants issued pursuant to the Securities Purchase Agreement and as described below with respect to certain selling shareholders (including certain officers and directors of the Company), the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, Series B Shares and warrants, as of ________, 2015, assuming conversion of the Series B Shares and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Series B Shares set forth therein or (ii) exercise of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Series B Shares and the warrants, this prospectus generally covers the resale of 150% of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the Series B Shares and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding Series B Shares and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Series B Shares and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Series B Shares and the warrants, a selling stockholder may not convert the Series B Shares or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Iroquois Master Fund Ltd.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series B Shares and exercise of the warrants to permit the resale of these shares of common stock by the holders of the Series B Shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	agreements between broker-dealers and the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Series B Shares, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit 10.8

FORM OF PENNY BROKER WARRANT

WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEUROTROPE, INC.

WARRANT

Warrant No. PBW-1-2015	Original Issue Date:
November 13, 2015

This Common Stock Purchase Warrant (the “Broker Warrant”) certifies that, for value received, Katalyst Securities, LLC (the “Holder”), subject to the terms set forth herein, is entitled to purchase from Neurotrope, Inc., a Nevada corporation (the “Company”) up to a total of [_______] shares of Common Stock (each such share, a “Broker Warrant Share” and all such shares, the “Broker Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including November 13, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

1.          Definitions. As used in this Broker Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Closing Price” means, for any date of determination, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on such market; (ii) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (iii) if prices for the Common Stock are then reported in the OTC Markets, the most recent sales price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s board of directors.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $0.01, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Offering” means the period which Holder is engaged by the Company to act as non-exclusive placement agent in connection with the private placement of the units of the Company, as further outlined in the Securities Purchase Agreement.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Broker Warrant or its predecessor instrument.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated November 13, 2015, between the Company the investors listed in the Schedule of Buyers attached thereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 13, 2015, between the Company and each of the Buyers identified on Exhibit A attached thereto.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close (a “Business Day”).

“Trading Market” means whichever of the New York Stock Exchange, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.          Registration of Warrant. The Company shall register this Broker Warrant upon records to be maintained by the Company’s transfer agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Broker Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent proper notice to the contrary in accordance with the provisions of this Broker Warrant.

3.          Registration of Transfers. The Company’s transfer agent shall register the permitted transfer of any portion of this Broker Warrant in the Warrant Register, upon receipt of this Broker Warrant and the Form of Assignment attached hereto duly completed and signed at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Broker Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Broker Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Broker Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a New Warrant.

4.          Exercise and Duration of Warrants.

(a)          This Broker Warrant shall be exercisable by the registered Holder in whole at any time and in part from time to time from the Original Issue Date through and including the Expiration Date. At 5:00 p.m., New York time on the Expiration Date, the portion of this Broker Warrant not exercised prior thereto shall be and become void and of no value.

(b)          Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 promulgated under the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 4(b) but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. This restriction may not be waived.

5.          Delivery of Broker Warrant Shares.

(a)          To effect exercises hereunder, the Holder shall not be required to physically surrender this Broker Warrant unless this Broker Warrant is being exercised for all of the remaining Broker Warrant Shares represented by this Broker Warrant. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Broker Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Broker Warrant Shares that the Holder intends to purchase hereunder in cash or by cashless exercise pursuant to Section 10(b) hereof, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Broker Warrant Shares issuable upon such exercise, which, if at the time the Broker Warrant is exercised there is an effective registration statement to cover the issuance or resale of the Broker Warrant Shares and if the legend is not required by applicable law, shall be free of restrictive legends. The Company shall deliver any objection to any such Exercise Notice form within two (2) Business Days of receipt of such notice. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Broker Warrant Shares has been declared effective by the United States Securities and Exchange Commission (the “SEC”), use its reasonable efforts to deliver Broker Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Broker Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Company has received from the Holder: (i) the Exercise Notice (with the Broker Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Broker Warrant, payment of the Exercise Price for the number of Broker Warrant Shares so indicated by the Holder to be purchased.

(b)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Broker Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)          The Company’s obligations to issue and deliver Broker Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Broker Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Broker Warrant Shares upon exercise of this Broker Warrant as required pursuant to the terms hereof.

6.          Charges, Taxes and Expenses. Issuance and delivery of Broker Warrant Shares upon exercise of this Broker Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates to the Holder, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Broker Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Broker Warrant or receiving Broker Warrant Shares upon exercise hereof.

7.          Replacement of Warrant. If this Broker Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Broker Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Broker Warrant, then the Holder shall deliver such mutilated warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.          Reservation of Broker Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Broker Warrant Shares upon exercise of this Broker Warrant as herein provided, the number of Broker Warrant Shares which are then issuable and deliverable upon the exercise of this entire Broker Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Broker Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.          Certain Adjustments. The Exercise Price and number of Broker Warrant Shares issuable upon exercise of this Broker Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Broker Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Fundamental Transactions. If, at any time while this Broker Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Broker Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Broker Warrant Shares then issuable upon exercise in full of this Broker Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Broker Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Broker Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Broker Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)          Number of Broker Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Broker Warrant Shares that may be purchased upon exercise of this Broker Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Broker Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Broker Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Broker Warrant Shares or other securities issuable upon exercise of this Broker Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)          Cash Exercise. The Holder may deliver immediately available funds; or

(b)          Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Broker Warrant Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Broker Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Broker Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Broker Warrant Shares to be issued to the Holder.

Y = the number of Broker Warrant Shares with respect to which this Broker Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Broker Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Broker Warrant Shares shall be deemed to have commenced, on the date this Broker Warrant was originally issued.

11.         No Fractional Shares of Scrip. No fractional shares or scrip representing fractional shares of Broker Warrant Shares will be issued in connection with any exercise of this Broker Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up, as nearly as practicable to the nearest whole share of Common Stock, the number of Broker Warrant Shares to be issued.

12.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed effectively given to a party if (a) by personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Neurotrope, Inc.
50 Park Place, Suite 1401
Newark, NJ 07102
Attn: Chief Executive Office

With a copy to:	Reed Smith LLP
(which shall not constitute notice)	136 Main Street, Suite 250
Princeton, NJ 08540
Attn: Nanette W. Mantell, Esq.

If to Katalyst Securities, LLC.	Katalyst Securities, LLC
15 Maiden Lane, Room 601
New York, NY 10038
Attention: Paul Ehrenstein
President

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

In case any time: (1) the Company shall declare any cash dividend on its capital stock; (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution to the holders of its capital stock; (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the Holder. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be; provided, however, in each case that such information shall be made known to the public through a press release, filing with the SEC, or other public announcement prior to or in conjunction with such notice being provided to the Holder, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Such written notice shall be given at least 10 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

13.         Registration Rights. The Holder shall be entitled to the registration rights set forth in the Registration Rights Agreement.

14.         Lock Up. In accordance with FINRA Rule 5110(g), this Broker Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Broker Warrant or the Broker Warrant Shares, by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, except as provided in paragraph (g)(2) of FINRA Rule 5110.

15.         Transferability. This Broker Warrant and all rights hereunder are transferable, in whole or in part and with the Company’s consent (which shall not be unreasonably withheld), upon surrender of this Broker Warrant at the principal office of the Company, together with a written assignment of this Broker Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Holder represents that by accepting this Broker Warrant it understands that this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant may not be registered for sale under federal or state securities laws and may be being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant for an indefinite period of time, as this Broker Warrant and such securities have not been registered under federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.         Miscellaneous.

(a)          This Broker Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Broker Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Broker Warrant. This Broker Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Broker Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(c)          The headings herein are for convenience only, do not constitute a part of this Broker Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Broker Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Broker Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Broker Warrant.

(e)          Prior to exercise of this Broker Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Broker Warrant Shares.

(f)          The Holder acknowledges that the Broker Warrant Shares acquired upon the exercise of this Broker Warrant, if not registered, will contain a legend to that effect.

[Remainder of page intentionally left blank, signature page follows]

In witness whereof, the Company has caused this Broker Warrant to be duly executed by its authorized officer as of the date first indicated above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase __________ shares of Common Stock pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Broker Warrant.

(1)         The undersigned Holder hereby exercises its right to purchase __________ Broker Warrant Shares pursuant to the Broker Warrant.

(2)         The Holder intends that payment of the Exercise Price shall be made as (check one):

__________ “Cash Exercise” under Section 10

__________ “Cashless Exercise” under Section 10

(3)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ to the Company in accordance with the terms of the Broker Warrant.

(4)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder __________ Broker Warrant Shares in accordance with the terms of the Broker Warrant.

Dated ______________ __, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Broker Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________ the right represented by the attached Warrant to purchase __________ shares of Common Stock to which such Warrant relates and appoints __________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________ __, _______

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Address of Transferee

Attest:

Exhibit 10.9

FORM OF IV BROKER WARRANT

WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEUROTROPE, INC.

WARRANT

Warrant No. IVBW-1-2015	Original Issue Date:
November 13, 2015

This Common Stock Purchase Warrant (the “Broker Warrant”) certifies that, for value received, Katalyst Securities, LLC (the “Holder”), subject to the terms set forth herein, is entitled to purchase from Neurotrope, Inc., a Nevada corporation (the “Company”) up to a total of [_______] shares of Common Stock (each such share, a “Broker Warrant Share” and all such shares, the “Broker Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including November 13, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

1.            Definitions. As used in this Broker Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Closing Price” means, for any date of determination, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on such market; (ii) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (iii) if prices for the Common Stock are then reported in the OTC Markets, the most recent sales price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s board of directors.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $0.60, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Offering” means the period which Holder is engaged by the Company to act as non-exclusive placement agent in connection with the private placement of the units of the Company, as further outlined in the Securities Purchase Agreement.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Broker Warrant or its predecessor instrument.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated November 13, 2015, between the Company the investors listed in the Schedule of Buyers attached thereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 13, 2015, between the Company and each of the Buyers identified on Exhibit A attached thereto.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close (a “Business Day”).

“Trading Market” means whichever of the New York Stock Exchange, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.            Registration of Warrant. The Company shall register this Broker Warrant upon records to be maintained by the Company’s transfer agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Broker Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent proper notice to the contrary in accordance with the provisions of this Broker Warrant.

3.            Registration of Transfers. The Company’s transfer agent shall register the permitted transfer of any portion of this Broker Warrant in the Warrant Register, upon receipt of this Broker Warrant and the Form of Assignment attached hereto duly completed and signed at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Broker Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Broker Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Broker Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a New Warrant.

4.            Exercise and Duration of Warrants.

(a)             This Broker Warrant shall be exercisable by the registered Holder in whole at any time and in part from time to time from the Original Issue Date through and including the Expiration Date. At 5:00 p.m., New York time on the Expiration Date, the portion of this Broker Warrant not exercised prior thereto shall be and become void and of no value.

(b)             Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 promulgated under the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 4(b) but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. This restriction may not be waived.

5.           Delivery of Broker Warrant Shares.

(a)            To effect exercises hereunder, the Holder shall not be required to physically surrender this Broker Warrant unless this Broker Warrant is being exercised for all of the remaining Broker Warrant Shares represented by this Broker Warrant. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Broker Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Broker Warrant Shares that the Holder intends to purchase hereunder in cash or by cashless exercise pursuant to Section 10(b) hereof, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Broker Warrant Shares issuable upon such exercise, which, if at the time the Broker Warrant is exercised there is an effective registration statement to cover the issuance or resale of the Broker Warrant Shares and if the legend is not required by applicable law, shall be free of restrictive legends. The Company shall deliver any objection to any such Exercise Notice form within two (2) Business Days of receipt of such notice. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Broker Warrant Shares has been declared effective by the United States Securities and Exchange Commission (the “SEC”), use its reasonable efforts to deliver Broker Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Broker Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Company has received from the Holder: (i) the Exercise Notice (with the Broker Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Broker Warrant, payment of the Exercise Price for the number of Broker Warrant Shares so indicated by the Holder to be purchased.

(b)            If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Broker Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)            The Company’s obligations to issue and deliver Broker Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Broker Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Broker Warrant Shares upon exercise of this Broker Warrant as required pursuant to the terms hereof.

6.             Charges, Taxes and Expenses. Issuance and delivery of Broker Warrant Shares upon exercise of this Broker Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates to the Holder, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Broker Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Broker Warrant or receiving Broker Warrant Shares upon exercise hereof.

7.             Replacement of Warrant. If this Broker Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Broker Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Broker Warrant, then the Holder shall deliver such mutilated warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Broker Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Broker Warrant Shares upon exercise of this Broker Warrant as herein provided, the number of Broker Warrant Shares which are then issuable and deliverable upon the exercise of this entire Broker Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Broker Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.             Certain Adjustments. The Exercise Price and number of Broker Warrant Shares issuable upon exercise of this Broker Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)            Stock Dividends and Splits. If the Company, at any time while this Broker Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)            Fundamental Transactions. If, at any time while this Broker Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Broker Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Broker Warrant Shares then issuable upon exercise in full of this Broker Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Broker Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Broker Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Broker Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)            Number of Broker Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Broker Warrant Shares that may be purchased upon exercise of this Broker Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Broker Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)            Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)            Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Broker Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Broker Warrant Shares or other securities issuable upon exercise of this Broker Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)           Cash Exercise. The Holder may deliver immediately available funds; or

(b)           Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Broker Warrant Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Broker Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Broker Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Broker Warrant Shares to be issued to the Holder.

Y = the number of Broker Warrant Shares with respect to which this Broker Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Broker Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Broker Warrant Shares shall be deemed to have commenced, on the date this Broker Warrant was originally issued.

11.         No Fractional Shares of Scrip. No fractional shares or scrip representing fractional shares of Broker Warrant Shares will be issued in connection with any exercise of this Broker Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up, as nearly as practicable to the nearest whole share of Common Stock, the number of Broker Warrant Shares to be issued.

12.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed effectively given to a party if (a) by personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Neurotrope, Inc.
50 Park Place, Suite 1401
Newark, NJ 07102
Attn: Chief Executive Office

With a copy to:	Reed Smith LLP
(which shall not constitute notice)	136 Main Street, Suite 250
Princeton, NJ 08540
Attn: Nanette W. Mantell, Esq.

If to Katalyst Securities, LLC.	Katalyst Securities, LLC
15 Maiden Lane, Room 601
New York, NY 10038
Attention: Paul Ehrenstein
President

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

In case any time: (1) the Company shall declare any cash dividend on its capital stock; (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution to the holders of its capital stock; (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the Holder. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be; provided, however, in each case that such information shall be made known to the public through a press release, filing with the SEC, or other public announcement prior to or in conjunction with such notice being provided to the Holder, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Such written notice shall be given at least 10 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

13.         Registration Rights. The Holder shall be entitled to the registration rights set forth in the Registration Rights Agreement.

14.         Lock Up. In accordance with FINRA Rule 5110(g), this Broker Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Broker Warrant or the Broker Warrant Shares, by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, except as provided in paragraph (g)(2) of FINRA Rule 5110.

15.         Transferability. This Broker Warrant and all rights hereunder are transferable, in whole or in part and with the Company’s consent (which shall not be unreasonably withheld), upon surrender of this Broker Warrant at the principal office of the Company, together with a written assignment of this Broker Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Holder represents that by accepting this Broker Warrant it understands that this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant may not be registered for sale under federal or state securities laws and may be being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant for an indefinite period of time, as this Broker Warrant and such securities have not been registered under federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.         Miscellaneous.

(a)          This Broker Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Broker Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Broker Warrant. This Broker Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Broker Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(c)          The headings herein are for convenience only, do not constitute a part of this Broker Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Broker Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Broker Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Broker Warrant.

(e)          Prior to exercise of this Broker Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Broker Warrant Shares.

(f)          The Holder acknowledges that the Broker Warrant Shares acquired upon the exercise of this Broker Warrant, if not registered, will contain a legend to that effect.

[Remainder of page intentionally left blank, signature page follows]

In witness whereof, the Company has caused this Broker Warrant to be duly executed by its authorized officer as of the date first indicated above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase __________ shares of Common Stock pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Broker Warrant.

(1)         The undersigned Holder hereby exercises its right to purchase __________ Broker Warrant Shares pursuant to the Broker Warrant.

(2)         The Holder intends that payment of the Exercise Price shall be made as (check one):

__________ “Cash Exercise” under Section 10

__________ “Cashless Exercise” under Section 10

(3)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ to the Company in accordance with the terms of the Broker Warrant.

(4)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder __________ Broker Warrant Shares in accordance with the terms of the Broker Warrant.

Dated ______________ __, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Broker Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________ the right represented by the attached Warrant to purchase __________ shares of Common Stock to which such Warrant relates and appoints __________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________ __, _______

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Address of Transferee

Attest:

Exhibit 10.10

FORM OF INSTITUTIONAL BROKER WARRANT

WARRANT

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

NEUROTROPE, INC.

WARRANT

Warrant No. IBW-1-2015	Original Issue Date:
November 13, 2015

This Common Stock Purchase Warrant (the “Broker Warrant”) certifies that, for value received, Katalyst Securities, LLC (the “Holder”), subject to the terms set forth herein, is entitled to purchase from Neurotrope, Inc., a Nevada corporation (the “Company”) up to a total of [_______] shares of Common Stock (each such share, a “Broker Warrant Share” and all such shares, the “Broker Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including November 13, 2020 (the “Expiration Date”), and subject to the following terms and conditions:

1.           Definitions. As used in this Broker Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Closing Price” means, for any date of determination, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) on such market; (ii) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sales price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (iii) if prices for the Common Stock are then reported in the OTC Markets, the most recent sales price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s board of directors.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.50, subject to adjustment in accordance with Section 9; provided, however, upon the exercise (if any) of all of the Series A Warrants or all of the Series B Warrants (as such terms are defined in the Securities Purchase Agreement), “Exercise Price” means $0.80, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Offering” means the period which Holder is engaged by the Company to act as non-exclusive placement agent in connection with the private placement of the units of the Company, as further outlined in the Securities Purchase Agreement.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Broker Warrant or its predecessor instrument.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated November 13, 2015, between the Company the investors listed in the Schedule of Buyers attached thereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 13, 2015, between the Company and each of the Buyers identified on Exhibit A attached thereto.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close (a “Business Day”).

“Trading Market” means whichever of the New York Stock Exchange, NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.           Registration of Warrant. The Company shall register this Broker Warrant upon records to be maintained by the Company’s transfer agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Broker Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent proper notice to the contrary in accordance with the provisions of this Broker Warrant.

3.           Registration of Transfers. The Company’s transfer agent shall register the permitted transfer of any portion of this Broker Warrant in the Warrant Register, upon receipt of this Broker Warrant and the Form of Assignment attached hereto duly completed and signed at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Broker Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Broker Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Broker Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a New Warrant.

4.           Exercise and Duration of Warrants.

(a)          This Broker Warrant shall be exercisable by the registered Holder in whole at any time and in part from time to time from the Original Issue Date through and including the Expiration Date. At 5:00 p.m., New York time on the Expiration Date, the portion of this Broker Warrant not exercised prior thereto shall be and become void and of no value.

(b)          Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 promulgated under the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. By written notice to the Company, the Holder may waive the provisions of this Section 4(b) but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

Notwithstanding anything to the contrary contained herein, the number of Broker Warrant Shares that may be acquired by the Holder upon any exercise of this Broker Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Broker Warrant. This restriction may not be waived.

5.           Delivery of Broker Warrant Shares.

(a)          To effect exercises hereunder, the Holder shall not be required to physically surrender this Broker Warrant unless this Broker Warrant is being exercised for all of the remaining Broker Warrant Shares represented by this Broker Warrant. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Broker Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Broker Warrant Shares that the Holder intends to purchase hereunder in cash or by cashless exercise pursuant to Section 10(b) hereof, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Broker Warrant Shares issuable upon such exercise, which, if at the time the Broker Warrant is exercised there is an effective registration statement to cover the issuance or resale of the Broker Warrant Shares and if the legend is not required by applicable law, shall be free of restrictive legends. The Company shall deliver any objection to any such Exercise Notice form within two (2) Business Days of receipt of such notice. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Broker Warrant Shares has been declared effective by the United States Securities and Exchange Commission (the “SEC”), use its reasonable efforts to deliver Broker Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Broker Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Company has received from the Holder: (i) the Exercise Notice (with the Broker Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Broker Warrant, payment of the Exercise Price for the number of Broker Warrant Shares so indicated by the Holder to be purchased.

(b)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Broker Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)          The Company’s obligations to issue and deliver Broker Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Broker Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Broker Warrant Shares upon exercise of this Broker Warrant as required pursuant to the terms hereof.

6.           Charges, Taxes and Expenses. Issuance and delivery of Broker Warrant Shares upon exercise of this Broker Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates to the Holder, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Broker Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Broker Warrant or receiving Broker Warrant Shares upon exercise hereof.

7.           Replacement of Warrant. If this Broker Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Broker Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Broker Warrant, then the Holder shall deliver such mutilated warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.           Reservation of Broker Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Broker Warrant Shares upon exercise of this Broker Warrant as herein provided, the number of Broker Warrant Shares which are then issuable and deliverable upon the exercise of this entire Broker Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Broker Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.           Certain Adjustments. The Exercise Price and number of Broker Warrant Shares issuable upon exercise of this Broker Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Broker Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Fundamental Transactions. If, at any time while this Broker Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Broker Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Broker Warrant Shares then issuable upon exercise in full of this Broker Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Broker Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Broker Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Broker Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)          Number of Broker Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Broker Warrant Shares that may be purchased upon exercise of this Broker Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Broker Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Broker Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Broker Warrant Shares or other securities issuable upon exercise of this Broker Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)          Cash Exercise. The Holder may deliver immediately available funds; or

(b)          Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Broker Warrant Shares is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Broker Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Broker Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Broker Warrant Shares to be issued to the Holder.

Y = the number of Broker Warrant Shares with respect to which this Broker Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Broker Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Broker Warrant Shares shall be deemed to have commenced, on the date this Broker Warrant was originally issued.

11.         No Fractional Shares of Scrip. No fractional shares or scrip representing fractional shares of Broker Warrant Shares will be issued in connection with any exercise of this Broker Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up, as nearly as practicable to the nearest whole share of Common Stock, the number of Broker Warrant Shares to be issued.

12.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed effectively given to a party if (a) by personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Neurotrope, Inc.
50 Park Place, Suite 1401
Newark, NJ 07102
Attn: Chief Executive Office

With a copy to:	Reed Smith LLP
(which shall not constitute notice)	136 Main Street, Suite 250
Princeton, NJ 08540
Attn: Nanette W. Mantell, Esq.

If to Katalyst Securities, LLC.	Katalyst Securities, LLC
15 Maiden Lane, Room 601
New York, NY 10038
Attention: Paul Ehrenstein
President

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

In case any time: (1) the Company shall declare any cash dividend on its capital stock; (2) the Company shall pay any dividend payable in stock upon its capital stock or make any distribution to the holders of its capital stock; (3) the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice to the Holder. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be; provided, however, in each case that such information shall be made known to the public through a press release, filing with the SEC, or other public announcement prior to or in conjunction with such notice being provided to the Holder, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Such written notice shall be given at least 10 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

13.         Registration Rights. The Holder shall be entitled to the registration rights set forth in the Registration Rights Agreement.

14.         Lock Up. In accordance with FINRA Rule 5110(g), this Broker Warrant shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Broker Warrant or the Broker Warrant Shares, by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, except as provided in paragraph (g)(2) of FINRA Rule 5110.

15.         Transferability. This Broker Warrant and all rights hereunder are transferable, in whole or in part and with the Company’s consent (which shall not be unreasonably withheld), upon surrender of this Broker Warrant at the principal office of the Company, together with a written assignment of this Broker Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Holder represents that by accepting this Broker Warrant it understands that this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant may not be registered for sale under federal or state securities laws and may be being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Broker Warrant and any securities obtainable upon exercise of this Broker Warrant for an indefinite period of time, as this Broker Warrant and such securities have not been registered under federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

16.         Miscellaneous.

(a)          This Broker Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Broker Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Broker Warrant. This Broker Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Broker Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(c)          The headings herein are for convenience only, do not constitute a part of this Broker Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Broker Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Broker Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Broker Warrant.

(e)          Prior to exercise of this Broker Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Broker Warrant Shares.

(f)          The Holder acknowledges that the Broker Warrant Shares acquired upon the exercise of this Broker Warrant, if not registered, will contain a legend to that effect.

[Remainder of page intentionally left blank, signature page follows]

In witness whereof, the Company has caused this Broker Warrant to be duly executed by its authorized officer as of the date first indicated above.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase __________ shares of Common Stock pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Broker Warrant.

(1)         The undersigned Holder hereby exercises its right to purchase __________ Broker Warrant Shares pursuant to the Broker Warrant.

(2)         The Holder intends that payment of the Exercise Price shall be made as (check one):

__________ “Cash Exercise” under Section 10

__________ “Cashless Exercise” under Section 10

(3)         If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ to the Company in accordance with the terms of the Broker Warrant.

(4)         Pursuant to this Exercise Notice, the Company shall deliver to the Holder __________ Broker Warrant Shares in accordance with the terms of the Broker Warrant.

Dated ______________ __, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Broker Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________ the right represented by the attached Warrant to purchase __________ shares of Common Stock to which such Warrant relates and appoints __________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________ __, _______

(Signature must conform in all respects to name of holder as specified on the face of the Broker Warrant)

Address of Transferee

Attest:

Exhibit 10.11

NEUROTROPE, INC.

AMENDMENT NO. 2 TO

PREFERRED STOCKHOLDERS AGREEMENT

This Amendment No. 2 (this “Amendment”) to Preferred Stockholders Agreement (as defined below) is made as of November 13, 2015 (the “Amendment Effective Date”), by and among the stockholders who are a party to the Stockholders Agreement and currently hold the majority of the Registrable Securities currently outstanding (each, a “Stockholder”, and collectively, the “Stockholders”) and Neurotrope, Inc., a Nevada corporation (the “Company”) (the Company and the Stockholders, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Preferred Stockholders Agreement, dated as of August 23, 2013 (as amended, the “Stockholders Agreement”).

RECITALS

WHEREAS, the Parties are each a party to the Stockholders Agreement; and

WHEREAS, pursuant to Section 8.7 of the Stockholders Agreement, Section 2 of the Stockholders Agreement may be amended and the observance of any term of Section 2 may be waived (either generally or in a particular instance, and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; and

WHEREAS, and the Stockholders who have executed this Amendment currently hold the majority of the Registrable Securities currently outstanding; and

WHEREAS, the Parties desire to amend the Stockholders Agreement in order to amend and waive certain registration rights contained therein as such rights pertain to the registration obligations set forth in the Securities Purchase Agreement, dated November ___, 2015 (the “SPA”), by and among the Company and the Buyers (as such term is defined in the SPA), and the various agreements relating to the SPA, including the registration obligations pursuant to the Registration Rights Agreement, dated as of the same date as the SPA, by and among the Company and the Buyers (the “RRA”).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and the execution of the other agreements referenced above, the Parties hereby agree as follows:

1.          Representations of the Company.

(a)          The Company hereby represents and warrants to the Stockholders that on December 1, 2014 it filed a registration statement on Form S-1 (SEC file number 333-200664) with the SEC, which was amended by the Company (by pre-effective amendments) and declared effective by the SEC on February 12, 2015 at 5:00 P.M. On April 8, 2015, the Company filed Post-Effective Amendment No. 1 to Form S-1 (on Form S-1/A) with the SEC with respect to the same registration statement, which was declared effective on May 11, 2015 (such registration statement as amended and supplemented from time-to-time, the “S-1 Registration Statement”). As of the date of this Amendment, the SEC has not issued a stop-order with respect to the S-1 Registration Statement.

(b)          With a view to making available to the Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to an applicable registration statement, the Company shall make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144.

2.          Indemnification.

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Stockholder, and the partners, members, officers, directors, and stockholders of each such Stockholder; legal counsel and accountants for each such Stockholder; any underwriter (as defined in the Securities Act) for each such Stockholder; and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Stockholder selling securities in such registration statement, and any controlling Person of any such underwriter or other Stockholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Stockholder expressly for use in connection with such registration; and each such selling Stockholder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Stockholder by way of indemnity or contribution under Sections 2 exceed the proceeds from the offering received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of fraud or willful misconduct by such Stockholder.

(c)          Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Stockholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Stockholder’s liability pursuant to this Section 2 exceed the proceeds from the offering received by such Stockholder (net of any Selling Expenses paid by such Stockholder), except in the case of willful misconduct or fraud by such Stockholder.

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Stockholders under this Section 2 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

3.          Amendment of Section 2.2 (Company Registration). Pursuant to Section 8.7 of the Stockholders Agreement, Section 2.2 of the Stockholders Agreement is hereby amended to include the following as a new sentence following the last sentence of Section 2.2:

“Notwithstanding the foregoing, this Section 2.2 shall not apply and shall have no force or effect with respect to the registration statement(s) contemplated by the SPA, the RRA and related agreements.”

4.          Amendment of Section 2.10 (Limitations on Subsequent Registration Rights). Pursuant to Section 8.7 of the Stockholders Agreement, Section 2.10 of the Stockholders Agreement is hereby amended to include the following as a new sentence following the last sentence of Section 2.10:

“Notwithstanding the foregoing, this Section 2.10 shall not apply and shall have no force or effect with respect to the registration statement(s) contemplated by the SPA, the RRA and related agreements.”

5.          Amendment of Section 2.12 (Restrictions on Transfer). Pursuant to Section 8.7 of the Stockholders Agreement, Section 2.12 of the Stockholders Agreement is hereby amended and restated (both retroactively and prospectively) to read in its entirety as follows:

“2.12         Restrictions on Transfer.

“(a)          The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, that is not made in compliance with the provisions of the Securities Act.

“(b)          Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless resold pursuant to a Public Offering (as hereafter defined) or SEC Rule 144 or as otherwise permitted by the provisions of Subsection 2.12(c) hereof or as otherwise permitted by applicable securities laws) be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

“The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12. The provisions of Section 2, including without limitation the transfer restrictions pursuant to this Subsection 2.12 shall terminate and be of no further force and effect with respect to any (former) Restricted Securities following the sale or other transfer of such Restricted Securities pursuant to a Public Offering or SEC Rule 144 or as otherwise permitted by the provisions of Subsection 2.12(c) hereof or as otherwise permitted by applicable securities law.

“(c)          The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. If reasonably requested by the Company, any proposed transfer that is not made pursuant to an effective registration statement under the Securities Act shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. A stock certificate shall not bear a restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The obligations set forth in this Subsection 2.12 are in addition to any other restrictions on transfer set forth in this Agreement.”

6.          Waiver of Section 6 (Lock-Up). The Company hereby waives any rights pursuant to Section 6 of the Stockholders Agreement.

7.          Conversion to Form S-3. Pursuant to Section 8.7 of the Stockholders Agreement, the Stockholders Agreement is hereby amended to include the following as a new Section 2.15:

“2.15         Conversion to Form S-3. Promptly following the filing of the Registration Statement (as such term is defined in the RRA) as contemplated in Section 2(a) of the RRA, if the Company is then eligible to do so, it shall prepare and file a post-effective amendment to the S-1 Registration Statement on Form S-3 with the United States Securities and Exchange Commission, to convert the S-1 Registration Statement into a registration statement on Form S-3.”

8.          Defined Terms. The parties hereby agree that the Stockholders Agreement is further amended to incorporate by reference the additional terms defined herein, including without limitation the definitions of SPA, RRA and S-1 Registration Statement.

9.          Waiver. The Company and the Stockholders hereby waive, retroactively and prospectively, any of the rights of the Stockholders of Registrable Securities under Section 2 of the Stockholders Agreement, to the extent such right conflicts or previously conflicted with the Stockholders Agreement as amended by this Amendment.

10.         Effect of this Amendment. This Amendment shall become effective upon execution by the Company and the Stockholders. There are no further changes to the terms of the Stockholders Agreement. Except as would be inconsistent with the terms of this Amendment, all other terms and conditions of the Stockholders Agreement shall remain in full force and effect and be unaffected by this Amendment. The Stockholders Agreement, as amended hereby, embodies the entire agreement and understanding between the Parties with respect to the subject matter thereof and hereof and supersedes all prior discussions, understandings and agreements concerning such subject matter.

11.         Facsimile and Counterparts. This Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same Agreement.

**********

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to Preferred Stockholders Agreement to be executed as of the Amendment Effective Date.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein

Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

[Amendment No. 2 Signature Page – Neurotrope, Inc.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to Preferred Stockholders Agreement to be executed as of the Amendment Effective Date.

STOCKHOLDER:

(Please complete and execute below using the signature block applicable to the stockholder. Please make sure that the signature block below reflects the same party that signed the Stockholders Agreement)

Individual Stockholder sign below:

(Print name of individual)

(Signature of individual)

Corporations, partnerships, trusts and other entities sign below:

NTR21 Holdings, LLC
(Print full legal name of entity)

By:	NTR21 Equities Corp.
(Signature of authorized signatory)

Name:	/s/ Charles S. Ramat
Charles S. Ramat

Title:	Managing Partner

[Amendment No. 2 Signature Page – Stockholders]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to Preferred Stockholders Agreement to be executed as of the Amendment Effective Date.

STOCKHOLDER:

(Please complete and execute below using the signature block applicable to the stockholder. Please make sure that the signature block below reflects the same party that signed the Stockholders Agreement)

Individual Stockholder sign below:

(Print name of individual)

(Signature of individual)

Corporations, partnerships, trusts and other entities sign below:

Northlea Partners, LLLP
(Print full legal name of entity)

By:	/s/John H. Abeles, MD
(Signature of authorized signatory)

Name:	John H. Abeles, MD

Title:	Managing Member

[Amendment No. 2 Signature Page – Stockholders]